                                                                         EX-2.2


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                            STOCK PURCHASE AGREEMENT

                           Dated as of August 28, 1996

                                  By and Among

                           SPECIALTY PAPERBOARD, INC.,

                           ARCON COATING MILLS, INC.,

                              ARCON HOLDINGS CORP.,

                               THE STOCKHOLDERS OF
                              ARCON HOLDINGS CORP.

                                       and

                              VARIOUS OTHER PARTIES

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                                TABLE OF CONTENTS

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ARTICLE I

DEFINITIONS...........................................................  4
     Section 1.1  Definitions.........................................  4

ARTICLE II

PURCHASE OF STOCK; CANCELLATION OF OPTIONS AND WARRANTS............... 11

     Section 2.1  Purchase of Stock; Cancellation of Option
                     and Warrants..................................... 11

     Section 2.2  Price............................................... 12
     Section 2.3  Cash on Hand........................................ 14
     Section 2.4  Closing............................................. 15

ARTICLE III

REPRESENTATIONS OF THE COMPANIES...................................... 15
     Section 3.   Representations of the Company...................... 15
     Section 3.1  Existence and Good Standing......................... 15
     Section 3.2  Capital Stock....................................... 16
     Section 3.3  Authorization and Validity of this
                     Agreement........................................ 17
     Section 3.4  Subsidiaries and Investments........................ 18
     Section 3.5  Financial Statements; No Material Changes........... 18
     Section 3.6  Books and Records................................... 20
     Section 3.7  Title to Properties; Encumbrances................... 20
     Section 3.8  Real Property....................................... 22
     Section 3.9  Intellectual Property............................... 22
     Section 3.10  Leases............................................. 22
     Section 3.11  Material Contracts................................. 23
     Section 3.12  Consents and Approvals; No Violations.............. 25
     Section 3.13  Litigation......................................... 26
     Section 3.14  Taxes.............................................. 27
     Section 3.15  Liabilities........................................ 30
     Section 3.16  Insurance.......................................... 30
     Section 3.17  Compliance with Laws............................... 31
     Section 3.18  Employment Relations............................... 31
     Section 3.19  Employee Benefit Plans............................. 32
     Section 3.20  Interests in Customers, Suppliers, etc............. 40

                                       (i)
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                                                                      Page
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     Section 3.21  Environmental Laws and Regulations................. 41
     Section 3.22  Bank Accounts, Powers of Attorney.................. 44
     Section 3.23  Compensation of Employees.......................... 44
     Section 3.24  Conduct of Business................................ 45
     Section 3.25  Customer Relations................................. 45
     Section 3.26  Condition of Assets................................ 45
     Section 3.27  Broker's or Finder's Fees.......................... 46

ARTICLE IV

REPRESENTATIONS OF THE SELLERS........................................ 46
     Section 4.   Representations of the Seller....................... 46
     Section 4.1  Ownership of Stock.................................. 46
     Section 4.2  Authorization and Validity of Agreement............. 47
     Section 4.3  Restrictive Documents............................... 48
     Section 4.4  Consents............................................ 48
     Section 4.5  Broker's or Finder's Fees........................... 49

ARTICLE V

REPRESENTATIONS OF THE PURCHASER...................................... 49
     Section 5.   Representations of the Purchaser.................... 49
     Section 5.1  Existence and Good Standing; Power and
                     Authority........................................ 49
     Section 5.2  Restrictive Documents; No Legal Bar................. 50
     Section 5.3  Purchase for Investment............................. 50
     Section 5.4  Broker's or Finder's Fees........................... 51
     Section 5.5  Litigation; Disputes................................ 51
     Section 5.6  Consents............................................ 51

ARTICLE VI

TRANSACTIONS PRIOR TO THE CLOSING DATE................................ 52
     Section 6.1  Conduct of Business of the Companies................ 52
     Section 6.2  Exclusive Dealing................................... 54
     Section 6.3  Review of the Companies............................. 55
     Section 6.4  Reasonable Efforts.................................. 55
     Section 6.5  Agreement by the Purchaser Regarding No
                     Other Representations or Warranties by the
                     Sellers......................................... 56
     Section 6.6  Satisfaction of Financing Condition................. 56

ARTICLE VII

CONDITIONS TO THE PURCHASER'S OBLIGATIONS............................. 57
     Section 7.   Conditions to the Purchaser's Obligations........... 57

                                      (ii)
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                                                                      Page
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     Section 7.1  Opinions of Counsel................................. 57
     Section 7.2  Good Standing and Other Certificates................ 57
     Section 7.3  [Intentionally Omitted]............................. 58
     Section 7.4  Truth of Representations and Warranties............. 58
     Section 7.5  Performance of Agreements........................... 58
     Section 7.6  No Litigation Threatened............................ 59
     Section 7.7  Third Party Consents; Governmental
                     Approvals........................................ 59
     Section 7.8  Termination of Security Interests................... 59
     Section 7.9  Resignations........................................ 59
     Section 7.10 Financing.......................................... 59
     Section 7.11 [Intentionally omitted]............................ 60
     Section 7.12 FIRPTA............................................. 60
     Section 7.13 HSR Act............................................ 60
     Section 7.14 Escrow Agreement................................... 60

ARTICLE VIII

CONDITIONS TO THE COMPANIES AND

THE SELLERS' OBLIGATIONS.............................................. 60
     Section 8.   Conditions to the Seller's Obligations.............. 60
     Section 8.1  Opinions of Counsel................................. 60
     Section 8.2  Truth of Representations and Warranties............. 61
     Section 8.3  Third Party Consents; Governmental
                     Approvals........................................ 61
     Section 8.4  Performance of Agreements........................... 61
     Section 8.5  No Litigation Threatened............................ 62
     Section 8.6  HSR Act............................................. 62
     Section 8.7  Warrants............................................ 62

ARTICLE IX

TAX MATTERS........................................................... 62
     Section 9.1  Tax Returns......................................... 62
     Section 9.2  Overlap Period, Refunds, Tax Benefits............... 68
     Section 9.3  Cooperation; Audits................................. 71
     Section 9.4  Controversies....................................... 73
     Section 9.5  Transfer Taxes...................................... 75
     Section 9.6  Amended Returns..................................... 75
     Section 9.7  Non-foreign Person Affidavit........................ 76
     Section 9.8  Indemnification..................................... 76
     Section 9.9  FSE Tax Indemnity................................... 78

ARTICLE X

SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.......................... 80

                                      (iii)
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                                                                      Page
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     Section 10.1  Survival of Representations........................ 80
     Section 10.2  Indemnification.................................... 81
     Section 10.3  Indemnification Procedure.......................... 85

ARTICLE XI

TERMINATION........................................................... 91
     Section 11.1  Termination........................................ 91
     Section 11.2  Effect of Termination.............................. 92

ARTICLE XII

MISCELLANEOUS......................................................... 93
     Section 12.1  Knowledge.......................................... 93
     Section 12.2  Expenses........................................... 93
     Section 12.3  Governing Law...................................... 94
     Section 12.4  Captions........................................... 94
     Section 12.5  Publicity.......................................... 94
     Section 12.6  Notices............................................ 95
     Section 12.7  Parties in Interest................................ 96
     Section 12.8  Counterparts....................................... 96
     Section 12.9  Entire Agreement................................... 96
     Section 12.10 Amendments........................................ 97
     Section 12.11 Severability...................................... 97
     Section 12.12 Third Party Beneficiaries......................... 98
     Section 12.13 Jurisdiction...................................... 98
     Section 12.14 Action by Sellers................................. 98
     Section 12.15 Sellers' Representative........................... 99
     Section 12.16 Assignment........................................100
     Section 12.17 Construction......................................100
     Section 12.18 Schedules.........................................100

SCHEDULES

Schedule 3.2            Capital Stock
Schedule 3.5(b)         Financial Statements
Schedule 3.7            Title to Properties; Encumbrances.
Schedule 3.8            Real Property.
Schedule 3.9            Intellectual Property
Schedule 3.10           Leases
Schedule 3.11           Material Contracts
Schedule 3.12           Consents and Approvals; No Violations
Schedule 3.13           Litigation
Schedule 3.14           Taxes



                                      (iv)
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Schedule 3.15           Liabilities
Schedule 3.16           Insurance
Schedule 3.17           Compliance with Laws
Schedule 3.18           Employment Relations
Schedule 3.19           Employee Benefit Plans
Schedule 3.20           Interests in Customers, Suppliers, etc.
Schedule 3.21           Environmental Laws and Regulations
Schedule 3.22           Bank Accounts, Powers of Attorney
Schedule 3.23           Compensation of Employees
Schedule 3.24           Conduct of Business
Schedule 3.25           Customer Relations
Schedule 4.4            Consents
Schedule 5.6            Third Party Consents


EXHIBITS

Exhibit A               Form of Escrow Agreement

ANNEXES

Annex I                 Stock Ownership
Annex II                Percentage Interests

                                      (v)
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                            STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT (this "Agreement") dated as of August 28, 1996 by and among SPECIALTY PAPERBOARD, INC., a Delaware corporation (the "Purchaser"), the stockholders (the "Stockholders") of ARCON HOLDINGS CORP., a Delaware corporation ("Arcon Holdings") and the sole stockholder of ARCON COATING MILLS, INC., a Delaware corporation (the "Company"), the option holders ("the Optionholders") listed on Annex I attached hereto, Arcon Holdings and the Company. Each of the Stockholders and the Optionholders shall be referred to herein individually as a "Seller" and collectively as the "Sellers."

                              W I T N E S S E T H :

      WHEREAS, Arcon Holdings owns all of the issued and outstanding shares of common stock, $.01 par value, of the Company (collectively the "Company Stock"), such shares being all of the outstanding shares of the capital stock of the Company;

      WHEREAS, each of the Sellers identified as a Common Stock Seller under Column A of Annex I attached hereto (the "Common Stock Holders") is the holder of the number of shares of common stock, $0.01 par value, of Arcon Holdings (the "Common Stock"), set forth opposite such Seller's name in

Column B of Annex I attached hereto, which shares of Common Stock constitute all of the issued and outstanding shares of Common Stock of Arcon Holdings;

      WHEREAS, each of the Sellers identified as a Series A Holder under Column A of Annex I attached hereto (the "Series A Stock Holders") is the holder of the number of shares of Series A Non-Voting Convertible Preferred Stock, $0.01 par value, of Arcon Holdings (the "Series A Stock") set forth opposite such Seller's name in Column B of Annex I attached hereto, which shares of Series A Stock constitute all of the issued and outstanding shares of Series A Stock of Arcon Holdings;

      WHEREAS, each of the Sellers identified as a Series B Holder under Column A of Annex I attached hereto (the "Series B Stock Holders") is the holder of the number of shares of Series B (Voting) Convertible Preferred Stock, $0.01 par value, of Arcon Holdings (the "Series B Stock" and together with the Series A Stock, the "Preferred Stock" and together with the Common Stock and the Series A Stock, the "Stock") set forth opposite such Seller's name in Column B of Annex I attached hereto, which shares of Series B Stock constitute all of the issued and outstanding shares of Series B Stock of Arcon Holdings;

      WHEREAS, each of the Optionholders (collectively with the Common Stock Holders, the Series A Stock Holders and the

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Series B Stock Holders, the "Common Stock Sellers") is the holder of options
(the "Options") to acquire the number of shares of Common Stock set forth opposite such Seller's name in Column B of Annex I attached hereto, which Options constitute all of the issued and outstanding options to purchase Common Stock or any other capital stock of Arcon Holdings;

      WHEREAS, the Bank is the holder of warrants (the "Warrants") to acquire 85,000 shares of Common Stock, which Warrants constitute all of the issued and outstanding warrants to purchase Common Stock or any other capital stock of Arcon Holdings;

      WHEREAS, the Optionholders desire to cancel the Options in consideration of payment by the Purchaser to each Optionholder of the Net Option Payment;

      WHEREAS, prior to the Closing, Arcon Holdings intends to repurchase the Warrants from the Bank and cancel the Warrants; and

      WHEREAS, it is the intention of the parties hereto that, upon consummation of the purchase and sale of the Stock, the payment of the Net Option Payment and the cancellation of the Options and the Warrants pursuant to this Agreement, the Purchaser shall own all of the outstanding shares (and rights to acquire shares) of capital stock of Arcon Holdings.

      NOW, THEREFORE, IT IS AGREED:

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                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the respective meanings specified therefor below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

      "Aggregate Closing Payment" shall have the meaning specified in Section
2.2.

      "Agreement" shall mean this Agreement, as amended, modified or supplemented from time to time.

      "Arcon Holdings" shall have the meaning specified in the preamble to this Agreement.

      "Audited Statements" shall have the meaning specified in Section 3.5.

      "Balance Sheet" shall have the meaning specified in Section 3.5.

      "Balance Sheet Date" shall have the meaning specified in Section 3.5.

      "Bank" shall mean Heller Financial, Inc.

      "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks located in New York, New York shall be authorized or required by law to close.

      "Claim" shall have the meaning specified in Section 10.3

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      "Closing" shall have the meaning specified in Section 2.4.

      "Closing Date" shall have the meaning specified in Section 2.4.

      "Code" shall have the meaning specified in Section 3.14.

      "Common Stock" shall have the meaning specified in the preamble to this Agreement.

      "Common Stock Holders" shall have the meaning specified in the preamble to this Agreement.

      "Common Stock Sellers" shall have the meaning specified in the preamble to this Agreement.

      "Companies" shall have the meaning specified in Article III.

      "Company" shall have the meaning specified in the preamble to this Agreement.

      "Company Property" shall have the meaning specified in Section 3.21.

      "Company Stock" shall have the meaning specified in the preamble to this Agreement.

      "Confidentiality Agreement" shall have the meaning specified in Section
6.3.

      "Damages" shall have the meaning specified in Section 10.2.

      "Deductions" shall have the meaning specified in Section 9.2.

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      "Determination" shall have the meaning specified in Section 10.3.

      "Dispute Notice" shall have the meaning specified in Section 9.1.

      "Employee Benefit Plans" shall have the meaning specified in Section 3.19.

      "Encumbrances" shall have the meaning specified in Section 3.7.

      "Environmental Claims" shall have the meaning specified in Section 3.21.

      "Environmental Law" shall have the meaning specified in Section 3.21.

      "ERISA" shall have the meaning specified in Section 3.19.

      "Escrow Account" shall have the meaning specified in Section 2.2.

      "Escrow Agent" shall have the meaning specified in Section 2.2.

      "Escrow Agreement" shall have the meaning specified in Section 7.14.

      "Escrow Amount" shall have the meaning specified in Section 2.2(b).

      "FSE Tax Indemnity" shall mean the Stock Purchase Agreement among Arcon Holdings, Arcon Acquisition Corp., FSE Holdings, Inc. and the Company, dated as of April 14, 1994.

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      "FSE Indemnifiable Amounts" shall have the meaning specified in Section
9.9.

      "GAAP" shall have the meaning specified in Section 3.5. "Hazardous Materials" shall have the meaning specified in Section 3.21.

      "HSR Act" shall have the meaning specified in Section 6.4.

      "Indemnified Party" shall have the meaning specified in Section 10.3.

      "Indemnifiable Amounts" shall have the meaning specified in Section
10.3(f).

      "Indemnifying Party" shall have the meaning specified in Section 10.3.

      "Indemnity Response" shall have the meaning specified in Section 10.3.

      "Independent Auditor" shall have the meaning specified in Section 9.1.

      "Insurable Amounts" shall have the meaning specified in Section 10.3(f).

      "Intellectual Property" shall have the meaning specified in Section 3.9.

      "IRS" shall have the meaning set forth in Section 3.19.

      "Material Adverse Effect" shall have the meaning specified in Section 3.1.

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      "Net Option Payment" shall mean, as to each Optionholder, the portion of the Aggregate Closing Payment payable to each Optionholder pursuant to Section 2.2(d) plus his respective portion of the Escrow Amount set forth under Column C of Annex I.

      "Option" shall have the meaning specified in the preamble to this Agreement.

      "Optionholders" shall have the meaning specified in the preamble to this Agreement.

      "Outstanding Indebtedness" shall mean the outstanding indebtedness for borrowed money of Arcon Holdings and the Company at the Closing (including unpaid interest thereon and penalties, if any, associated with the repayment thereof).

      "Overlap Period" shall have the meaning specified in Section 9.2.

      "PBGC" shall have the meaning set forth in Section 3.19.

      "Percentage Interest" of any Person shall mean the percentages as set forth across from such Person's name on Annex II attached hereto.

      "Permitted Encumbrances" shall have the meaning specified in Section 3.7.

      "Person" shall have the meaning specified in Section 3.11.

      "Personal Liability Amount" shall have the meaning specified in Section 10.2.

      "Pre-Closing Period" shall have the meaning specified in Section 3.14.

      "Preferred Stock" shall have the meaning specified in the preamble to this Agreement.

      "Purchaser" shall have the meaning specified in the preamble to this Agreement.

      "Real Property" shall have the meaning set forth in Section 3.8.

      "Refund Requests" shall have the meaning specified in Section 9.1(a).

      "Required Sellers" shall mean such Sellers who hold in the aggregate more than 50% of the then issued and outstanding Common Stock held by all Sellers as of immediately prior to the Closing (calculated (i) as if all issued and outstanding shares of Preferred Stock were converted into shares of Common Stock and (ii) as if all Options have been fully exercised into shares of Common Stock).

      "Returns" shall have the meaning specified in Section 3.14.

      "Seller" and "Sellers" shall have the meanings specified in the preamble to this Agreement.

      "Sellers' Liability Amount" shall have the meaning set forth in Section 10.2.

      "Sellers' Representative" shall have the meaning specified in Section 9.1.

      "Series A Stock" shall have the meaning specified in the preamble to this Agreement.

      "Series A Stock Holders" shall have the meaning specified in the preamble to this Agreement.

      "Series B Stock" shall have the meaning specified in the preamble to this Agreement.

      "Series B Stock Holders" shall have the meaning specified in the preamble to this Agreement.

      "Single Employer Plan" shall have the meaning set forth in Section 3.19.

      "Stock" shall have the meaning specified in the preamble to this Agreement.

      "Stockholder" shall have the meaning specified in the preamble to this Agreement.

      "Tax Matter" shall have the meaning specified in Section 9.4.

      "Taxes" means all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all Federal, state, local, foreign and other income, capital, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

      "Termination Date" shall have the meaning specified in Section 2.4.

      "Unaudited Statements" shall have the meaning specified in Section 3.5.

      "Warrants" shall have the meaning specified in the preamble to this Agreement.

                                   ARTICLE II

             PURCHASE OF STOCK; CANCELLATION OF OPTIONS AND WARRANTS

      Section 2.1 Purchase of Stock; Cancellation of Option and Warrants. Subject to the terms and conditions set forth in this Agreement, the Purchaser agrees to purchase from each of the Sellers on the Closing Date and each of the Sellers agrees to sell, assign, transfer and deliver to the Purchaser on the Closing Date, the shares of Stock so owned by such Seller. Subject to the terms and conditions of this Agreement, each of the Optionholders agrees to cancel such Optionholder's Options and to deliver to the Purchaser on the Closing Date, the cancelled Options. Subject to the terms of

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this Agreement, the Company agrees to cancel the Warrants and to deliver to the
Purchaser on the Closing Date the cancelled Warrants. The certificates representing the Stock shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank by each of the Sellers, transferring the same to the Purchaser with all necessary transfer tax and other revenue stamps affixed and cancelled. Each of the Sellers agrees to cure any deficiencies with respect to the endorsement of the certificates representing the Stock or with respect to the stock power accompanying any such certificates.

      Section 2.2 Price. In consideration for the sale to the Purchaser by Sellers of the Stock and the cancellation by the Optionholders of the Options, the Purchaser shall deliver at the Closing an aggregate cash amount equal to $32,000,000 (such amount, the "Aggregate Closing Payment") by wire transfer in immediately available funds as follows:

      (a) to the escrow agent (the "Escrow Agent") to be held in an escrow account (the "Escrow Account") pursuant to the provisions of the Escrow Agreement as contemplated by Section 10.2 hereof, an amount equal to $2,000,000 (the "Escrow Amount"), representing the sum of that portion of the Aggregate Closing Payment to be held in the Escrow Account as set forth under Column C of Annex I attached hereto;

      (b) to the Bank, the amount of Outstanding Indebtedness owed to the Bank on the Closing Date to an account specified to the Purchaser at least two Business Days prior to the Closing (it being acknowledged and agreed that it is the intent of the parties hereto that such amount shall be deemed to have been paid to the Bank immediately prior to the Closing);

      (c) to the Shareholders' Representative an amount equal to $300,000 to an account specified by the Shareholders' Representative at least two Business Days prior to the Closing; and each Seller hereby acknowledges and agrees that such amount, together with any and all earnings in respect thereof (collectively, the "Sellers Amount"), will be used by the Sellers' Representative in its sole discretion to pay any and all costs and expenses of the Sellers' under this Agreement or in connection with the execution, delivery, performance or consummation of the transactions contemplated hereby, including, without limitation, to pay all costs and expenses of the Sellers' attorneys and accountants, to pay Taxes, expenses and other liabilities of the Sellers arising under Article IX (including, without limitation in connection with the preparation and filing of Tax Returns and Refund Requests) and Article X, and to pay the costs and expenses incurred by the Sellers' Representative in connection with or relating to its acting as Sellers' Representative hereunder or under the Escrow Agreement. Each Seller hereby irrevocably and unconditionally authorizes the Sellers' Representative to utilize in its sole discretion the Sellers Amount to make any and all of the foregoing payments and to otherwise utilize the Sellers Amount as provided above. In addition, each Seller acknowledges that the Sellers' Representative shall not be responsible for determining the foregoing amounts and that the Sellers Amount may not be sufficient to pay in full all of the foregoing amounts;

      (d) to each of the Optionholders (i) the balance of the Aggregate Closing Payment multiplied by his Percentage Interest minus (ii) the aggregate exercise price of the Options held by such Optionholder to the account specified by each of the Optionholders at least two Business Days prior to Closing; each of the Sellers hereby acknowledges and consents to the payment of the Net Option Payment to each of the Optionholders; and

      (e) to each of the Sellers (other than the Optionholders) the balance of the Aggregate Closing Payment multiplied by the Percentage Interest of such Seller to the account specified by each of the Sellers to the Purchaser at least two Business Days prior to Closing.

      Section 2.3 Cash on Hand. The Purchaser agrees and acknowledges that, any and all cash on hand of the Companies (or either of them) at or prior to the Closing shall be utilized in the sole discretion of the Companies including, without limitation, to pay bonuses to employees of the Companies, to prepay Outstanding Indebtedness and/or to purchase the Warrants.

      Section 2.4 Closing. The purchases and sales referred to in Section 2.1 (the "Closing") shall take place at 10:00 A.M. at the offices of White & Case, New York, New York within 10 Business Days after the later of the termination or expiration of the applicable waiting period (and any extension thereof) under the HSR Act or the satisfaction or waiver of all other conditions precedent set forth in Articles VII and VIII hereof, or at such other time and date (not later than October 31, 1996 (the "Termination Date")) as the parties hereto shall designate in writing. Such date is herein referred to as the "Closing Date."

                                   ARTICLE III

                        REPRESENTATIONS OF THE COMPANIES

      Section 3. Representations of the Company. Each of Arcon Holdings and the Company (collectively, the "Companies") hereby jointly and severally represents and warrants as of the date hereof to the Purchaser as follows:

      Section 3.1 Existence and Good Standing. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

Each of the Companies has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Companies is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character or location of the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except where the failure to be so duly qualified or licensed would not have a material adverse effect on the business, operations, financial condition or results of operations of the Companies taken as a whole (a "Material Adverse Effect").

      Section 3.2 Capital Stock. Arcon Holdings has an authorized capitalization consisting of (i) 1,500,000 shares of Common Stock of which 41,175.1 shares are issued and outstanding, (ii) 100,000 shares of Class B Common Stock, $0.01 par value per share, none of which are issued and outstanding on the date hereof and none of which will be issued and outstanding at Closing, (iii) 32,000 shares of Series A Stock of which 31,944.8 shares are issued and outstanding, and (iv) 6,500 shares of Series B Stock of which 6,225.3 shares are issued and outstanding. The Company has an authorized capitalization consisting of 1,000 shares of Company Stock, of which 1,000 shares are issued and outstanding and held of record and beneficially by Arcon Holdings. All outstanding shares of capital stock of each of Arcon Holdings and the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3.2 attached hereto, there are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of Arcon Holdings or the Company.

      Section 3.3 Authorization and Validity of this Agreement. Each of the Companies has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by each of the Companies and the performance of their respective obligations hereunder have been duly authorized and approved by their respective Board of Directors and no other corporate action on the part of the Companies or action by the stockholders of the Companies is necessary to authorize the execution, delivery and performance of this Agreement by the Companies. This Agreement has been duly executed and delivered by each of the Companies and, assuming due execution of this Agreement by the Purchaser, is a valid and binding obligation of each of the Companies enforceable against each of the Companies in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

      Section 3.4 Subsidiaries and Investments. Neither Arcon Holdings (except for its ownership of the Company Stock) nor the Company owns any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity.

      Section 3.5 Financial Statements; No Material Changes. (a) The Company has heretofore furnished the Purchaser with consoli- dated audited balance sheets of Arcon Holdings and the Company and audited balance sheets of the Company as of October 31, 1994, and October 31, 1995, respectively, together with related consolidated statements of operation, stockholders' equity and cash flows for the periods then ended, together with the report of Price Waterhouse LLP (collectively, the "Audited Statements"). The Audited Statements, including the footnotes thereto, have been prepared in accordance with generally accepted accounting principles consistently applied by the Companies throughout the periods indicated ("GAAP") and fairly present in all material respects the consolidated financial position of the Companies and the financial position of the Company, as applicable, at the respective dates thereof, and the consolidated results of the operations and cash flows of the Companies and the results of operations and cash flows of the Company for the respective periods indicated.

      (b) The Company has also heretofore furnished the Purchaser with a consolidated unaudited balance sheet of the Companies as of June 30, 1996, together with related consolidated statements of operations for the period then ended (collectively, the "Unaudited Statements"). The Unaudited Statements have been prepared in accordance with GAAP (except that the Unaudited Statements do not contain footnotes and do not reflect normal year-end adjustments) and, except as disclosed on Schedule 3.5(b), fairly present in all material respects the consolidated financial position of the Companies at its date thereof and the results of the operations of the Companies for the period indicated. The unaudited balance sheet of the Companies dated June 30, 1996, is hereinafter referred to as the "Balance Sheet" and June 30, 1996, is hereinafter referred to as the "Balance Sheet Date."

      (c) Since October 31, 1995, there has been no (i) material adverse change in the business, operations, financial condition or results of operations of the Companies or (ii) material damage, destruction or loss to any asset or property, tangible or intangible, of the Companies which materially and adversely affects the ability of the Companies to conduct their respective business.

      Section 3.6 Books and Records. The minute books of Arcon Holdings, as previously made available to the Purchaser and its representatives, contain materially accurate records of all meetings of, and corporate actions taken by (including action taken by written consent), their respective shareholders and Boards of Directors. At Closing all of the books and records of Arcon Holdings will be in the possession of Arcon Holdings and the Company.

      Section 3.7 Title to Properties; Encumbrances. Except as set forth on
Schedule 3.7 attached hereto and except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business, each of Arcon Holdings and the Company has good title to its material properties and assets (real and personal, tangible and intangible) owned by it (and good leasehold title to the material properties and assets leased by it), including, without limitation, the material properties and assets reflected in the Balance Sheet, subject to no encumbrance, lien, charge or other restriction of any kind or character ("Encumbrances"), except for (i) Encumbrances reflected in the Balance Sheet, (ii) Encumbrances for current taxes, assessments or governmental charges or levies on property not yet due and delinquent, (iii) Encumbrances arising by operation of law, (iv) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insur-ance and other social security legislation, (v) easements, rights-of-way, restrictions and other similar Encumbrances previously incurred in the ordinary course of business which, in respect of properties or assets of the Companies are not material and which, in the case of such encumbrances on the assets or properties of the Companies, do not materially detract from the value of any such properties or assets or materially interfere with any present use of such properties or assets, (vi) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Encumbrances arising in the ordinary course of business which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings, (vii) deposits to secure the performance of bids, contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business,
(viii) statutory and contractual Encumbrances on the property of the Companies in favor of landlords securing leases, and (ix) Encumbrances in existence on the Closing Date and described on Schedule 3.7 attached hereto (Encumbrances of the type described in clauses (i) through (ix) above are hereinafter sometimes referred to as "Permitted Encumbrances").

      Section 3.8 Real Property. Schedule 3.8 attached hereto contains an accurate and complete list of all real property owned in whole or in part by Arcon Holdings or the Company (the "Real Property"). With respect to all of the buildings, structures and appurtenances situated on the Real Property, each of the Companies has adequate rights of ingress and egress for operation of the business of the Companies in the ordinary course consistent with past practice. None of such buildings, structures or appurtenances, nor the operation or maintenance thereof, violates any restrictive covenant or encroaches, on any property owned by others, except for such violations, encumbrances or encroachments which would not have a Material Adverse Effect.

      Section 3.9 Intellectual Property. All licenses, patents, trade names, trademarks and service marks (collectively, the "Intellectual Property") owned by Arcon Holdings or the Company are set forth on Schedule 3.9 attached hereto. All such Intellectual Property is, to the Companies' knowledge, in full force and effect and neither Arcon Holdings nor the Company has received any written, or to its knowledge, oral notice of any event, inquiry, investigation or proceeding threatening the validity of any such Intellectual Property, except as set forth on Schedule 3.9.

      Section 3.10 Leases. Schedule 3.10 attached hereto contains a list of all leases or sub-leases to which Arcon Holdings or the Company is a party requiring an annual aggregate payment of at least $25,000. Except as otherwise set forth in Schedule 3.10 attached hereto, each lease or sub-lease set forth in Schedule 3.10 is in full force and effect; all rents and additional rents due to date from Arcon Holdings or the Company on each such lease or sub-lease have been paid; neither Arcon Holdings nor the Company has received written notice (nor, to the knowledge of the Companies, oral notice) that it is in material default under any such lease or sublease; and, to the knowledge of the Companies, there exists no default by either of the Companies or any other party under such lease or sub-lease, except for such defaults which would not have a Material Adverse Effect.

      Section 3.11 Material Contracts. Except as set forth on Schedule 3.10 and
Schedule 3.11 attached hereto, neither Arcon Holdings nor the Company is bound by (a) any agreement, contract or commitment that involves the performance of services or the delivery of goods and/or materials by it of an amount or value in excess of $25,000, (b) any agreement, contract or commitment not in the ordinary course of business, (c) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (d) any agreement, contract or commitment relating to capital expenditures in excess of $25,000, (e) any agreement, indenture or instrument relating to indebtedness, liability for borrowed money or the deferred purchase price of property (excluding trade payables in the ordinary course of business), (f) any loan or advance to, or investment in, any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or other entity (each a "Person"), any agreement, contract or commitment relating to the making of any such loan, advance or investment or any agreement, contract or commitment involving a sharing of profits, other than loans or advances to employees of Arcon Holdings and the Company in the ordinary course of business not in excess of $5,000 in any individual instance (g) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than in the ordinary course of business), (h) any management service, consulting or any other similar type of contract, (i) any agreement, contract or commitment limiting the ability of Arcon Holdings or the Company to engage in any line of business or to compete with any Person, (j) any warranty, guaranty or other similar undertaking with respect to a contractual performance extended by Arcon Holdings or the Company other than in the ordinary course of business, or (k) any amendment, modification or supplement in respect of any of the foregoing. Except as otherwise set forth on Schedule 3.11, each contract or agreement set forth on

Schedule 3.11 is, to the knowledge of the Companies, in full force and effect and there exists no default or event of default by the Companies thereunder, except for such defaults which would not have a Material Adverse Effect.

      Section 3.12 Consents and Approvals; No Violations. Except as set forth in
Schedule 3.12 attached hereto, the execution and delivery of this Agreement by Arcon Holdings and the Company and the consummation of the transactions contemplated hereby to be consummated by the Companies (a) will not violate or contravene any provision of the Certificate of Incorporation or By-laws of Arcon Holdings or the Company, (b) except as may be required under the HSR Act will not violate or contravene any statute, rule, regulation, order or decree of any public body or authority by which Arcon Holdings or the Company is bound or by which any of its respective properties or assets are bound, (c) except as may be required under the HSR Act will not require by Arcon Holdings or the Company any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, or any other Person and (d) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of Arcon

Holdings or the Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which Arcon Holdings or the Company is a party, or by which it or any of their respective properties or assets is bound, except, in the case of clauses (c) and (d), for such filing, permit, consent or approval, the absence of which, and violations, breaches, defaults, conflicts and Encumbrances which, in the aggregate would not have a Material Adverse Effect.

      Section 3.13 Litigation. Except as set forth on Schedule 3.13 attached hereto, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the knowledge of the Companies any investigation by) any governmental or other instrumentality or agency, pending, or, to the knowledge of the Companies, threatened, against Arcon Holdings or the Company or any material portion of their respective properties or rights which, if adversely determined, would materially and adversely affect the right or ability of Arcon Holdings or the Company to carry on its business as now conducted, or which would have a Material Adverse Effect; and neither Arcon Holdings nor the Company knows of any valid basis for any such action, proceeding or investigation. Neither Arcon

Holdings nor the Company is subject to any judgment, order or decree entered in any lawsuit or proceeding which would have a Material Adverse Effect.

      Section 3.14 Taxes. Except as set forth in Schedule 3.14: (a) Tax Returns. Each of Arcon Holdings and the Company has timely filed or caused to be timely filed or will timely file or cause to be timely filed with the appropriate taxing authorities all returns, statements, forms and reports for Taxes ("Returns") that are required to be filed by, or with respect to, either of them on or prior to the Closing Date. The Returns have accurately reflected and will accurately reflect all material liability for Taxes of Arcon Holdings and the Company for the periods and the type covered thereby.

      (b) Payment of Taxes. All material Taxes and Tax liabilities of Arcon Holdings and the Company for all taxable years or periods that end on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date ("Pre-Closing Periods") have been timely paid or accrued and adequately disclosed on the books and records of the Companies in accordance with GAAP.

      (c) Other Tax Matters. (i) (A) there are no audits or other examinations of Taxes by the appropriate tax authorities of any nation, state or locality currently in progress

(or to the knowledge of Companies scheduled as of the Closing Date to be conducted), (B) there have been no audits or other examinations relating to Federal income taxes of Arcon Holdings or the Company which have resulted in an adjustment in Federal income tax liability, (C) there are no taxable years or other taxable periods of Arcon Holdings or the Company which will not be subject to the normally applicable statute of limitations by reason of the existence of circumstances that would cause any such statute of limitations for applicable Taxes to be extended, (D) no taxing authority has notified Arcon Holdings or the Company that it has proposed or assessed any adjustments or assessed any deficiency relating to any Returns for Tax liability of Arcon Holdings or the Company and (E) neither Arcon Holdings nor the Company has received any written notice from any taxing authority relating to any issue which could affect the Tax liability of Arcon Holdings or the Company, which issue has not been finally determined and which, if determined adversely to Arcon Holdings or the Company, could result in a Tax liability.

            (ii) Except for the consolidated, unitary or combined Returns filed by Arcon Holdings that have included the Company, as set forth on Schedule 3.14 hereto, the Companies have not been included in any "consolidated," "unitary" or "combined" Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

            (iii) All Taxes which Arcon Holdings or the Company is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

            (iv) Neither Arcon Holdings nor the Company is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code").

            (v) There are no tax sharing, allocation, indemnification or similar agreements or arrangements in effect as between Arcon Holdings or the Company or any predecessor or affiliate thereof and any other party (including any of the Sellers and any predecessor or affiliate thereof) under which the Purchaser, Arcon Holdings or the Company could be liable for any Taxes or other claims of any party.

            (vi) Neither Arcon Holdings nor the Company has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar pro-vision of the Code or the corresponding tax laws of any nation, state or locality.

            (vii) At and after giving effect to Closing there will not be any indebtedness of Arcon Holdings or the Company that consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

            (viii) Neither Arcon Holdings nor the Company is a party to any agreement that would require it to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code.

      Section 3.15 Liabilities. Neither Arcon Holdings nor the Company has any outstanding indebtedness or other liabilities, contingent or otherwise, except
(i) as set forth in the Balance Sheet or referred to in the footnotes in the Audited Statements, (ii) liabilities incurred subsequent to the Balance Sheet Date in the ordinary course of business, (iii) as set forth in Schedule 3.15 and
(iv) liabilities which would not have a Material Adverse Effect.

      Section 3.16 Insurance. Schedule 3.16 contains an accurate listing of all policies of property, fire and casualty, product liability, workers compensation and other forms of insurance owned or held by Arcon Holdings or the Company. The Companies have not received (i) any written notice of cancellation of any policy described in such Schedule or refusal of coverage thereunder, (ii) any written notice that any issuer of such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, or
(iii) any other written notice that such policies are no longer in full force or effect.

      Section 3.17 Compliance with Laws. Except as set forth on Schedule 3.17, the Companies are in compliance with all applicable laws, regulations, orders, judgments and decrees, except where the failure to so comply would not have a Material Adverse Effect.

      Section 3.18 Employment Relations. Except as set forth on Schedule 3.18:
(a) The Companies are in compliance with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, and are not engaged in any unfair labor practice, except where the failure to so comply would not have a Material Adverse Effect;

      (b) no unfair labor practice complaint against the Companies is pending before the National Labor Relations Board;

      (c) there is no labor strike, slowdown or stoppage actually pending or to the Companies' knowledge, threatened against the Companies;

      (d) neither Arcon Holdings nor the Company is a party to any collective bargaining agreement and no collective bar-gaining agreement is currently being negotiated by the Companies; and

      (e) except for written claims for benefits in the ordinary course, no claim in respect of the employment of any employee has been asserted or, to the knowledge of the Companies, threatened, against the Companies.

      Section 3.19 Employee Benefit Plans. (a) List of Plans. Set forth in
Schedule 3.19 attached hereto is an accurate and complete list of all domestic and foreign (i) "employee benefit plans," within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"); (ii) bonus, stock option, stock purchase, restricted stock, incentive, profit-sharing, pension, retirement, deferred compensation, medical, life, disability, accident, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans and/or programs (whether or not insured); and (iii) employment, consulting, termination, and severance contracts or agreements; for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices (referred to in (i), (ii) or (iii)) are in writing or are otherwise exempt from the provisions of ERISA; that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken by Arcon Holdings or the Company or with respect to which any potential liability is borne by Arcon Holdings or the Company (including, for this purpose and for the purpose of all of the representations in Sections 3.19(c) and (d), any predecessors to Arcon Holdings or the Company and all employers (whether or not incorporated) that are by reason of common control treated together with Arcon Holdings or the Company as a single employer (A) within the meaning of Section 414 of the Code or (B) as a result of Arcon Holdings or the Company being or having been a general partner of any such employer in each case while treated as a single employer with Arcon Holdings or the Company, within the last six years from the date hereof ("Employee Benefit Plans").

      (b) Status of Plans. Each Employee Benefit Plan has at all times been maintained and operated in compliance with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code except where failure to so comply will not have a Material Adverse Affect. Except as set forth on Schedule 3.19 attached hereto, (i) no complete or partial termination of any Employee Benefit Plan has occurred or is expected to occur and (ii) neither Arcon Holdings nor the Company has any commitment, intention or understanding to create, modify or terminate any Employee Benefit Plan. Except as required by applicable law, no condition or, to the Company's or Arcon Holding's knowledge, circumstance exists, that would prevent the amendment or termination of any Employee Benefit Plan. No event has occurred and, to the Company's or Arcon Holding's knowledge, no condition or circumstance has existed, that could result in a material increase in the benefits under or the expense of maintaining any Employee Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof other than premium increases in the normal course.

      (c) Liabilities. No Employee Benefit Plan subject to Section 412 of the Code or Section 302 of ERISA has incurred any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, respectively, or has applied for or obtained a waiver from the Internal Revenue Service ("IRS") of any minimum funding requirement under Section 412 of the Code. Except as set forth in Schedule 3.19, neither Arcon Holdings nor the Company currently maintains, sponsors or is required to make contributions, nor within the previous six years maintained, contributed to, or was required to make contributions, to any "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) which is subject to Title IV of ERISA. Neither Arcon Holdings nor the Company has ever contributed to or had any obligation to contribute to (or borne any liability with respect to) any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

            Neither Arcon Holdings nor the Company maintains any Employee Benefit Plan which is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in substantial compliance with the applicable requirements of Section 601 of ERISA and Section 4980B(f) of the Code and neither Arcon Holdings nor the Company is subject to any material liability, including, without limitation, additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation. Except as set forth on Schedule 3.19, neither Arcon Holdings nor the Company maintains any Employee Benefit Plan (whether qualified within the meaning of Section 401(a) of the Code or nonqualified) providing for retiree health and/or life benefits and having unfunded liabilities. Neither Arcon Holdings nor the Company maintains any Employee Benefit Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed.

            Except as set forth in Schedule 3.19, neither Arcon Holdings nor the Company has any unfunded liabilities pursuant to any Employee Benefit Plan that is not intended to be qualified under
Section 401(a) of the Code.


            Neither Arcon Holdings nor the Company has incurred any liability for any tax or excise tax arising under Section 4971, 4977, 4978, 4978B, 4979, 4980 or 4980B of the Code, and no event has occurred and is continuing and, to each of their knowledge, no condition or circumstance has existed and is continuing that could give rise to any such liability.

            There are no actions, suits or claims pending, or, to the knowledge of Arcon Holdings and the Company, threatened, anticipated or expected to be asserted against any Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B,
Part 5 of ERISA is pending, or to the knowledge of Arcon Holdings and the Company, threatened, anticipated, or expected to be asserted against Arcon Holdings or the Company or any fiduciary of any Employee Benefit Plan, in any case with respect to any Employee Benefit Plan. No Employee Benefit Plan or, to the knowledge of Arcon Holdings and the Company, any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency which audit, investigation or examination has not been settled.

      (d) Contributions. Full payment has been made of all amounts which Arcon Holdings or the Company is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which Arcon Holdings or the Company is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof which are required to be contributed as of the date hereof. All such contributions have been fully deducted for income tax purposes to the extent permitted by applicable law and no such deduction has been challenged or, to the knowledge of the Company and Arcon Holdings after due inquiry, disallowed, by any governmental entity, and to the knowledge of Arcon Holdings and the Company no event has occurred and no condition or circumstance has existed that could give rise to any such challenge or disallowance. Each of Arcon Holdings and the Company has made adequate provision for reserves to meet contributions that have accrued but that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Except as set forth in Schedule 3.19, benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

      (e) Tax Qualification. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service. Each trust established in connection with any Employee Benefit Plan which is intended to be exempt from Federal income taxation under
Section 501(a) of the Code has been determined to be so exempt by the Internal Revenue Service. Since the date of each most recent determination referred to in this paragraph (f), no event has occurred and no condition or, to the knowledge of Arcon Holdings and the Company, circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust.

      (f) Transactions. No "reportable event" (as such term is defined in Section 4043 of ERISA) for which the 30-day notice requirement has not been waived by the PBGC has occurred or is expected to occur with respect to any Employee Benefit Plan. Neither Arcon Holdings nor the Company nor any of their respective directors, officers, employees or, to the knowledge of Arcon Holdings and the Company, other persons who participate in the operation of any Employee Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Employee Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject any of them to a tax, penalty or liability for prohibited transactions under ERISA or the Code or would result in any claim being made under, by or on behalf of any such Employee Benefit Plan by any party with standing to make such claim.

      (g) Triggering Events. The execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Employee Benefit Plan or program, whether or not legally enforceable, which will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits to any employee or former employee or director of Arcon Holdings and/or the Company. Except as set forth in Schedule 3.19, no Employee Benefit Plan provides for the payment of severance benefits upon the termination of an employee's employment.

      (h) Documents. Arcon Holdings and/or the Company has delivered or caused to be delivered to Purchaser and its counsel true and complete copies of the following documents in connection with each Employee Benefit Plan (where applicable): (i) all Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Employee Benefit Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions, summaries of material modifica-tions thereof, and material written employee communications; (iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent Internal Revenue Service determination letter obtained with respect to each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) of the Code; (v) the annual report on Internal Revenue Service Form 5500-series for each of the last three plan years for each Employee Benefit Plan required to file such form; (vi) the most recently prepared financial statements; and (vii) all contracts relating to each Employee Benefit Plan, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and recordkeeping agreements.

      Section 3.20 Interests in Customers, Suppliers, etc. Except as set forth on Schedule 3.20 attached hereto, none of the Sellers nor, to the knowledge of the Companies or any officer or director of Arcon Holdings or the Company, possesses, directly or indirectly, any ownership interest in, or is a director, officer or employee of, any Person which is a supplier, customer, lessor, lessee, licensor, developer or competitor of Arcon Holdings or the Company. Ownership of securities of a company whose securities are registered under the Securities Exchange Act of 1934 of 5% or less of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 3.20.

      Section 3.21 Environmental Laws and Regulations. Except as set forth on
Schedule 3.21 and except for that which would not have a Material Adverse
Effect:

      (a) Hazardous Materials (as hereinafter defined) have not been generated, used, treated stored, released or disposed by Arcon Holdings or the Company or, to the knowledge of the Companies, by any other Person on any Company Property, except in substantial compliance with Environmental Laws.

      (b) Each of Arcon Holdings and the Company is in substantial compliance with Environmental Laws (as hereinafter defined) and the requirements of permits issued under such Environmental Laws with respect to the Companies' business, operations and any Company Property.

      (c) There are no pending or, to the knowledge of the Companies, threatened Environmental Claims (as hereinafter defined) against Arcon Holdings, the Company or any Company Property.

      (d) There are no facts, circumstances, conditions or occurrences regarding the Companies' past or present business or operations or any Company Property or former Company

Property that could reasonably be anticipated (i) to form the basis of an Environmental Claim against Arcon Holdings, the Company or any Company Property or (ii) to cause such Company Property to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law.

      (e) For purposes of this Section 3.21 the following definitions shall apply:

            "Company Property" means any real property and improvements owned, leased, used, operated or occupied by Arcon Holdings or the Company.

            "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law.

            "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law in effect and in each case as amended as of the Closing Date, and any judicial or administrative interpretation thereof as of the Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C.
Section 6901 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 9601 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Occupational
Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651 et seq.; and their state and local counterparts and equivalents.

            "Environmental Claims" means administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings by, from or in favor of any governmental or regulatory authorities or any other party or entity alleging liability (a) for enforcement, cleanup, investigatory, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) for damages, contribution, indemnification, cost recovery, com-pensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

      (e) The Purchaser agrees that the only representations and warranties of Arcon Holdings and the Company or the Sellers herein as to Environmental Laws, Environmental Claims and all other environmental-related matters are those contained in this Section 3.21.

      Section 3.22 Bank Accounts, Powers of Attorney. Set forth on Schedule 3.22 attached hereto is an accurate and complete list showing (a) the name and address of each bank in which Arcon Holdings or the Company has a material account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto and (b) the names of all persons, if any, holding powers of attorney from Arcon Holdings or the Company.

      Section 3.23 Compensation of Employees. The Company has previously provided the Purchaser with an accurate and complete list for fiscal year 1995 showing the names of all persons employed by the Company who received more than $50,000 in 1995 cash compensation (including, without limitation, salary, commission and bonus) and who are employed by the Companies as of the date hereof. Such list sets forth the present salary or hourly wage (including, without limitation, salary, commission and bonus) and fringe benefits (excluding Employee Benefit Plans set forth on Schedule 3.19), of each such person.

      Section 3.24 Conduct of Business. Except as disclosed on Schedule 3.24 attached hereto and except as expressly contemplated by this Agreement, since October 31, 1995, neither Arcon Holdings nor the Company has taken any action which, if taken subsequent to the execution of this Agreement and on or prior to the Closing Date, would constitute a breach of the Companies' agreements set forth in clauses (a) through and including (m) of Section 6.1.

      Section 3.25 Customer Relations. Except as set forth on Schedule 3.25 attached hereto, neither Arcon Holdings nor the Company has, since June 30, 1996, received written notice (nor, to the knowledge of the Companies, any oral notice) from any of the top ten customers of Arcon Holdings or the Company (based on 1995 revenues of the Companies) that any such customer intends to reduce the volume or dollar amount of purchases from Arcon Holdings or Company which could have a Material Adverse Effect.

      Section 3.26 Condition of Assets. The assets and properties utilized in and material to the conduct of the Companies' business, whether owned or leased, are in the aggregate adequate operating condition and repair (normal wear and tear excepted) and are adequate for the purposes for which they are presently being used.

      Section 3.27 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of Arcon Holdings, the Company or the Sellers, is, or will be, entitled to any commission or broker's or finder's fees from Arcon Holdings or the Company, or from any Person controlling, controlled by or under common control with the Company, in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS OF THE SELLERS

      Section 4. Representations of the Sellers. Each of the Sellers represents and warrants as of the date hereof (severally and not jointly and with each Seller's personal liability expressly limited as set forth in Article X) as to such Seller to the Purchaser as follows:

      Section 4.1 Ownership of Stock. Each of the Sellers is the lawful owner of the Stock and/or the Options listed under column B on Annex I attached hereto, free and clear of all liens, encumbrances, restrictions and claims of every kind. Such Seller has the (partnership in the case of Northwood
Ventures and Kuhn, Loeb & Co.; and limited liability company in the case of Northwood Capital Partners LLC) full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey such shares of Stock pursuant to this Agreement, and the delivery to the Purchaser of such shares of Stock pursuant to the provisions of this Agreement will transfer to the Purchaser good title thereto, free and clear of all Encumbrances, except for those encumbrances created by the Purchaser or its affiliates in connection with the acquisition by the Purchaser of such shares pursuant to this Agreement.

      Section 4.2 Authorization and Validity of Agreement. Northwood Ventures is a limited partnership validly existing and in good standing under the laws of the State of New York. Kuhn, Loeb & Co. is a general partnership, validly existing and in good standing under the laws of the State of New York. Northwood Capital Partners, LLC is a limited liability company, validly existing and in good standing under the laws of the State of New York. Such Seller has the requisite (partnership in the case of Northwood Ventures and Kuhn, Loeb & Co.; and limited liability company in the case of Northwood Capital Partners LLC) power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated to be performed by it hereby. This Agreement has been duly executed and delivered by such Seller and, assuming the due execution of this Agreement by the Purchaser, is a valid and binding obligation of such Seller, enforceable against such

Seller in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles. The representations and warranties of Northwood Ventures, Kuhn, Loeb & Co. and Northwood Capital Partners, LLC set forth in this Section 4.2 are made only by Northwood Ventures, Kuhn, Loeb & Co. and Northwood Capital Partners LLC, respectively, as to itself, and not by any other Seller.

      Section 4.3 Restrictive Documents. Subject to the termination or expiration of all applicable waiting periods under the HSR Act, such Seller is not subject to any mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character which would prevent consummation by such Seller of the transactions contemplated by this Agreement.

      Section 4.4 Consents. Except as may be required under the HSR Act or as set forth on Schedule 4.4 hereto, no consents, approvals or authorizations of, or filings with, any governmental authority or any other person or entity are required in connection with the execution and delivery of this Agreement by such Seller and the consummation of the transactions contemplated hereby to be consummated by it.

      Section 4.5 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of such Seller is, or will be, entitled to any commission or broker's or finder's fees from Arcon Holdings, the Company, or from any Person controlling, controlled by or under common control with the Company, in connection with any of the transactions contemplated by this Agreement.

                                    ARTICLE V

                        REPRESENTATIONS OF THE PURCHASER

      Section 5. Representations of the Purchaser. The Purchaser represents and warrants as of the date hereof to the Companies and each of the Sellers as follows:

      Section 5.1 Existence and Good Standing; Power and Authority. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the requisite corporate power and authority to enter into, execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly authorized and approved by the Purchaser and, assuming the due execution of this Agreement by each of the Sellers, is a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

      Section 5.2 Restrictive Documents; No Legal Bar. The Purchaser is not subject to any mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character which would prevent consummation by it of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Purchaser, nor the consummation of the transactions contemplated hereby by the Purchaser, (i) violates any provision of the certificate of incorporation or by-laws of the Purchaser, (ii) except for the termination or expiration of all applicable waiting periods under the HSR Act, constitutes a violation of any applicable law, or (iii) violates or conflicts with, or results in any breach of any of the terms of any material contract, commitment, agreement, or lease of any kind to which the Purchaser is a party or by which the Purchaser or any of its assets are bound including, without limitation, the financing documents contemplated by the commitment letter referred to in Section 7.10.

      Section 5.3 Purchase for Investment. The Purchaser will acquire the Stock for its own account for investment and not with a view toward any resale or distribution of all or any part thereof; provided, however, that the disposition of the

Purchaser's property shall at all times remain within the sole control of the Purchaser.

      Section 5.4 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Purchaser is, or will be, entitled to any commission or broker's or finder's fees from the Seller in connection with any of the transactions contemplated by this Agreement.

      Section 5.5 Litigation; Disputes. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or, to the knowledge of the Purchaser any investigation by) any governmental or other instrumentality or agency, pending, or, to the knowledge of the Purchaser, threatened, against the Purchaser which challenges the validity of this Agreement, or which if adversely determined, would adversely materially affect its ability to consummate the transactions contemplated by this Agreement; and the Purchaser knows of no valid basis for any such action, proceeding or investigation.

      Section 5.6 Consents. Except as may be required under the HSR Act or as set forth on Schedule 5.6 hereto, no consents, approvals or authorizations of, or filings with, any governmental authority or any other person or entity are required in connection with the execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby to be consummated by it.

                                   ARTICLE VI

                     TRANSACTIONS PRIOR TO THE CLOSING DATE

      Section 6.1 Conduct of Business of the Companies. During the period from the date of this Agreement to the Closing Date, the Companies shall conduct their operations only according to its ordinary course of business; use their reasonable efforts to preserve intact its business organizations, keep available the services of their officers and employees and maintain its relationships and goodwill with licensors, suppliers, distributors, customers, landlords, agents and others having business relationships with it; confer with the Purchaser (as reasonably requested by the Purchaser during normal business hours without undue interruption) concerning the business, operations and finances of the Companies. Notwithstanding the immediately preceding sentence, prior to the Closing Date, except as permitted in Section 2.3 and otherwise except as may be first approved in writing by the Purchaser, each of Arcon Holdings and the Company shall, (a) refrain from amending or modifying its Certificate of Incorporation or By-Laws from its form on the date of this Agreement, (b) refrain from paying or increasing any bonuses, salaries, or other compensation to any director, officer, employee or stockholder or entering into any employment, severance, or similar agreement with any director, officer, or employee other than, in each case, in the ordinary course of business consistent with past practice or as disclosed to the Purchaser pursuant to Section 3.23 hereof, (c) except as set forth on Schedule 3.19, refrain from the adopting or increasing of any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of its employees, (d) refrain from entering into any material contract or commitment except material contracts and commitments in the ordinary course of business consistent with past practice, (e) refrain from increasing its indebtedness for borrowed money, except borrowings in the ordinary course of business, (f) refrain from cancelling or waiving any claim or right of substantial value which individually or in the aggregate is material other than in the ordinary course of business, (g) refrain from declaring or paying any dividends in respect of its capital stock or redeeming, purchasing or otherwise acquiring any of its capital stock, (h) refrain from making any material change in accounting methods or practices, except as required by law or generally accepted accounting principles, (i) refrain from issuing or selling any shares of capital stock or any other securities, or issuing any securities convertible into, or options, warrants or rights to purchase or subscribe to, or entering into any arrangement or contract with respect to the issue and sale of, any shares of its capital stock or any other securities, or making any other changes in its capital structure, except pursuant to outstanding options or other rights disclosed on Schedule 3.2 attached hereto, (j) refrain from selling, leasing or otherwise disposing of any material asset or property other than the sale of inventory and other assets in the ordinary course of business consistent with past practices, (k) refrain from entering into any commitment for the making of a capital expenditure, except in the ordinary course of business consistent with past practice, (l) refrain from writing off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material and (m) refrain from agreeing in writing to do any of the foregoing.

      Section 6.2 Exclusive Dealing. During the period from the date of this Agreement to the earlier of the termination of this Agreement and the Closing Date, none of the Sellers, Arcon Holdings or the Company shall take any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person, other than the Purchaser, concerning any purchase of any capital stock of Arcon Holdings or the Company or any merger, sale of all or substantially all assets or similar transaction involving Arcon Holdings or the Company.

      Section 6.3 Review of the Companies. Upon reasonable notice, during normal business hours and without undue interruption, the Companies shall permit the Purchaser and its representatives to have, after the date of execution of this Agreement, full access to the premises and to all the books and records of the Companies and to cause the officers of the Companies to furnish the Purchaser with such financial and operating data and other information with respect to the business and properties of the Company as the Purchaser shall from time to time reasonably request. The parties hereto acknowledge that the Purchaser, Arcon Holdings, the Company and the Sellers have entered into a Confidentiality Agreement dated December 6, 1995 (the "Confidentiality Agreement") and that information obtained during any such review will be subject to the terms of the Confidentiality Agreement.

      Section 6.4 Reasonable Efforts. Each of Arcon Holdings, the Company, the Sellers and the Purchaser shall reasonably cooperate and use their respective reasonable best efforts to cause to be made the filing of Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with the Federal Trade Commission and the Antitrust Division of the Department of Justice) and to obtain, prior to the Closing Date, all required consents and approvals of parties to contracts with Arcon Holdings or the Company set forth in Schedule 3.12 attached hereto and designated by an asterisk and to fulfill the conditions to the sale contemplated hereby.

      Section 6.5 Agreement by the Purchaser Regarding No Other Representations or Warranties by the Sellers. The Purchaser agrees that except for the representations and warranties expressly set forth in Articles II and III of this Agreement, neither Arcon Holdings, the Company nor any of the Sellers nor any affiliate thereof has made and shall not be construed as having made to the Purchaser or to any representative or affiliate thereof any representation or warranty of any kind. Without limiting the generality of the foregoing, the Purchaser agrees that neither Arcon Holdings, the Company nor any of the Sellers nor any affiliate thereof makes or has made any representation or warranty to the Purchaser or to any representative or affiliate thereof with respect to any projections, estimates or budgets heretofore or hereafter delivered to or made available to the Purchaser or its counsel, accountants, advisors, lenders, representatives or affiliates of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Companies or the future business, operations or affairs of the Companies.

      Section 6.6 Satisfaction of Financing Condition. The Purchaser shall use all reasonable efforts to satisfy the condition set forth in Section 7.10 on or prior to the Termination Date.

                                   ARTICLE VII

                    CONDITIONS TO THE PURCHASER'S OBLIGATIONS

      Section 7. Conditions to the Purchaser's Obligations. The obligation of the Purchaser to purchase the Stock contemplated by this Agreement is conditioned upon satisfaction, at or prior to the Closing, of the following conditions:

      Section 7.1 Opinions of Counsel. The Companies shall have furnished the Purchaser with an opinion, dated the Closing Date, of Haythe & Curley, in form and in substance reasonably acceptable to the Purchaser and its counsel.

      Section 7.2 Good Standing and Other Certificates. The Purchaser shall have received (a) copies of the charters, including all amendments thereto, in each case certified by the Secretary of State or other appropriate official of the jurisdiction of incorporation of each of Arcon Holdings and the Company, (b) a certificate from the Secretary of State or other appropriate official of the jurisdiction of incorporation of each of Arcon Holdings and the Company to the effect that such company is in good standing and listing all charter documents of such company on file, (c) a certificate from the Secretary of State or other appropriate official in each State in which each of Arcon Holdings and the Company is qualified to do business to the effect that such company is in good standing in such State, (d) a certificate as to the tax status of each of Arcon Holdings and the Company from the appropriate official in their respective jurisdictions of incorporation and each state in which such company is qualified to do business and (e) a copy of the By-Laws of Arcon Holdings and the Company certified by the Secretary of such company as being true and correct and in effect on the Closing Date.

      Section 7.3  [Intentionally Omitted].

      Section 7.4 Truth of Representations and Warranties. The representations and warranties of the Companies contained in this Agreement and the representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties of the Companies and the Sellers which are qualified by "materiality," "material adverse effect" or words of equivalent import, which shall be true and correct) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Companies and the Seller shall have each delivered to the Purchaser a certificate, dated the Closing Date, to such effect.

      Section 7.5 Performance of Agreements. All of the agreements of the Companies and the Sellers to be performed prior to the

Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects, and the Companies and the Sellers shall have each delivered to the Purchaser a certificate, dated the Closing Date, to such effect.

      Section 7.6 No Litigation Threatened. No action or proceedings shall have been instituted or, to the knowledge of the Companies or the Sellers, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.

      Section 7.7 Third Party Consents; Governmental Approvals. All consents, approvals or waivers, if any, disclosed on Schedules 3.12 or 5.6 attached hereto and designated by an asterisk or required in connection with the consummation of the transactions contemplated by this Agreement shall have been received.

      Section 7.8 Termination of Security Interests. All security interests, liens, mortgages, claims or other encumbrances of any kind securing Outstanding Indebtedness shall be released.

      Section 7.9 Resignations. All members of the Board of Directors of the Companies shall have tendered their resignation from such positions effective at the Closing.

      Section 7.10 Financing. The Purchaser shall have received financing on substantially the same terms and conditions as set forth in the commitment letter of Bankers Trust company dated August 27, 1996, a copy of which has been delivered to the Seller's Representative.

      Section 7.11  [Intentionally omitted]

      Section 7.12 FIRPTA. The Sellers shall have furnished to the Purchaser, on or prior to the Closing Date, a non-foreign person affidavit required by
Section 1445 of the Code.

      Section 7.13 HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or terminated.

      Section 7.14 Escrow Agreement. The Sellers, the Purchaser and the Escrow Agent shall have entered into an escrow agreement substantially in the form of Exhibit A hereto (the "Escrow Agreement").

                                  ARTICLE VIII
                         CONDITIONS TO THE COMPANIES AND

                            THE SELLERS' OBLIGATIONS

      Section 8. Conditions to the Seller's Obligations. The obligations of the Companies and the Sellers to effect the transactions contemplated by this Agreement on the Closing Date are conditioned upon satisfaction or waiver, at or prior to the Closing, of the following conditions:

      Section 8.1 Opinions of Counsel. The Purchaser shall have furnished the Sellers with an opinion, dated the Closing

Date, of White & Case, in form and in substance reasonably acceptable to the Sellers' Representative and its counsel.

      Section 8.2 Truth of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties of the Companies and the Sellers which are qualified by "materiality," "material adverse effect" or words of equivalent import, which shall be true and correct) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Purchaser shall have delivered to the Sellers an officer's certificate, dated the Closing Date, to such effect.

      Section 8.3 Third Party Consents; Governmental Approvals. All consents, approvals or waivers, if any, disclosed on Schedule 3.12 and Schedule 4.4 and designated by an asterisk shall have been received.

      Section 8.4 Performance of Agreements. All of the agreements of the Purchaser to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects, and the Purchaser shall have delivered to the Sellers an officer's certificate, dated the Closing Date, to such effect.

      Section 8.5 No Litigation Threatened. No action or proceeding shall be instituted or, to the knowledge of the Purchaser, threatened before a court or other government body or any public authority to restrain or prohibit any of the transactions contemplated hereby, and the Purchaser shall have delivered to the Sellers an officer's certificate, dated the Closing Date, to such effect.

      Section 8.6 HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or terminated.

      Section 8.7 Warrants. The Bank shall have executed and delivered an agreement with Arcon Holdings providing for the purchase by Arcon Holdings of the Warrants from the Bank, in form and substance reasonably acceptable to Arcon Holdings and such purchase shall have been consummated.

                                   ARTICLE IX

                                   TAX MATTERS

      Section 9.1 Tax Returns. (a) The Sellers, acting through an appointed representative (the "Sellers' Representative"), shall have the exclusive authority and obligation, subject to compliance by the Purchaser and the Companies with their obligations under this Article IX, to prepare and timely file, or cause to be prepared and timely filed, (i) all Returns of the Company and Arcon Holdings that are due and (ii) at its sole option and discretion, all applications or requests for refunds ("Refund Requests") of Taxes paid by or on behalf of the Company and Arcon Holdings, in each case, with respect to any taxable year or other taxable period ending on or prior to the Closing Date. Such authority shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the income, properties and operations of the Company and Arcon Holdings shall be reported or disclosed in such Returns and Refund Requests; provided, however, that such Returns and Refund Requests shall be prepared by treating items on such Returns and Refund Requests in a manner consistent with the past practices with respect to such items, unless otherwise required by law. The Sellers' Representative shall provide to the Purchaser drafts of all Returns and Refund Requests of the Company and Arcon Holdings required or permitted to be prepared and filed by the Sellers' Representative under this Section 9.1(a) at least thirty (30) days prior to the due date (including extensions) for the filing of such Returns or Refund Requests. No later than fifteen (15) days after receipt of such draft, the Purchaser shall give written notice (the "Dispute Notice") of the existence of any objection the

Purchaser may have to any items set forth on such draft Returns or Refund Requests to the Sellers' Representative, which Dispute Notice shall specify in reasonable detail the nature and basis for such objection (and in the absence of any such Dispute Notice, the Purchaser shall be deemed to have no objection to the filing of such Return or Refund Request). The Purchaser and the Sellers' Representative agree to consult and use their best efforts to resolve in good faith any such objection within 15 days of receipt by the Sellers' Representative of the Dispute Notice. If the Sellers' Representative and the Purchaser are unable to resolve the disputed matters within such 15-day period all disputed matters raised in the Dispute Notice and not so resolved shall be submitted to such nationally recognized independent accounting firm as is chosen by mutual agreement of the Sellers' Representative and the Purchaser acting in good faith (such firm which accepts the engagement, the ("Independent Auditor"), for final resolution. Each party shall be permitted to submit to the Independent Auditor a written statement in support of its position with respect to the disputed matters raised in the Dispute Notice and not resolved. The Sellers' Representative and the Purchaser shall use their respective reasonable best efforts to cause the Independent Auditor to make its determination as soon as possible, but in no event later than 30 days after receipt of the disputed matters. Such determination shall be final and binding upon all parties hereto. The Independent Auditor's determination shall be limited to matters of dispute which are raised in the Dispute Notice and not resolved by the Sellers' Representative and the Purchaser. The Independent Auditor's resolution of any such dispute shall be reflected in a written report which shall be delivered to the Sellers' Representative and the Purchaser. All fees and disbursements of the Independent Auditor and any interest or penalties attributable to the late filing of a Return that results from the failure of the parties to resolve such issues prior to the due date of such Return, shall be borne by the party whose position with respect to such issues is most at variance from the position with respect to such issues determined by the Independent Auditor. The Sellers' Representative shall not file any Return or Refund Request without the prior consent of the Purchaser, which consent shall not be unreasonably withheld or delayed; provided, however, that no such consent shall be required if the Purchaser shall not have delivered a Dispute Notice or if the objections contained in a Dispute Notice shall have been finally resolved, in each case in accordance with this Article IX. None of Purchaser, the Company, Arcon Holdings, nor any affiliate of the foregoing shall file any application or request to extend, or consent to the extension of, the time to file any Return of the Company or Arcon Holdings with respect to any taxable year or other taxable period ending on or prior to the Closing Date, including any Return of the Company or Arcon Holdings for the short taxable year ending on the Closing Date, unless requested to do so by the Sellers' Representative (provided, however, that no such extended period shall extend beyond the termination of the Escrow Account pursuant to the Escrow Agreement).

      (b) Except as provided in Section 9.1(a), the Purchaser shall have the exclusive authority and obligation to prepare and timely file, or cause to be prepared and timely filed, all Returns and Refund Requests of the Company and Arcon Holdings. Such authority shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the income, properties and operations of the Company and Arcon Holdings shall be reported or disclosed on such Returns and Refund Requests; provided, however, with respect to Returns and Return Requests to be filed by the Purchaser pursuant to this Section 9.1 for taxable periods beginning before the Closing Date and ending after the Closing Date, items set forth on such Returns and Return Requests shall be treated in a manner consistent with the past practices of the Companies with respect to such items, unless otherwise required by law. The Purchaser shall provide to the Sellers' Representative drafts of all Returns and Refund Requests of the Company and Arcon Holdings required or permitted to be filed by the Purchaser pursuant to this Section 9.1(b) with respect to taxable years or other taxable periods beginning before the Closing Date and ending after the Closing Date at least thirty (30) days prior to the due date (including extensions) for the filing of such Returns or Refund Requests. No later than fifteen (15) days after receipt of such draft, the Sellers' Representative shall give the Purchaser a Dispute Notice with respect to the existence of any objection (which Dispute Notice shall specify in reasonable detail the nature and basis of such objection) the Sellers' Representative may have to any items set forth on such draft Returns or Refund Requests (and in the absence of any such timely objection, the Sellers' Representative shall be deemed to have no objection to the filing of such Return or Refund Request). The Purchaser and the Sellers' Representative agree to consult and use their best efforts to resolve in good faith any such objection within such 15-day period. In the event that the Purchaser and the Sellers' Representative are unable to resolve such objection within such 15-day period, the dispute resolution and cost allocation procedure set forth in Section 9.1(a) shall apply. None of the Purchaser, Arcon Holdings, the Company, nor any affiliate of the foregoing shall file any such Return or Refund Request with respect to taxable years or other taxable periods beginning before the Closing Date and ending after the Closing Date without the prior consent of the Sellers' Representative, which consent shall not be unreasonably withheld or delayed; provided, however, that no such consent shall be required if the Sellers' Representative shall not have delivered a Dispute Notice or if the objections contained in a Dispute Notice shall have been finally resolved, in each case in accordance with this Article IX. None of the Purchaser, Arcon Holdings, the Company, or any affiliate of the foregoing will make any election under Treasury Regulation Section1.1502-76(c) to file a separate return for the entire taxable year ending October 31, 1996.

      Section 9.2 Overlap Period, Refunds, Tax Benefits. All Taxes and Tax liabilities with respect to the income, property or operations of the Company and Arcon Holdings that relate to a taxable year or other taxable period beginning before and ending after the Closing Date (an "Overlap Period") shall be apportioned between the Pre-Closing Period and the portion of such Overlap Period after the Closing Date (the "Post-Closing Period") as follows: (A) in the case of Taxes other than income Taxes and sales and use Taxes, on a per diem basis, and (B) in the case of income Taxes (including income Taxes based on capital or other alternative bases) and sales and use Taxes, as determined from the books and records of the

Company and Arcon Holdings, between the Pre-Closing Period and the Post-Closing Period as though the taxable year of Arcon Holdings or the Company terminated at the close of business on the Closing Date, and based on accounting methods, elections and conventions that do not have the effect of distorting income and expenses.

            To the extent the Company or Arcon Holdings has made a payment of Taxes on or prior to the Closing Date with respect to Taxes attributable to a Pre-Closing Period in excess of the liability of the Companies for such Taxes for such Pre-Closing Period, the Purchaser and the Companies will, if requested by the Sellers' Representative, use their reasonable best efforts to obtain a prompt refund of such overpayment. The Purchaser or the Companies shall remit any refund received pursuant to the preceding sentence (and any refunds under Section 9.1(a)), net of any Taxes of the Purchaser, the Company or Arcon Holdings arising from the receipt of such refund, to the Sellers' Representative for the benefit of the Sellers within 10 days of the receipt of such refund.

            Further, to the extent any deductions attributable to unamortized original issue discount attributable to the Warrants and the exercise or cancellation of the Options (the "Deductions") are included as deductions in any Return of the Company or Arcon Holdings for any taxable year or other taxable period ending after the Closing Date, the Purchaser, the Company or Arcon Holdings shall remit to the Sellers' Representative for the benefit of the Sellers the amount of the actual reduction in the Tax liability of the Company and/or Arcon Holdings (the "Tax Benefit") attributable to the Deductions (a) for taxable years or other taxable periods commencing on or after the day following the Closing Date, and (b) with respect to an Overlap Period, for the portion of such Overlap Period commencing on the day following the Closing Date (it being understood and agreed that the parties intend that for purposes of preparing the Returns provided for in Section 9.1, the Purchaser, the Companies and the Sellers shall treat the Deductions as being attributable to a Pre-Closing Period). The Purchaser, the Company or Arcon Holdings shall remit such amount within 10 days after the filing of a Return in which any such Deduction is utilized. The Purchaser shall determine and shall certify to the Sellers the amount of the Tax Benefit and the timing of the utilization of such Tax Benefit in its reasonable discretion (provided, however, the Purchaser and the Companies shall not be obligated to disclose any information with respect to the income, results of operations, or Taxes or Returns of the Companies with respect to any period after the Closing Date, other than the information with respect to an Overlap Period provided for in Section 9.1(b) and other than contemplated by

Section 9.3). If the Tax liability of the Company or Arcon Holdings is adjusted by the appropriate taxing authority after filing a Return in which the Deductions are utilized and such adjustment reduces the amount of the Tax Benefit realized by the Company and/or Arcon Holdings from the Deductions, the Sellers shall reimburse the Purchaser for the amount of such reduced Tax Benefit to the extent that the Purchaser or the Companies previously remitted such reduced Tax Benefit to the Sellers (but not in excess of the amount paid by the Purchaser and the Companies to the Sellers' Representative pursuant to this
Section 9.2), as reasonably determined by the Purchaser (provided, however, the Purchaser and the Companies shall not be obligated to disclose any information with respect to the income, results of operations, or Taxes or Returns of the Companies with respect to any period after the Closing Date, other than the information with respect to an Overlap Period provided for in Section 9.1(b) and other than contemplated by Section 9.3), within 10 days after receipt by Sellers' Representative from the Purchaser of a certificate setting forth the amount of such reduced Tax Benefit.

      Section 9.3 Cooperation; Audits. In connection with the preparation of Returns, Refund Requests, audit examinations and any administrative or judicial proceedings relating to the Tax liabilities imposed on the Company and Arcon Holdings for all Pre-Closing Periods, the Purchaser, the Company and Arcon Holdings on the one hand, and the Sellers' Representative on the other hand, will cooperate fully with each other, including, but not limited to, the furnishing or making available during normal business hours, at no cost to Sellers or Sellers' Representative (except out-of-pocket costs, excluding salaries and wages of personnel, provided such cooperation does not interfere with normal operations of the Company, Arcon Holdings or the Purchaser), of records, personnel (as reasonably required), books of account, powers of attorney or other materials with respect to Pre-Closing Periods and the Post-Closing Period necessary or helpful for the preparation of such Returns or Refund Requests, the conduct of audit examinations or the defense of claims by Tax authorities as to the imposition of Taxes. Without limiting the generality of the foregoing, the Sellers' Representative and its accountants and attorneys shall be entitled to examine books and records of the Company and Arcon Holdings, with respect to any Pre-Closing Period and the Post-Closing Period, and shall have reasonable access to personnel of the Company and Arcon Holdings, including their cooperation in timely signing Returns and Refund Requests and applying any current liability accruals to the payment of Taxes shown due thereon, to the extent necessary or helpful for purposes of preparing or filing any Tax Returns or obtaining Tax refunds with respect to all Pre-Closing Periods.

      Section 9.4 Controversies. The Purchaser shall promptly notify the Sellers' Representative in writing upon receipt by the Purchaser or any affiliate of the Purchaser (including Arcon Holdings and the Company after the Closing Date) of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a taxable period ending on or prior to the Closing Date for which the Sellers may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a "Tax Matter"). The Sellers' Representative, at the sole expense of the Sellers, shall have the exclusive authority to represent the interests of the Companies with respect to any Tax Matter before the Internal Revenue Service, any other taxing authority, any other governmental agency or authority or any court and shall have the sole right to extend or waive the statute of limitations with respect to a Tax Matter and to control the defense, compromise or other resolution of any Tax Matter, including responding to inquiries, filing Tax returns and settling audits; provided, however, that the Sellers' Representative shall not enter into any settlement of or otherwise compromise any Tax Matter that affects or may affect the Tax liability of the Purchaser, Arcon Holdings, or the Company or any affiliate of the foregoing for any period ending after the Closing Date, including the Post-Closing Period, without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed. The Sellers' Representative shall keep the Purchaser reasonably informed with respect to the commencement, status and nature of any Tax Matter. The Sellers' Representative shall, in good faith, allow the Purchaser to make comments to the Sellers' Representative regarding the conduct of or positions taken in any such proceeding.

      Except as otherwise provided in Section 9.1, this Section 9.4, Section 9.8 and Section 9.9 the Purchaser shall have the sole right to control any audit or examination by any taxing authority, initiate any claim for refund or amend any Return, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of, or relating to, the income, assets or operations of the Companies for all taxable periods; provided, however, that the Purchaser shall not, and shall cause its affiliates (including the Companies) not to, enter into any settlement of any contest or otherwise compromise any issue that affects or may affect the Tax liability of the Sellers, Arcon Holdings or the Company for any Pre-Closing Period, including the portion of an Overlap Period ending on or prior to the Closing Date, without the prior written consent of the Sellers' Representative, which consent shall not be unreasonably withheld or delayed. The Purchaser shall keep the Sellers' Representative reasonably informed with respect to the commencement, status and nature of any Tax matter conducted by Purchaser with respect to the Overlap Period. The Purchaser shall, in good faith, allow Sellers' Representative to make comments to the Purchaser regarding the conduct of or position taken in any such proceeding with respect to the Overlap Period.

      Section 9.5 Transfer Taxes. All transfer, sales and use, registration, stamp and similar Taxes imposed in connection with the sale of the Stock or any other transaction that occurs pursuant to this Agreement shall be borne equally by the Sellers, on the one hand, and the Purchaser, on the other hand.

      Section 9.6 Amended Returns. None of the Sellers or the Sellers' Representative, shall file or cause to be filed any amended Return of or including the Company or Arcon Holdings without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed. None of the Purchaser, the Company, Arcon Holdings, nor any affiliate of the foregoing shall file or cause to be filed any amended Return relating to or including any Pre-Closing Period, including the portion of an Overlap Period ending on or prior to the Closing Date, of the Company or Arcon Holdings without the prior written consent of the Sellers'

Representative, which consent shall not be unreasonably withheld or delayed.

      Section 9.7 Non-foreign Person Affidavit. Each Seller shall furnish to the Purchaser on or before the Closing Date a non- foreign person affidavit as required by Section 1445 of the Code.

      Section 9.8 Indemnification. Subject to Section 9.3, Section 9.4 and
Section 9.9, each of the Sellers agrees severally (on the basis of such Seller's Percentage Interest and with each Seller's personal liability expressly limited as set forth in Section 10.2(c)) to indemnify, defend and hold harmless the Purchaser, its affiliates (including Arcon Holdings and the Company) and the successors to the foregoing (and their respective shareholders, officers, directors, employees and agents) on an after-tax basis against (i) all Taxes, losses, claims and expenses resulting from, arising out of, or incurred with respect to, any claims that may be asserted by any party based upon, attributable to, or resulting from the failure of any representation or warranty made pursuant to Section 3.14 (other than Section 3.14(b)) to be true and correct as of the Closing Date; and (ii) all unpaid Taxes imposed on or asserted against the properties, income or operations of Arcon Holdings and the Company at any time after the Closing Date to the extent such Taxes relate to any Pre-Closing Period. Notwithstanding any of the foregoing,

(v) any indemnification provided under any clause of the preceding sentence shall be without duplication of any indemnification provided under the other clause of the preceding sentence, (w) the indemnification provided under clause
(ii) above shall not apply to any Tax liability paid to the appropriate taxing authority on or prior to the Closing Date to the extent such amount is not refunded or otherwise returned to any of the Sellers, the Sellers' Representative, the Company or Arcon Holdings, (x) the indemnification provided under the preceding sentence shall not apply to income Tax and sales or use Taxes to the extent of the current liability accruals attributable to income Taxes and sales and use Taxes disclosed to the Purchaser and set forth on the books and records of the Company or Arcon Holdings at the Closing Date (maintained in accordance with past practices), (y) the indemnification provided in the preceding sentence for any liability that is related to an income Tax or sales or use Tax shall be subject to and included in the $4,000,000 limit on the Sellers' indemnification liabilities (but not the $400,000 "Deductible") provided for in Section10.2 hereof, and (z) the indemnification provided in the preceding sentence for any liability that is not related to an income Tax or sales or use Tax shall be subject to and included within the $400,000 "Deductible" and the $4,000,000 limit on the Sellers' indemnification liabilities provided for in Section10.2 hereof. The Purchaser shall promptly give the Sellers' Representative written notice of all Taxes, losses, claims and expenses which the Purchaser has reasonably determined may give rise to a right of indemnification under this Section 9.8, including a computation of the amount of the required indemnification with sufficient detail and particularity to enable the Sellers' Representative to reasonably determine the amount of such required indemnification. The Sellers shall not be liable for any Tax or payment hereunder to the extent that the Purchaser's failure timely to notify the Sellers' Representative as required by the preceding sentences or in Section 9.4 causes or increases a Tax or other payment to be due or otherwise materially prejudices the ability of the Sellers to contest such Tax liability.

      Section 9.9 FSE Tax Indemnity. The Purchaser and the Companies shall cooperate reasonably and in good faith, at Sellers' sole expense, with Sellers and the Sellers' Representative to enforce any and all rights
Purchaser or the Companies may have under the FSE Tax Indemnity in respect of Taxes and liabilities which are otherwise indemnifiable amounts of the Sellers under this Article IX (such indemnifiable amounts recoverable under the FSE Tax Indemnity (the "FSE Indemnifiable Amount")), all without prejudice to the Sellers' agreements and obligations under this Article IX or under the Escrow Agreement. The Purchaser and the Companies shall, subject to the terms and conditions of this Section 9.9, at Sellers' sole expense, seek to recover all FSE Indemnifiable Amounts under the FSE Tax Indemnity first, before proceeding to enforce against the Sellers any of their rights under this Article
IX. Subject to Sellers' obligation to advance, in reasonable increments as mutually agreed in good faith by the Purchaser and the Sellers' Representatives, all of the Companies' reasonable costs and expenses (including, without limitation, reasonable attorney's fees) of such enforcement, the Purchaser and the Companies shall pursue all available remedies to enforce the FSE Tax Indemnity, including by recourse to appropriate judicial proceedings); provided, however that neither the Purchaser nor the Companies shall be obligated to pursue any such legal proceeding unless the Sellers shall have paid the FSE Indemnifiable Amounts to the Purchaser in accordance with this Agreement and the Escrow Agreement whereupon the Sellers shall be subrogated to the rights of the Companies under the FSE Tax indemnity. Any amounts actually recovered by the Purchaser and the Companies pursuant to the FSE Tax Indemnity (i) shall be without duplication of any indemnification provided in Section 9.8 hereof, (ii) shall be excluded from the $400,000 "Deductible" and the $4,000,000 limitation on Sellers' indemnification liabilities provided for in Section

10.2 hereof and (iii) which constitute reimbursement or other payment of costs and expenses of the Sellers, the Purchaser and the Companies incurred in connection with pursuing FSE Indemnifiable Amounts which have been paid by or on behalf of the Sellers shall be promptly paid to the Sellers' Representative upon receipt by the Purchaser or the Companies. Notwithstanding anything to the contrary herein, the Purchaser and the Companies agree that the Sellers' Representative, at Sellers' sole expense, shall have the exclusive authority to represent the interests of the Companies with respect to any FSE Tax Indemnity matter and to control the prosecution, compromise and resolution of any such matter (including with attorneys and other advisors chosen by the Sellers' Representative) and the Purchaser and each of the Companies shall cooperate reasonably and in good faith with the Sellers and the Sellers' Representative in the prosecution of any such FSE Tax Indemnity matter.

                                    ARTICLE X

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

      Section 10.1 Survival of Representations. The respective representations and warranties of the Companies, the Sellers and the Purchaser contained in this Agreement shall survive the Closing for a period of 18 months except for the repre-sentations and warranties contained in Section 3.14 (other than the representations and warranties contained in Section 3.14(b) which shall not survive the Closing), which shall survive for the applicable statute of limitations period (subject to Section 9.1(a)), and the representations and warranties of the Sellers in Section 4.1 which shall survive indefinitely.

      Section 10.2 Indemnification. (a) Following the Closing, each of the Sellers, severally and not jointly (based upon their respective Percentage Interest and with each Sellers's personal liability expressly limited as set forth in Section 10.2(b) and 10.2(c)) hereby agrees to indemnify and hold the Purchaser and its officers, directors, affiliates (including, without limitation, Arcon Holdings and the Company) and agents, and any successors thereto, harmless from damages, losses, costs or expenses (including, without limitation, reasonable attorneys' fees and expenses) ("Damages") incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by the Company in this Agreement (without regard to any "materiality" or any "material adverse effect" exception contained in any such representation and warranty other than the representations and warranties contained in Section 3.5 and Section 3.24 (but only as to clauses (d), (h) and (l) of Section 6.1 incorporated by reference into such Section 3.24) and Section

3.25) to be true and correct as of the Closing Date with the same effect as though such representation and warranty had been made on and as of the Closing Date, (other than a breach of Section 3.14 with respect to Taxes which shall be governed by Section 9.8), or (ii) the breach of any covenant or agreement made or to be performed by the Sellers pursuant to this Agreement; provided, however, that the Sellers shall not be liable under clause (i) of this Section unless the aggregate amount of Damages exceeds $400,000 and then only to the extent of such excess; provided further, however, that, except as set forth in Section 10.2(b) below, the Sellers' aggregate liability under this Article X and Article IX shall not exceed $4,000,000 in the aggregate (the "Sellers Liability Amount").

      (b) Following the Closing, each of the Sellers, severally as to itself and not jointly, hereby agrees to indemnify and hold the Purchaser and its officers, directors, affiliates (including without limitation, Arcon Holdings and the Company) and agents, and any successors thereto, harmless from Damages incurred or suffered as a result of or arising out of the failure of any representation or warranty made by such Seller in Article IV of this Agreement to be true and correct as of the Closing Date; provided, however, that aggregate liability of the Sellers under this Section 10.2(b) shall not exceed the Aggregate Closing Payment (net of the amount of Outstanding Indebtedness paid to the Bank pursuant to Section 2.2(b) and amounts recovered under Sections 10.2(a) and 9.8 of such Seller) and the liability of each of the Sellers under this Section 10.2(b) shall not exceed, as to each Seller, the product of the Aggregate Closing Payment and the Percentage Interest (net of the amount of Outstanding Indebtedness paid to the Bank pursuant to Section 2.2(b) and amounts recovered under Sections 10.2(a) and 9.8 of such Seller).

      (c) Personal Liability of the Sellers. Except as set forth in Section 10.2(b), the aggregate personal liability (the "Personal Liability Amount") of each of the Sellers with respect to the subject matter of this Agreement and the transactions contemplated hereby is, and shall be, limited to an aggregate amount equal to the product of the Sellers' Liability Amount and the Percentage Interest of such Seller. No Seller shall have any personal liability in excess of the applicable Personal Liability Amount for the performance or observance of the covenants, agreements, representations and warranties of Sellers, the Sellers' Representative, Arcon Holdings or the Company contained in this Agreement (including, without limitation, Article
IX hereof and, except as set forth in Section 10.2(b), this Article X or in any document executed in connection herewith and the Purchaser, on behalf of itself and its affiliates (including, without limitation, each of the Companies), covenants and, absent fraud, agrees not to seek any Damages or personal money judgment against any or all Sellers, in excess of the Sellers' Liability Amount with respect to all of the Sellers (except as set forth in Section 10.2(b)) or the applicable Personal Liability Amount with respect to any Seller (except as set forth in Section 10.2(b)), for any Damage sustained by the Purchaser, for any default or breach under this Agreement or any other document executed in connection herewith or otherwise. To the extent any term or provision of this Agreement provides for the joint and several liability of the Sellers, such joint and several liability shall be limited in the aggregate, in all respects with respect to all of the Sellers, to the Sellers' Liability Amount (except as set forth in Section 10.2(b)), and in all respects with respect to any of the Sellers, to the applicable Personal Liability Amount (except as set forth in Section 10.2(b)).

      (d) After the Closing, the Purchaser hereby agrees to indemnify and hold the Sellers harmless from Damages incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by the Purchaser in this Agreement to be true and correct as of the Closing Date with the same effect as though such representation and warranty had been made on and as of the Closing Date or (ii) the breach of any covenant or agreement made or to be performed by the Purchaser or the Companies pursuant to this Agreement after the Closing; provided, however, that the Purchaser shall not be liable under clause
(i) of this Section unless the aggregate amount of Damages exceeds $400,000 and then only to the extent of such excess; provided further, however, that the Purchaser's aggregate liability under this Article X shall not exceed $4,000,000 in the aggregate.

      (e) The foregoing indemnification provisions in this Article X and the indemnification by Sellers provided in Section 9.8 shall be the sole and exclusive remedy for any breach of the covenants, obligations, representations or warranties or other agreements set forth in this Agreement or any other agreement or other document executed in connection herewith; provided, however, that the provisions of this Section 10.2(e) shall not prevent the Seller or the Purchaser from seeking the remedies of specific performance or injunctive relief prior to Closing in connection with a breach of a covenant or agreement of any party contained herein.

      Section 10.3 Indemnification Procedure. (a) Any party seeking indemnification (the "Indemnified Party") from any other party (the "Indemnifying Party") with respect to any claim, demand, action, proceeding or other matter pursuant to this Agreement other than a claim by Purchaser with respect to Taxes (a "Claim") shall promptly notify the Indemnifying
Party of the existence of the Claim, setting forth in reasonable detail the facts and circumstances pertaining thereto, the basis for the Indemnified Party's right to indemnification, the amount of Damages for which indemnification is being asserted, if known, and, in the case of third party claims, such notice shall be accompanied by copies of all relevant pleadings, demands and other papers, if any, served on the Indemnified Party.

      (b) If any third party shall notify any Indemnified Party with respect to any matter which may give rise to a Claim for indemnification against the Indemnifying Party under this Agreement, then the Indemnified Party shall promptly notify each Indemnifying Party thereof; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is materially prejudiced by such failure to give notice. In the event that any Indemnifying Party notifies the Indemnified Party within 30 days after the Indemnified Party has given notice of the matter that the Indemnifying Party would be required to indemnify the Indemnified Party in full against any such Claim and is assuming the defense thereof:

            (i) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party;

            (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the reasonable fees and expenses of the separate co-counsel (a) to the extent the Indemnified Party concludes reasonably based upon written advice of counsel that a conflict of interest exists between the Indemnified Party and Indemnifying Party or (b) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised in writing by counsel that there may be one or more material legal defenses available to the Indemnified Party which are not available to the Indemnifying Party, or available to the Indemnifying Party, but the assertion of which would be materially adverse to the interest of the Indemnified Party);

            (iii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld or delayed unreasonably);

            (iv) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement (other than with respect to a judgement or settlement involving exclusively money damages), without the written consent of the Indemnified Party (not to be withheld or delayed unreasonably), provided, that, in the case of entry of any such judgement or settlement (to the extent involving exclusively money damages), the claimant or plaintiff in the matter shall have provided the Indemnified Party a written release from all liability with respect thereto; and

            (v) subject to Section 10.3(d), within 30 days after the Determination Date with respect to a third party Claim, the Indemnifying Party shall pay the Indemnified Party the amount of Damages incurred by the Indemnified Party. As used herein, the term "Determination Date" shall mean the date on which the Determination is final, legally binding, and non-appealable. As used herein, the term "Determination" shall mean (i) the final non-appealable judgment by a court of competent jurisdiction with respect to any third party Claim covered by this Article X or (ii) a compromise and settlement agreement executed and delivered by both Indemnifying Party and Indemnified Party with respect to any third party Claim covered by this Article X.

      (c) If no Indemnifying Party notifies the Indemnified Party within 30 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, then the Indemnified Party may defend against, or enter into any settlement with respect to (subject to subsection
(b)(iii) above), the matter in any manner it reasonably may deem appropriate, without prejudice to any of its rights hereunder.

      (d) The Indemnified Party shall be entitled to reimbursement of reasonable out-of-pocket expenses included in Damages with respect to any Claim (including, without limitation, the reasonable out-of-pocket cost of defense, preparation and investigation relating to such Claim) as such expenses are incurred by the Indemnified Party following receipt by the Indemnifying Party of appropriate invoices with respect thereto.

      (e) In the event that liability hereunder does not involve a third party claim, the Indemnifying Party shall within 30 days after the date of an Indemnity Notice respond in writing to the Indemnified Party (the "Indemnity Response") and set forth with reasonable specificity those items in the Indemnity Notice to which the Indemnified Party does not agree as well as the summary basis upon which such disagreement is founded. Within 30 days following the delivery of the Indemnity Response to the Indemnified Party, representatives of the Indemnifying Party and Indemnified Party shall meet to attempt to resolve through good faith negotiations the applicable indemnification claims.

      (f) The amount of any Damages for which indemnification is provided under this Article X shall be net of the amount of Tax benefits actually realized by the Indemnified Party in the tax year in which payments in respect of indemnification are received, and net of any amounts actually recovered by the Indemnified Party under insurance policies (other than premiums paid and related costs of collection) with respect to such Damages. The Indemnified Party shall use all reasonable efforts to recover amounts under its insurance policies, if any, in respect of Claims for Damages for which indemnification is provided under this Agreement ("Insurable Amounts"). To the extent Insurable Amounts are actually recovered by the Purchaser after the Purchaser has recovered from the Escrow Account or the Sellers amounts in respect of the same Claims for Damages for which the Purchaser has actually received such Insurable Amounts ("Indemnifiable Amount"), the Purchaser shall promptly pay to the Sellers' Representative for the benefit of the Sellers out of such Insurable Amounts actually recovered an amount equal to such Indemnifiable Amount.

      (g) Except for Claims that the Purchaser may have pursuant to this Article X or Article IX and Claims for fraud, the Purchaser, on behalf of itself and its successors and assigns, hereby waives and releases from and after the Closing the other parties hereto and their respective successors and assigns from any and all claims of any kind or nature (including, without limitation, claims for contribution, cost recovery or reimbursement) which the Purchaser may otherwise have under any laws, rules or regulations (including, without limitation, Environmental Laws) applicable to the Companies, any of the Sellers or the Company Property.

                                   ARTICLE XI

                                   TERMINATION

      Section 11.1 Termination. This Agreement may be terminated in writing at any time prior to the Closing:

      (a) by the mutual written consent of the Purchaser and the Required
Sellers;

      (b) by the Purchaser, if there has been a material breach by Arcon Holdings, the Company or any of the Sellers of any material covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Purchaser at the Closing and such breach has not been waived by the Purchaser or, in the case of a covenant breach, cured by Arcon Holdings, the Company or any of the Sellers within the earlier of 30 days after written notice thereof from the Purchaser or the Termination Date;

      (c) by the Required Sellers, if there has been a material breach by the Purchaser of any material covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligation of the Sellers or the Companies at the Closing and such breach has not been waived by the Required Sellers or, with respect to a covenant breach, cured by the Purchaser within the earlier of 30 days after written notice thereof by the Sellers or the Companies or the Termination Date;

      (d) by either the Purchaser or the Required Sellers if (i) the transactions contemplated hereby have not been consummated by the Termination Date; provided, however, that neither the Purchaser nor the Sellers shall be entitled to terminate this Agreement pursuant to this Section 11.1(d) if such Person's breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

      (e) by either the Purchaser or the Required Sellers if any governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

      Section 11.2 Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 11.1, all further obligations of the parties hereto under this Agree-ment or otherwise (other than pursuant to Sections 12.2 and 12.5 and the Confidentiality Agreement, which shall continue in full force and effect in accordance with their terms) shall terminate without further liability or obligation of the Sellers or the Companies, on the one hand and the Purchaser on the other hand; provided, however, that no party shall be released from liability hereunder if this Agreement is terminated pursuant to Section 11.1(b), 11.1(c) or 11.1(d) and the transactions abandoned by reason of (i) willful failure of such party to have performed its obligations hereunder or (ii) any knowing material misrepresentation made by such party of any matter set forth in
Article III, IV or V, as applicable.

                                   ARTICLE XII

                                  MISCELLANEOUS

      Section 12.1 Knowledge. Where any representation or warranty made by the Companies or either of them contained in this Agreement is expressly qualified by reference to its knowledge, such knowledge shall be deemed to exist if the matter is within the actual knowledge of any of the Sellers and/or the executive officers of Arcon Holdings or the Company.

      Section 12.2 Expenses. Subject to Section 9.3 the parties hereto shall pay their own expenses relating to the transac- tions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers, it being understood that all third party out-of-pocket expenses of the Companies incurred prior to the Closing in connection with the transactions contemplated by this Agreement shall be paid by the Sellers prior to the Closing Date (it being understood and agreed by the parties, without limiting the generality of the foregoing in this Section 12.2, that all accounting fees and expenses of the Companies incurred in connection with the Purchaser's financing of the transaction contemplated by this Agreement, whether or not the Closing occurs, shall be borne by the Purchaser).

      Section 12.3 Governing Law. THE INTERPRETATION AND CONSTRUC- TION OF THIS AGREEMENT, AND ALL MATTERS RELATING HERETO, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS EXECUTED AND TO BE PERFORMED SOLELY WITHIN SUCH STATE.

      Section 12.4 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

      Section 12.5 Publicity. Except as otherwise required by law, none of the parties hereto shall issue, prior to the Closing, any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the Companies, on the one hand, and the Purchaser, on the other hand, to the contents and the manner of presentation and publication thereof. Except as otherwise required by law, after the Closing the Sellers shall not issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the Purchaser which shall not be unreasonably withheld or delayed.

      Section 12.6 Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by telecopy or by registered or certified mail, postage prepaid, addressed as follows: if to the Purchaser, to Specialty Paperboard, Inc., Brudies Road, P.O. Box 498, Brattleboro, Vermont 05302 (Facsimile Number (802) 257-5900) Attention: Chief Financial Officer, with a copy to its counsel, White & Case, 1155 Avenue of the Americas, New York, New York 10036 (Facsimile Number (212) 354-8113), Attention: Frank L. Schiff, Esq.; and if to the Sellers, to the Sellers' Representative, initially Northwood Ventures, 485 Underhill Boulevard, Syosset, New York 11791 (Facsimile Number (516) 364-0879), Attention: Peter G. Schiff, with a copy to their counsel, Haythe & Curley, 237 Park Avenue, New York, New York 10017 (Facsimile Number (212) 682-0200), Attention: Bradley P.

Cost, Esq. or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by facsimile or mailed.

      Section 12.7 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

      Section 12.8 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

      Section 12.9 Entire Agreement. This Agreement (including the Schedules hereto) and the Confidentiality Agreement, including the other documents referred to herein and therein which form a part hereof and thereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter other than the Confidentiality Agreement which, in accordance with its terms, shall survive termination hereof but shall terminate and be of no further force and effect on and after the Closing.

      Section 12.10 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by the Purchaser, the Companies and each of the Sellers.

      Section 12.11 Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by such court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

      Section 12.12 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

      Section 12.13 Jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York, or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consent to jurisdiction shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

      Section 12.14 Action by Sellers. Except as expressly set forth herein, whenever this Agreement requires or permits action to be taken by the Sellers, such action shall be sufficient if taken by the Required Sellers.
Each of the Sellers hereby consents and agrees to all actions or inac-tions taken or omitted to be taken by the Required Sellers and agrees to indemnify and hold harmless the Required Sellers from and against all costs and expenses (including, without limitation, reasonable attorneys fees and expenses incurred by the Required Sellers in any claim, action or proceeding between the Required Sellers and the Sellers (or any of them) or between the Required Sellers and any third party (including, without limitation, the Purchaser or the Companies) or otherwise) incurred or suffered as a result of or arising out of such actions or inactions.

      Section 12.15 Sellers' Representative. By the execution and delivery of this Agreement, each Seller hereby irrevocably constitutes and appoints Northwood Ventures, a New York limited partnership, as the Sellers' Representative with the exclusive authority and power to take all actions required or permitted to be taken by the Sellers' Representative under this Agreement including, without limitation, under Article IX hereof and the Escrow Agreement. Each of the Sellers hereby consents and agrees to all actions or inactions taken or omitted to be taken by the Sellers'
Representative under this Agreement and the Escrow Agreement hereby agrees to indemnify and hold harmless the Sellers' Representative from and against all costs and expenses (including, without limitation, reasonable attorneys' fees and accountants' expenses) incurred by the Sellers' Representative in any claim, action or proceeding between the Sellers' Representative and the Sellers (or any of them) or between the Sellers' Representative and any third party (including, without limitation, the Purchaser or the Companies) or otherwise incurred or suffered as a result of or arising out of such actions or inactions. Upon written notice to the Purchaser, the Sellers may change the identity of the Sellers' Representative by written consent signed by the Required Sellers.

      Section 12.16 Assignment. This Agreement shall not be assignable by any of the parties hereto except pursuant to a writing executed by all of the parties hereto.

      Section 12.17 Construction. The parties hereto agree that this Agreement is the product of negotiations between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.

      Section 12.18 Schedules. All Schedules, Exhibit A and Annex I and Annex II to this Agreement are integral parts of this Agreement. Without limiting the generality of the foregoing, the fact that any disclosure on any of the Schedules is not required to be disclosed in order to render the applicable representation or warranty to which it relates true, or that the absence of such disclosure on the Schedule would not constitute a breach of such representation or warranty, shall not be deemed or construed to expand the scope of any representation or warranty hereunder or to establish a standard of disclosure in respect of any representation or warranty.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

SPECIALTY PAPERBOARD,         ARCON HOLDINGS CORP.

  INC.

By: /s/ Alex Kwader           By /s/ Peter G. Schiff
   ---------------------        -----------------------------
   Name: Alex Kwader            Name: Peter G. Schiff
   Title: President             Title: Chairman

                              ARCON COATING MILLS, INC.

                              By /s/ David R. Kruft
                                -----------------------------
                                Name: David R. Kruft
                                Title: President - CEO

                              NORTHWOOD VENTURES

                              By /s/  Peter G. Schiff
                                -----------------------------
                                Name: Peter G. Schiff
                                Title: General Partner

                              NORTHWOOD CAPITAL PARTNERS LLC

                              By /s/  Peter G. Schiff
                                -----------------------------
                                Name: Peter G. Schiff
                                Title: Chairman and CEO

                              KUHN, LOEB & CO.

                              By /s/ David T. Schiff
                                -----------------------------
                                Name: David T. Schiff
                                Title: Managing Partner

                                /s/ Rodney B. Berens
                              -------------------------------
                                    Rodney B. Berens

                                /s/ Richard C. Webel
                              -------------------------------
                                    Richard C. Webel

                                /s/ William Dunn
                              -------------------------------
                                    William Dunn

                                /s/ Alexander J. Smith
                              -------------------------------
                                    Alexander J. Smith

                                /s/ Henry T. Wilson
                              -------------------------------
                                    Henry T. Wilson

                                /s/ David R. Kruft
                              -------------------------------
                                    David R. Kruft

                                /s/ Thomas S. Ablum
                              -------------------------------
                                    Thomas S. Ablum

                                /s/ David M. Knott
                              -------------------------------
                                    David M. Knott

                                                                         ANNEX I

            A                                  B              C

                                                          Sellers'
                                       Shares of Stock/   Escrow
         Name                            Options Owned    Payment
----------------------------------     ----------------   --------
Preferred Stock Holders

Series A Holders

Northwood Ventures                          21,239.2        --

Northwood Capital Partners LLC              10,610.1        --

Henry T. Wilson                               95.5          --
Series B Holders

Kuhn, Loeb & Co.                             2,387.5        --

Rodney B. Berens                              955.0         --

Richard C. Webel                              955.0         --

Alexander J. Smith                            382.0         --

David R. Kruft                                238.8         --

Thomas S. Ablum                               382.0         --

David M. Knott                                955.0         --

Common Stock Sellers

Northwood Ventures                         22,893.3   1,030,630

Northwood Capital Partners LLC             11,436.4     514,906

Kuhn, Loeb & Co.                            2,573.4     115,856

Rodney B. Berens                            1,029.4      46,342

Richard C. Webel                            1,029.4      46,342

Alexander J. Smith                            411.8      18,536

Henry T. Wilson                               102.9       4,644

David R. Kruft                                257.3     124,102

Thomas S. Ablum                               411.8      18,536

David M. Knott                              1,029.4      46,342

William Dunn                                   --        33,764

Optionholders

David R. Kruft                             55,556           N/A

William Dunn                               16,667           N/A

                                                                        ANNEX II

                                             Percentage
                                              Interest
                                             ----------

Northwood Ventures                             51.5333

Northwood Capital Partners LLC                 25.7455

Kuhn, Loeb & Co.                                5.7928

Rodney B. Berens                                2.3171

Richard C. Webel                                2.3171

Alexander J. Smith                               .9268

Henry T. Wilson                                  .2322

David R. Kruft                                  6.2051

Thomas S. Ablum                                  .9268

David M. Knott                                  2.3171

William Dunn                                    1.6882

     Total                                        100%

                                ESCROW AGREEMENT

            ESCROW AGREEMENT (this "Escrow Agreement") made this 31st day of October, 1996 by and among SPECIALTY PAPERBOARD, INC., a Delaware corporation (the "Purchaser"), each of the Persons listed on Exhibit A hereto (each a "Seller" and, collectively, the "Sellers"), former owners of all of the outstanding Stock, Options and Warrants of ARCON HOLDINGS CORP., a Delaware corporation ("Arcon Holdings"), and The Bank of New York, a New York banking corporation (the "Escrow Agent").

            WHEREAS, the Sellers and the Purchaser have entered into a Stock Purchase Agreement dated as of August 28, 1996 (the "Agreement");


            WHEREAS, the Agreement provides that the Purchasers shall put into escrow with the Escrow Agent the amount of Two Million Dollars ($2,000,000) (the "Escrow Amount"), to be used to satisfy claims arising out of and under Article IX and/or Article X of the Agreement during the period from the date hereof until a date which is eighteen months after the date hereof; and

            WHEREAS, the parties to this Escrow Agreement have agreed upon and wish to set forth the terms and conditions with respect to the Escrow Amount held by the Escrow Agent.

            NOW THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged the parties agree as follows:

            1. Definitions. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Agreement. The following terms shall have the following meanings when used herein:

            "Agreed Amount" shall have the meaning specified in Section 7(a) hereof.

            "Arcon Holdings" shall have the meaning specified in the introductory paragraph hereof.

            "Claim Notice" shall have the meaning specified in Section 7(a) hereof.

            "Escrow Account" shall have the meaning specified in Section 3.

            "Escrow Agent" shall have the meaning specified in the introductory paragraph hereof.

            "Escrow Agreement" shall have the meaning specified in the introductory paragraph hereof.

            "Escrow Amount" shall have the meaning specified in the third WHEREAS clause of this Escrow Agreement.

            "Escrow Deposit" shall have the meaning specified in Section 4(b) hereof.

            "Expiration Date" shall have the meaning specified in Section 4(a) hereof.

            "Final Judgment" shall have the meaning specified in Section 8 hereof.

            "Judgment Amount" shall have the meaning specified in Section 7(b) hereof.

            "Purchaser" shall have the meaning specified in the introductory paragraph hereof.

            "Required Sellers" shall mean such Sellers who hold in the aggregate more than 50% of the then issued and outstanding Common Stock held by all Sellers as of the Closing Date (calculated (i) as if all issued and outstanding shares of Preferred Stock were converted into shares of Common Stock and (ii) as if all Options have been fully exercised into shares of Common Stock).

            "Seller" or "Sellers" shall have the meaning specified in the introductory paragraph hereof.

            "Sellers' Representative" shall mean the representative of the Sellers appointed pursuant to Section 19 of this Escrow Agreement.

            2. Escrow Agent. The Sellers and Purchaser hereby designate and appoint the Escrow Agent to serve in accordance with the terms, conditions and provisions of this Escrow Agreement, and the Escrow Agent hereby agrees to act as such, upon the terms, conditions and provisions provided in this Escrow Agreement.

            3. Deposit of Escrow Amount. Concurrently with the execution of this Escrow Agreement, the Purchaser has deposited for the account of the Sellers with the Escrow Agent the Escrow Amount, to be held in a separate account (the "Escrow Account") subject to the terms and provisions herein contained.

            Subject to the removal of the Escrow Agent or the right of the Escrow Agent to resign as hereinafter provided, the Escrow Agent shall hold the funds placed in escrow pursuant to this Escrow Agreement to satisfy certain contingent indemnity obligations of the Sellers to the Purchaser and funds representing the payment thereof shall not be disbursed except as herein provided.

            4. Termination of Escrow Agreement; Release of Escrow Amount. (a) This Escrow Agreement shall terminate and the Purchaser and the Sellers' Representative shall give joint written notice to the Escrow Agent of such termination, on the later of (i) April 30, 1998 (the "Expiration Date"), or (ii) if on such Expiration Date, a written claim shall have been previously delivered to the Sellers' Representative and the Escrow Agent and not theretofore determined pursuant to a written agreement between Purchaser and the Sellers' Representative or pursuant to a Final Judgment, the date when such claim shall have been finally determined as provided herein and payment thereof, if any, shall have been made to the Purchaser or the Sellers, as the case may be.

            (b) The Escrow Agent shall release the Escrow Amount and all interest, earnings and proceeds therefrom (collectively, the "Escrow Deposit") to the Sellers upon termination pursuant to Section 4(a); provided, however,

            (i) that if on the Expiration Date, a written claim shall have been delivered to the Sellers' Representative and the Escrow Agent in an amount less than the remaining Escrow Amount, the Escrow Agent shall release to the Sellers all interest, earnings and proceeds from the Escrow Amount plus the difference between the remaining Escrow Amount and the asserted claim; and

            (ii) that if on the Expiration Date, a written claim shall have been delivered to the Sellers' Representative and the Escrow Agent in an amount greater than the remaining Escrow Amount, the Escrow Agent shall release to the Sellers an amount determined in accordance with
            Section 4(a)(ii) hereof (except that the Escrow Agent shall release to the Sellers all interest, earnings and proceeds from the Escrow Amount on the Expiration Date).

            5. Investment of Escrow Amount. The Escrow Agent shall invest and reinvest the funds in the Escrow Account as directed from time to time in writing by the Sellers' Representative in any one or more of the following investments: in United States treasury bills or United States treasury notes, in any other direct obligation issued by or guaranteed in full as to principal and interest by the United States of America, or in certificates of deposit issued by a commercial bank having capital, surplus and undivided profits of not less than One Hundred Million Dollars ($100,000,000) (including the Escrow Agent) or in such other interest-bearing security or account as shall be approved in writing by the Purchaser and the Sellers; provided, however, that any such obligations shall have maturities of no more than 90 days. The Escrow Agent shall not be liable or responsible in any manner for any loss or depreciation resulting from any such investment, or for any costs in connection therewith other than due to its gross negligence, bad faith or willful misconduct, and all of said losses and costs shall be borne by the Escrow Account. The Escrow Agent shall hold all securities in the Escrow Account in the name of one or more of its nominees. The Escrow Agent shall have the power to sell or liquidate the investments described in this Section 5 whenever the Escrow Agent shall be directed in writing to release all or any portion of the Escrow Deposit hereunder.

            6. Investment Income. All income, interest, earnings and gains of all kinds from amounts held in the Escrow Account shall be a part of the Escrow Account. All interest, earnings and proceeds accrued or paid upon amounts held in the Escrow Account shall be disbursed quarterly to the Sellers on the last day of March, June, September and December of each year. The Escrow Agent shall prepare for and deliver to each Seller Forms 1099 for the applicable periods occurring during the term of this Escrow Agreement.

            7. Claims by Purchaser under Agreement. If at any time or from time to time while this Escrow Agreement continues in effect:

            (a) the Purchaser has notified the Sellers' Representative and the Escrow Agent in writing (a "Claim Notice") that the Purchaser is entitled to indemnification under Article IX and/or Article X of the Agreement, in a specified amount on or prior to the Expiration Date, and the Sellers agree in writing that the Purchaser is entitled to such indemnification in such amount (the "Agreed Amount"); or

            (b) with respect to a claim made on or prior to the Expiration Date, the Purchaser delivers to the Sellers a copy of a Final Judgment entered by a court of competent jurisdiction in favor of the Purchaser assessing Damages in favor of the Purchaser, as certified by an officer of the Purchaser in a written certificate delivered to the Sellers (the aggregate of the amount of such Damages approved pursuant to such Final Judgment are hereinafter referred to as the "Judgment Amount");

and copies of appropriate documentation verifying the Agreed Amount or the Judgment Amount, as the case may be, shall have been delivered (in the case of subsection (a) above, pursuant to the joint written instructions of the Purchaser and the Sellers' Representative) to the Escrow Agent and the Sellers' Representative, the Escrow Agent shall deliver to the Purchaser the Agreed Amount or the Judgment Amount within five (5) Business Days after receipt of such appropriate documentation. If a Final Judgment in respect of a claim made by the Purchaser prior to the Expiration Date for indemnification under Article IX and/or Article X of the Agreement is entered in favor of the Sellers, the Escrow Agent shall deliver the amount of money approved pursuant to such Final Judgement upon receipt by the Escrow Agent of copies of appropriate documentation verifying such amount within five (5) Business Days after receipt of such appropriate documentation. The Purchaser shall deliver each Claim Notice to the Escrow Agent and the Sellers' Representative. Upon receipt by the Escrow Agent of each Claim Notice, the Escrow Agent shall send a copy thereof to the Sellers' Representative within three (3) Business Days of such receipt.

            8. Responsibilities of the Escrow Agent. The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein. The Escrow Agent shall have no responsibility for the validity of any agreements referred to in this Escrow Agreement, or for the performance of any such agreements by any party thereto or for interpretation of any of the provisions of any of such agreements. The liability of the Escrow Agent hereunder shall be limited solely to bad faith, willful misconduct or gross negligence on its part. The Escrow Agent shall be protected in acting upon any certificate, notice or other instrument whatsoever received by the Escrow Agent under this Escrow Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which the Escrow Agent in good faith believes to be genuine and to have been signed or presented by a proper person or persons or their counsel.

            If a controversy arises between two or more of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or to whom the Escrow Agent shall deliver the Escrow Deposit or any portion thereof or as to any other matter arising out of or relating to this Escrow Agreement, the Escrow Agent shall not be required to determine same and need not make any delivery of the Escrow Deposit held in escrow or any portion thereof but may retain the same until the rights of the parties to the dispute shall have finally been determined by written agreement of the Purchaser and the Sellers' Representative or by final judgment of a court of competent jurisdiction after all appeals have been finally determined or the time for further appeals has expired without an appeal having been made (for purposes of this Agreement, a "Final Judgment"). The Escrow Agent shall be entitled to assume that no such controversy has arisen unless it has received a written notice that such a controversy has arisen which refers specifically to this Escrow Agreement and identifies the adverse claimants to the controversy.

            Except as provided herein the Escrow Agent shall have no responsibility as to the validity, collectibility or value of any cash and securities held by it in escrow pursuant to this Escrow Agreement, and the Escrow Agent may rely on any notice, instruction, certificate, statement, request, consent, confirmation, agreement or other instrument which it believes to be genuine and to have been signed or presented by a proper person or persons. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from any of the undersigned with respect to any portion of the Escrow Deposit held by it in escrow pursuant to this Escrow Agreement which, in the opinion of the Escrow Agent, are in conflict with any of the provisions of this Escrow Agreement, the Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by all of the other parties hereto or by an order of a court of competent jurisdiction. The Escrow Agent shall be deemed to have no notice of, or duties with respect to, any agreement or agreements with respect to the Escrow Deposit (or any portion thereof) held by it in escrow pursuant to this Escrow Agreement other than this Escrow Agreement or except as otherwise provided herein. This Escrow Agreement and the Agreement (to the extent referred to herein) sets forth the entire agreement between the parties hereto and the Escrow Agent as escrow agent with respect to the Escrow Account and the distribution of the Escrow Deposit (or any portion thereof) held therein. Notwithstanding any provision to the contrary contained in any other agreement (excluding any amendment to this Escrow Agreement) between any of the parties hereto, the Escrow Agent shall have no interest in the Escrow Deposit (or any portion thereof) held by it in escrow pursuant to this Escrow Agreement. With respect to the Escrow Account, in the event that any of the terms and provisions of any other agreement (excluding any amendment to this Escrow Agreement) between any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Escrow Agreement, the terms and provisions of this Escrow Agreement shall govern and control in all respects.

            9. Amendment and Cancellation. The Escrow Agent shall not be bound by any cancellation, waiver, modification or amendment of this Escrow Agreement, including the transfer of any interest hereunder, unless such modification is in writing and signed by each of the Purchaser and the Sellers' Representative and, if the duties of the Escrow Agent hereunder are affected, unless the Escrow Agent also shall have given its written consent thereto.

            10. Legal Counsel. The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any question as to any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

            11. Resignation and Removal. The Escrow Agent shall have the right, in its discretion, to resign as escrow agent hereunder at any time, by giving at least thirty (30) days' prior written notice of such resignation to the Sellers' Representative and the Purchaser. The Escrow Agent may be removed at any time by an instrument or concurrent instruments in writing delivered to the Escrow Agent and signed by each of the Sellers' Representative and Purchaser. Such resignation or removal, as the case may be, shall take effect upon the appointment of a successor escrow agent in accordance with the provisions of this Section 11 and the acceptance of such appointment by the successor escrow agent. Upon such resignation or removal, as the case may be, each of the Sellers and the Purchaser shall use their best efforts to appoint another bank with capital, surplus and undivided profits of not less than One Hundred Million Dollars ($100,000,000) as successor Escrow Agent. Upon acceptance of such appointment, each of the Sellers and the Purchaser will enter into an agreement with such successor escrow agent in substantially the form of this Escrow Agreement. Resignation by or removal of, as the case may be, the Escrow Agent shall relieve the Escrow Agent of any responsibility or duty thereafter arising hereunder, but shall not relieve the Escrow Agent of responsibility to deliver the Escrow Deposit as provided for in this Section 11. Immediately upon the effectiveness of such resignation or removal, as the case may be, the Escrow Agent shall deliver to the successor escrow agent the Escrow Deposit then held in the Escrow Account. In the event of the resignation of the Escrow Agent, if a substitute for the Escrow Agent hereunder shall not have been selected as aforesaid within the 30-Business Day notice period referred to in the first sentence of this Section 11, the Escrow Agent shall be entitled to petition any court of competent jurisdiction for the appointment of a substitute for it hereunder or, in the alternative, it may transfer and deliver the Escrow Deposit then held in the Escrow Account to or upon the order of such court. The Escrow Agent shall be discharged from all further duties hereunder upon the effectiveness of such resignation or removal as set forth above and upon transfer and delivery of the Escrow Deposit in the Escrow Account to or upon the order of any such court, as the case may be.

            12. Fees. The Sellers (severally, and not jointly, in accordance with such seller's percentage interest as set forth in Exhibit A hereto), on the one hand, and the Purchaser, on the other hand, agree to share equally the Escrow Agent's annual fee (such fees to be based upon the anniversary date of this Escrow Agreement) and all other fees and expenses of the Escrow Agent pursuant to the fee schedule attached hereto as Exhibit B. Each of the Sellers hereby agrees that the Sellers' Representative may pay such Seller's percentage interest of such fees from the Sellers Amount, as provided for in Section 2.2(c) of the Agreement. This Section 12 shall survive the termination of this Agreement.

            13. Payments. At any time the Escrow Agent is required to distribute or pay over any amounts held by or received by it under any of the provisions of this Escrow Agreement to the Sellers, such distribution and payment shall be effected by issuance of the Escrow Agent's check in the appropriate amount payable to such Seller and by mailing of such check to such Seller at the address of such Seller set forth in Exhibit A hereto, provided that:

      A. Any Seller may, by written notice delivered to the Escrow Agent, direct that payment of amounts required to be distributed to such Seller be effected by wire transfer in immediately available funds to an account established by such Seller for such purpose, or by mailing the Escrow Agent's check for such amounts to any other or changed address specified in such notice, and payments thereafter (but not theretofore) made by the Escrow Agent to such Seller hereunder shall thereafter be made in accordance with such notice (until changed by subsequent notice delivered to the Escrow Agent as herein provided);

      B. In the event of any transfer or assignment, by death, divorce or otherwise by operation of law, or by sale, assignment, contract, security agreement or otherwise, of any right to receive payment of any part of any amounts held by the Escrow Agent (notice of which sale, transfer or assignment shall be given by such Seller to the Escrow Agent) the Escrow Agent shall nevertheless be entitled to withhold payment of any amounts to such assignee, transferee or successor in interest until written instructions from such assignee, transferee or successor in interest are delivered to the Escrow Agent specifying the mailing address or account of such assignee, transferee or successor in interest pursuant to the foregoing provisions of this Section; and

      C. All payments and distributions of all kinds required to be made to the Sellers in accordance with the terms hereof shall be made according to each such Seller's Percentage Interest as set forth in Exhibit A hereto.

            14. Notices. All communications and disbursements required pursuant to this Escrow Agreement shall be addressed to the Escrow Agent, the Purchaser and the Sellers, respectively, as follows:

            If to the Escrow Agent:

                  The Bank of New York
                  Insurance Trust and Escrow Department
                  101 Barclay Street, 12-E
                  New York, New York  10286

            If to the Purchaser:

                  Specialty Paperboard, Inc.
                  161 Brudies Road
                  Brattleboro, Vermont 05302
                  Attention:  Glenn S. McKenzie

            If to the Sellers:

                  To the respective addresses of the Sellers shown in Exhibit A to this Escrow Agreement.

            with a copy to:

                  Haythe & Curley
                  237 Park Avenue
                  20th Floor
                  New York, New York  10017-3142
                  Attention: Joseph J. Romagnoli, Esq.

            If to the Sellers' Representative:

                  Northwood Ventures
                  485 Underhill Boulevard
                  Suite 205
                  Syosset, New York  11791-3419

            with a copy to:

                  Haythe & Curley
                  237 Park Avenue
                  20th Floor
                  New York, New York  10017-3142
                  Attention: Joseph J. Romagnoli, Esq.

Any notice or instructions under any of the provisions of this Escrow Agreement shall be deemed effectively given only if such notice is in writing and is received by the recipient thereof if notice is personally delivered or sent by courier or three (3) Business Days after date of mailing, if sent by certified mail, return receipt requested. Any delivery under this Escrow Agreement shall be made by hand delivery, or by courier with receipt acknowledged, or by certified mail, return receipt requested, addressed to the respective addresses of the parties hereto as set forth in this Section 14 or at such other address as any of the parties hereto may hereafter specify to the others in writing. Notwithstanding any of the foregoing, no notice or instructions to the Escrow Agent shall be deemed to have been received by the Escrow Agent prior to actual receipt by the Escrow Agent, and any computation of a time period which is to begin after receipt of a notice by the Escrow Agent shall run from the date of such receipt by the Escrow Agent.

            15. Parties in Interest. This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

            16. Headings. The Section headings used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Escrow Agreement.

            17. Execution by Escrow Agent. The execution of this Escrow Agreement by the Escrow Agent shall constitute a receipt for the Escrow Amount and shall evidence its acceptance and agreement to the terms hereof.

            18. Indemnification of Escrow Agent. Sellers, on the one hand, and the Purchaser, on the other hand, hereby jointly and severally agree to indemnify the Escrow Agent and its officers, directors, employees, representatives and agents form and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of any investigation, litigation or other proceeding (whether or not the Escrow Agent is a party thereto) related to the entering into and/or performance of this Agreement, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the bad faith, gross negligence or willful misconduct of the Escrow Agent). The foregoing indemnities in this Section shall survive termination of this Escrow Agreement.

            19. Sellers' Representative. The initial Sellers' Representative shall be Northwood Ventures, a New York limited partnership. Upon written notice to the Purchaser and the Escrow Agent, the Sellers may change the identity of the Sellers' Representative by written consent signed by the Required Sellers.

            20. Governing Law. This Escrow Agreement shall be construed and interpreted in accordance with the law of the State of New York. Any judicial proceeding brought against any of the parties to this Escrow Agreement or any dispute arising out of this Escrow Agreement or any matter related hereto shall be brought in the courts of the State of New York, or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Escrow Agreement, each of the parties to this Escrow Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Escrow Agreement. The foregoing consent to jurisdiction shall not be deemed to confer rights on any Person other than the respective parties to this Escrow Agreement.

            21. Counterparts. This Escrow Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

            IN WITNESS WHEREOF, the parties hereunto have duly caused this Escrow Agreement to be executed as of the day first above written.


SPECIALTY PAPERBOARD,               THE BANK OF NEW YORK
  INC.

By______________________            By___________________________
  Name:  Bruce P. Moore               Name:
  Title: Vice President               Title:
         and Chief Financial
         Officer

                                    ARCON HOLDINGS CORP.


                                    By___________________________
                                      Name:
                                      Title:


                                    ARCON COATING MILLS, INC.


                                    By___________________________
                                      Name:
                                      Title:


                                    NORTHWOOD VENTURES


                                    By__________________________
                                      Name:
                                      Title:


                                    NORTHWOOD CAPITAL
                                      PARTNERS LLC


                                    By__________________________
                                      Name:
                                      Title:

                                    KUHN, LOEB & CO.


                                    By__________________________
                                      Name:
                                      Title:



                                    ____________________________
                                         Rodney B. Berens


                                    ____________________________
                                         Richard C. Webel


                                    ____________________________
                                         William Dunn


                                    ____________________________
                                         Alexander J. Smith


                                    ____________________________
                                         Henry T. Wilson


                                    ____________________________
                                         David R. Kruft


                                    ____________________________
                                         Thomas S. Ablum


                                    ____________________________
                                         David M. Knott

                                                                       EXHIBIT A

             ADDRESS                                  PERCENTAGE INTEREST
             -------                                  -------------------

Northwood Ventures                                          51.5333
Suite 205
485 Underhill Blvd.
Syosset, New York  11791-3419
Attention:  Peter G. Schiff
            General Partner
Telephone:        (516) 364-5544
Facsimile:        (516) 364-0879


Northwood Capital Partners LLP                              25.7455
Suite 205
485 Underhill Blvd.
Syosset, New York  11791-3419
Attention:  Peter G. Schiff
            General Partner
Telephone:        (516) 364-5544
Facsimile:        (516) 364-0879


Kuhn, Loeb & Co.                                             5.7928
20th Floor
485 Madison Avenue
New York, New York  10022
Attention:  David T. Schiff
Telephone:        (516) 935-4995
Facsimile:        (516) 826-1093


Rodney B. Berens                                             2.3171
Salomon Brothers Inc.
40th Floor
7 World Trade Center
New York, New York  10048
Telephone:        (212) 783-4218
Facsimile:        (212) 783-2254

                                                                       EXHIBIT A
                                                                          Page 2


Richard C. Webel                                            2.3171
Innocenti & Webel
85 Forest Avenue
P.O. Box 506
Locust Valley, New York  11560
Telephone:        (516) 674-4200
Facsimile:        (516) 674-4241


William Dunn                                                1.6882
Arcon Coating Mills, Inc.
3067 New Street
Oceanside, New York  11572
Telephone:        (516) 766-8800
Facsimile:        (516) 766-1775


Alexander J. Smith                                            .9268
John Hassall Inc.
Contiague Rock Road
P.O. Box 698
Westbury, New York  11590
Telephone:        (516) 249-9191
Facsimile:        (516) 249-4161


Henry T. Wilson                                               .2322
Suite 205
485 Underhill Blvd.
Syosset, New York  11791
Telephone:        (516) 364-5544
Facsimile:        (516) 364-0879


David R. Kruft                                               6.2051
Arcon Coating Mills, Inc.
3067 New Street
Oceanside, New York  11572
Telephone:        (516) 766-8800
Facsimile:        (516) 766-1775

                                                                       EXHIBIT A
                                                                          Page 1


Thomas S. Ablum                                               .9268
Alblum, Brown & Co.
Suite 205
175 North Franklin
Chicago, Illinois  60606
Telephone:        (312) 372-8529
Facsimile:        (312) 372-6288


David M. Knott                                               2.3171
Suite 205
485 Underhill Blvd.
Syosset, New York  11791
Telephone:        (516) 364-5544
Facsimile:        (516) 364-0879

                                                                       EXHIBIT B

                            ESCROW AGENT FEE SCHEDULE


Acceptance Fee........................................................$1,500.00

      Review Escrow Agreement and supporting documents
      Establish Account

Annual Administration Fee.............................................$5,000.00
      (pro rated for partial years subject to a minimum of
      $2,500.00)

Investment Transaction Fee, (if applicable)..............................$25.00

Wire Transfers and Checks, each (if applicable)..........................$15.00

Preparation of Forms 1099......................................$250.00 per year

                                  Schedule 3.2
                                  Capital Stock

1.* Warrant Certificate dated as of April 14, 1994 issued to the Bank (the "Warrant Certificate").

2. Take-Along Rights Agreement dated as of April 14, 1994 by and between Arcane Holdings and the Bank (the "Take-Along Rights Agreement").

3. Certificate of Incorporation of Arcon Holdings, as amended (the "Holdings Charter").

4. Stock Purchase Agreement dated as of April 14, 1994 by and among Arcon Holdings, the Company, Arcon Acquisition Corp. and FSE Holdings, Inc. (the "FSE Purchase Agreement").

5. Stock Purchase Agreement dated as of April 14, 1994 among Arcon Holdings and certain of the Sellers (the "Stock Purchase Agreement").

6.** Shareholder Agreement by and among Arcon Holdings and certain of the Sellers dated April 14, 1994 (the "Shareholder Agreement").

7.** Registration Rights Agreement dated April 14, 1994.

8.   Stock Option Plan of Arcon Holdings Corp.

9.* Option Certificate dated April 14, 1994 issued to David R. Kruft relating to the Common Stock.

1O.* Option Certificate dated April 14, 1994 issued to William Dunn relating to the Common Stock.

11. Prior to the Closing, Arcon Holdings intends to purchase from the Bank the Warrants.


----------
* To be cancelled and delivered at Closing in exchange for applicable payment of Purchase Price pursuant to Section 2.2 of this Agreement.

**   To be terminated at or prior to Closing.

                                 Schedule 3.5(b)
                    Financial Statements; No Material Change


1. The Consolidated unaudited balance sheet of the Companies as of June 30, 1996 fairly present in all material respects the consolidated financial position of the Companies at its date thereof except as indicated below:

     (a) the stock options issued under stock option agreements to William Dunn & David Kruft should be revalued, which will increase compensation expense and liability for deferred compensation;

     (b) the Warrants should be revalued based upon the fair market value of the Company, which will increase expenses and liabilities for the Warrants; and

     (c) the retained earnings should be reallocated to the carrying value of preferred stock.

                                  Schedule 3.7
                        Title to Properties; Encumbrances


1. Encumbrances referred to in Title Insurance Policy No. 36-907-02-64854CK dated April 18, 1994 with the Bank as named insured, a copy of which is attached hereto and made a part hereof. [Not attached. Will file upon request of the Commission.]

2. Easements, rights of way, restrictions and other Encumbrances of record affecting the leased property located at 3067 New Street, Oceanside, New York 11572.

3. Certain properties and assets of each of the Company and Arcon Holdings are subject to Encumbrances pursuant to that certain Credit Agreement dated as of April 14, 1994 by and between the Company, the Bank, and the other parties thereto and the additional security and other credit documentation (including, but not limited to security agreements, mortgages, guarantees, promissory notes, pledges and financing statements) executed in connection therewith (collectively, the "Bank Documents").

4.   Jurisdiction:             Ohio Secretary of State
     File No.                  AM16675
     File Date:                September 22, 1995
     Secured Party:            Scot Leasing Company
     Collateral:               Leased telephone system.

5.   Jurisdiction:             Clark County, Ohio
     File No.:                 95003719
     File Date:                September 22, 1995
     Secured Party:            Scot Leasing Company
     Collateral:               Leased telephone system.

                                    Schedule 3.8
                                   Real Property
                                   -------------

1. The real property and improvements thereon located at 1713 Sheridan Avenue, Springfield, Ohio 45505.

2. Leasehold interest in the real property and improvements thereon located at 3067 New Street, Oceanside, New York 11572.

                                    Schedule 3.9
                               Intellectual Property
                               ---------------------


1. Trademark Registration No. 1,829,385 relating to SUPER ARCOFLEX -Registered Trademark- for ungummed paper tape for binding pads, binders and books in Class 16. Registered April 5, 1994.

2. Trademark Registration No. 1,848,580 relating to ARCOFLEX for ungummed paper tape for binding pads, binders and books in Class 16. Registered August 9, 1994.

                                   Schedule 3.10
                                       Leases
                                   -------------

1. Amended and Restated Agreement of Lease between the Company, as lessee, and Arnold Barsky d/b/a/ A&C Realty, as lessor, dated June 1, 1988 relating to premises located at 3067 New Street, Oceanside, New York 11572.

                                  Schedule 3.11
                               Material Contracts


1.   The Warrant Certificate.

2.*  The Take-Along Rights Agreement.

3.   The FSE Purchase Agreement.

4.   The Stock Purchase Agreement.

5.*  The Shareholder Agreement.

6. Arcon Coating Mills, Inc. Profit Sharing Plan & Trust Agreement dated November 1, 1993, as amended.

7. Supply Agreement effective as of August 1, 1995 by and between the Company and CPM, Inc.

8. Supply Agreement dated as of January 1, 1996 by and between the Company and CPM, Inc.

9. Supply Agreement dated as of October 14, 1992 by and between the Company and Kimberly-Clark Corporation.

10.  Arcon Holdings owns all of the issued and outstanding shares of Company
     Stock.

11. Lease Agreement dated December 27, 1994 by and among King O'Rourke Cadillac Sales Inc., the Company and David R. Kruft.


12. Lease Agreement dated March 18, 1996 by and between the Company and Crown Lift Trucks.

13. Arcon Coating Mills Profit Sharing Plan and Trust Agreement dated November 1, 1993, as amended.

14.* Management and Administrative Services Agreement by and among the Company,
     Arcon Holdings, Northwood Ventures and Northwood Management Corp. dated as of April 14, 1994.

15.  The Bank Documents.


--------------
*    To be terminated at or prior to the Closing.

16. See attached Schedule of open customer orders over $25,000, as of August 9, 1996.

17. See attached Schedule of open purchase orders over $25,000, as of August 9, l996.

18. The Internal Revenue Service (the "IRS") is currently conducting an audit of FSE Holdings, Inc. ("FSE"), the former parent of the Company, regarding the consolidated federal income tax return filed by FSE for the tax year relating to the Company's 1990 fiscal year. FSE has advised the Company that it has waived the applicable statutes of limitations relating to federal tax returns filed by it for the tax year relating to the Company's 1990 fiscal year and such subsequent tax years as have been requested by the IRS.

                                ARCON COATING MILLS

                              OPEN ORDER OVER $25,000



                                                            August 9, 1996


                   Customer                 Amount
                   --------                 ------

                   ACCO                   $41,388.98

                   AMPAD, MA               35,021.39

                   AMPAD, IL               96,223.29

                   BUSHNELL                45,233.00

                   DELUXE CHECK, NJ        29,939.73

                   DELUXE CHECK, KS        38,447.25

                   DIVERSIFIED             36,240.00

                   EXPANDEX                26,127.30

                   ESSELTE                165,665.62

                   KRUYSMAN                34,417.00

                   SMEAD, GA               47,332.20

                   SMEAD, OH               39,205.45

                   SMEAD, MN               63,051.40

                                ARCON COATING MILLS

                         OPEN PURCHASE ORDERS OVER $25,000



                                                            August 9, 1996



                   Vendor                     Amount
                   ------                     ------

                   Du Pont               $354,409.67

                   BROWN-BRIDGE MILLS     111,381.40

                   KIMBERLY-CLARK         172,339.23

                   EMTECH                  24,765.06

                   DEL VAL INK             32,424.96

                                  Schedule 3.12
                      Consents and Approvals; No Violations


1. Supply Agreement effective as of August 1, 1995 by and between the Company and CPM, Inc.

2. Supply Agreement dated as of January 1, 1996 by and between the Company and CPM, Inc.

3. Supply Agreement dated as of October 14, 1992 by and between the Company and Kimberly-Clark Corporation.

4. The Holdings Charter provides for certain contingent rights for the holders of Preferred Stock with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

5. The consummation of the transactions contemplated by this Agreement would be an event of default under certain of the Bank Documents.

6. Pursuant to the Warrant Certificate, the Bank is entitled to 30 days prior written notice of the transactions contemplated by this Agreement.

7. Pursuant to the Take-Along Rights Agreement, the Bank is entitled to 45 days prior written notice of the transactions contemplated by this Agreement.

                                  Schedule 3.13
                                   Litigation

1. The IRS is currently conducting an audit of FSE, the former parent of the Company, regarding the consolidated federal income tax return filed by FSE for the tax year relating to the Company's 1990 fiscal year. FSE has advised the Company that it has waived the applicable statutes of limitations relating to federal tax returns filed by it for the tax year relating to the Company's 1990 fiscal year and such subsequent tax years as have been requested by the IRS.

2. Order on Consent No. Rl-4837-92-0l issued by the New York State Department of Environmental Conservation, together with letter amendments thereto, attached to Schedule 3.21.

                                  Schedule 3.14
                                      Taxes


1. The IRS is currently conducting an audit of FSE, the former parent of the Company, regarding the consolidated federal income tax return filed by FSE for the tax year relating to the Company's 1990 fiscal year. FSE has advised the Company that it has waived the applicable statutes of limitations relating to federal tax returns filed by it for the tax year relating to the Company's 1990 fiscal year and such subsequent tax years as have been requested by the IRS.

2. Prior to April 14, 1994 the Company was included in the consolidated, unitary or combined Returns of FSE.

3. The FSE Purchase Agreement contains provisions relating to the payment of, liability for and indemnities in respect of certain Taxes.

                                  Schedule 3.15
                                   Liabilities


1. The IRS is currently conducting an audit of FSE, the former parent of the Company, regarding the consolidated federal income tax return filed by FSE for the tax year relating to the Company's 1990 fiscal year. FSE has advised the Company that it has waived the applicable statutes of limitations relating to federal tax returns filed by it for the tax year relating to the Company's 1990 fiscal year and such subsequent tax years as have been requested by the IRS.

2. All matters disclosed in Schedule 3.21 are incorporated herein by reference.

3. Liabilities incurred subsequent to the Balance Sheet Date with respect to the payment of bonuses disclosed in items 7, 8 and 9 of Schedule 3.19 and items 2 and 3 of Schedule 3.23.

                                  Schedule 3.16
                                    Insurance

1.   See attached schedule of insurance.

                           ARCON COATING MILLS, INC.
                               INSURANCE SCHEDULE

-------------------------------------------------------------------------------------------------------------
                                    EFFECT.                                      LIMITS
BROKER            POLICY            DATE          PREMIUM       COVERAGE       OCCUR/AGGR         DEDUCTIBLE
=============================================================================================================
OCEANSIDE
-------------------------------------------------------------------------------------------------------------
SOBEL AFFIL.      BUSINESS AUTO     6/1/96        $ 7,443                       1,000 K           .5K/2K
-------------------------------------------------------------------------------------------------------------
SOBEL AFFIL       EXCESS            6/1/96          5,500       5,000K          1,000K/2,000K
                  UMBRELLA
-------------------------------------------------------------------------------------------------------------
SOBEL AFFIL.      COMMERCIAL        6/1/96         18,114       4,368K PROP     2,000K
                  PACKAGE                                       3,120K B.I.     30K TRANSIT       .5K
                                                                                1,000K EQUAKE     25K
                                                                                50K               .5K
                                                                                DISHONESTY
-------------------------------------------------------------------------------------------------------------
SOBEL AFFIL.      PROPERTY &        6/1/96         13,841       1,600K PROP     1,000K/2,000K     1K
                  CASUALTY                                      288K B.I.
-------------------------------------------------------------------------------------------------------------
STATE             WORKERS' COMP     1/1/96         54,232
INSURANCE FUND
-------------------------------------------------------------------------------------------------------------
HARTFORD          TRAVEL            7/2/93          7,640       1,000K/500K     2,500K
                  ACCIDENT                           3 YR
                  DK/JK/MH/EM
                  ES/WD
-------------------------------------------------------------------------------------------------------------
HARTFORD LIFE     DK DISABILITY     8/1/93          3,629       4K/MO.
-------------------------------------------------------------------------------------------------------------
FIRST             STATE             7/1/96          1,732
REHABILITATION    DISABILITY
-------------------------------------------------------------------------------------------------------------
TRAVELERS         JK/ES LIFE        12/2/95         1,484
-------------------------------------------------------------------------------------------------------------
COLONIAL LIFE     DK LIFE           11/1/95         7,100       2,000K
-------------------------------------------------------------------------------------------------------------
WILLIAM PENN      DK LIFE           9/1/95          1,800       1,000K
-------------------------------------------------------------------------------------------------------------
ANTHEM HEALTH     MEDICAL           12/1/95         8,385/MO
                                                      AVG.
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                    EFFECT.                                      LIMITS
BROKER            POLICY            DATE          PREMIUM       COVERAGE       OCCUR/AGGR         DEDUCTIBLE
=============================================================================================================
NY LIFE/          MEDICAL           12/1/95       5,149/MO
NYLCARE                                             AVG.
-------------------------------------------------------------------------------------------------------------
ANTHEM HEALTH     LIFE              12/1/95         776/MO
-------------------------------------------------------------------------------------------------------------
PAUL REVERE       LTD               12/1/95         990/MO
                                                     AVG.
-------------------------------------------------------------------------------------------------------------
SPRINGFIELD
-------------------------------------------------------------------------------------------------------------
BUREAU OF         WORKERS COMP                      12,373
WORKERS COMP
-------------------------------------------------------------------------------------------------------------
WALLACE &         PACKAGE           2/19/96         13,018
TURNER
-------------------------------------------------------------------------------------------------------------
EMPLOYERS         LIFE/MAJOR        4/1/96           2,910
HEALTH            MEDICAL                             MO
-------------------------------------------------------------------------------------------------------------
MASS MUTUAL       R. SCHWARTZ       9/1/95           1,481      1,000/MO
                  DISABILITY
-------------------------------------------------------------------------------------------------------------

                                  Schedule 3.17
                              Compliance with Laws

1. All matters disclosed on Schedule 3.21 are incorporated herein by reference.

2. The IRS is currently conducting an audit of FSE, the former parent of the Company, regarding the consolidated federal income tax return filed by FSE for the tax year relating to the Company's 1990 fiscal year. FSE has advised the Company that it has waived the applicable statutes of limitations relating to federal tax returns filed by it for the tax year relating to the Company's 1990 fiscal year and such subsequent tax years as have been requested by the IRS.

                                  Schedule 3.18
                              Employment Relations

     None.

                                  Schedule 3.19
                             Employee Benefit Plans


     l.* Arcon Coating Mills, Inc. Retirement Plan and Trust dated August 1, 1984, which Plan was terminated as of May 31, 1991, and which Plan received a favorable determination letter from the IRS dated June 17, 1992 with respect to such termination. The Pension Benefit Guaranty Corporation ("PBGC") has not issued a Notice of Noncompliance with respect to such termination.

     2.** Arcon Coating Mills, Inc. Profit Sharing Plan & Trust Agreement dated
          November 1, 1993, as amended.

     3.* International Envelope Company Savings and Investment Plan (from which Arcon Coating Mills, Inc. Profit Sharing Plan & Trust was spun-off effective November 1, 1993).

     4.   Stock Option Plan of Arcon Holdings Corp.

     5. The IRA Matching Plan of the Thomas Tape Company dated October 1, 1979, as amended, which is a "simplified employee pension" (as defined in Section 408(k) of the Code).

     6. Employment Agreement dated as of April 14, 1994 by and between Arcon Holdings and David R. Kruft.

     7. Employment Agreement dated as of April 14, 1994 by and between Arcon Holdings and William Dunn.

     8. The following individuals eligible for the indicated bonus for the fiscal year ending 10/31/96: Andrew Haug, $18,000; Eugene Mueller, $5,000; Edward Siarkowicz, $5,000; John Gregory, $10,000; all office employees, one week's pay.


----------
* Plan documents, Forms 5500,financial statements and the most recent determination letter have not been provided to Purchaser with respect to this plan.

** Plan to be amended prior to the Closing to fully vest all participants as of the Closing Date.

9. Productivity/length of service bonuses will be given to manufacturing personnel for fiscal year 1996 as follows: Juan Alayo, $550; Horace Awai, $420; Dindial Boodram, $150; Mario Campos, $150; Alex Castro, $250; Mario Cifuentes, $1,310; Michael de Jesus, $1,940; Francisco Dominguez, $440; Jose Dominguez, $150; Robert Fisher, $1,500; Emanuel Georges, $2,000; Eduardo Heredia, $380; Julio Heredia, $328; James Jelley, $2,000; Steven Jenkins, $150; Francisco Jimenez, $300; Julio Marrero, $447; Nick Parsekian, $2,000; Danny Postell, $315; Sam Ramcharitar, $440; James Reid, $2,000; Angel Rodriguez, $1,420; Oswaldo Rodriguez, $330, Alfonso Rosario, $875; Luis Salazar, $300; Roger Salgado, $385; Jesus Segura, $250; Douglas Soto Lopez, $245, Inmar Valle Marcia, $250; Taiwan Verene, $150; Tony Tellex, $1,000;

10.  See attached description of executive bonus program.

11.  See attached description of paid time off and vacation policies.

12.  Reference is made to the schedule of insurance attached to Schedule 3.16.

                                     MEMORANDUM
                                     ----------


TO:           Arcon Board of Directors

FROM:         David Kruft

DATE:         December 15,1995

SUBJECT:      1996 BONUS PROGRAMS/PERSONAL OBJECTIVES
              ---------------------------------------


Enclosed please find the finalized bonus programs and personal objectives for our key employees. Individual bonus formulas are shown separately along with appropriate personal objectives (P.O.). The general bonus parameters which relate operating income performance and personal objectives, and pertain to all, are given below.

-   General Formula:

    Goal Performance = (X) X O.I. Mult. + (Y) X O.I. MULT. X P.O.
    X - Y = 100%. Weight (%) of X & Y for each employee is indicated in the individual bonus programs.

- The operating income multiplier will index as per the following and will be reviewed annually:

              O.I.     O.I.                   O.I.         O.I.
           % To Plan   Mult.               % To Plan       Mult.
           ---------   -----               ---------       ----

              80%       65%                  103%          105%
              82%       70%                  106%          110%
              85%       75%                  109%          115%
              88%       80%                  112%          120%
              91%       85%                  115%          125%
              94%       90%                  118%          130%
              97%       95%                  121%          135%
             100%      100%                  124%          140%
                                             127%          145%
                                             130%          150%

- Over-accruals of profit sharing and management bonuses will not be considered when calculating the goal performance (i.e., operating income is calculated assuming bonus and profit sharing monies are the lesser of plan or actual amount).

-   No bonus payout if operating income falls below 80% of plan.

- The operating income multiplier in the Personal Objectives (P.O.) part of the equation has a maximum of 125%.

- The operating income multiplier in the P.O. part of the equation can not go below 100%.

                             ARCON COATING MILLS, INC.
                             -------------------------

                                     MEMORANDUM
                                     ----------


TO:           Board of Directors

FROM:         David Kruft

DATE:         December 15,1995

SUBJECT:      1996 PERSONAL OBJECTIVES/BONUS PROGRAMS
              ---------------------------------------



-   SALES/MARKETING                                                  25%

    -    Insure Sales Department activity to generate sales forecast.

    -    Spearhead a continuing new product development program.

    - Continue efforts for European sales by direct Arcon personnel and actively recruit an agent.

-   FINANCIAL                                                        25%

    - Initiate profit improvement program by negotiation with vendors, material substitution and overall cost reductions to save $250,000 in materials and $50,000 in S.G. & A. Both to be measured against 1996 budget.

    - Provide leadership to complete the installation of a fully automated order entry, production planning, inventory, and billing system by March 31, 1996.

-   OPERATIONS                                                       25%

    -    Insure coater waste stays below 3.5%.

    -    Continue effort to source TYVEK -Registered Trademark- gumming vendor.

    - Continue development of alternative TYVEK -Registered Trademark-material.

-   OTHER
    -    Initiate and investigate possible acquisition candidates.   15%

    -    Explore and prepare a review of alternative markets for Arcon products
         and technology.                                             10%

                                    BONUS PROGRAM
                                    -------------


ASSUMPTIONS:

    CONSOLIDATED FINANCIALS

    O.I. = 75%  P.O. = 25%

    Goal performance indexes 2 points for every point above 100% to a maximum of 150%.

    Target Bonus Potential = 35% of Salary X ($175,000) + $61,250

G.P. = (.75) X Oper. Inc. Mult. + (.25) X (O.I. Mult.) X P.O.

bonus = G.P. % X ($61,250)





DK:dv

                            M E M O R A N D U M


TO:          Dave Kruft

FROM:        Bill Dunn

DATE:        December 15, 1995

SUBJECT:     WILLIAM DUNN - 1996 PERSONAL OBJECTIVES/BONUS PROGRAM




SALES - 65%

Increase Office Products sales from $18,182,000 to $19,635,000.         25%

Grow export sales from $800,000 to $1,000,000.                          10%

Increase Book Products sales performance from $3,054,000 to
$3,300,000. Reevaluate our sales coverage and wholesaler network
by 2/28/96.                                                             10%

Institute a profitability program for the top 25 accounts in conjunction with the finance group.  This will include current
margins, profit mix, and recommendations to improve margins.            15%

Redefine Thomas Tape's product offering and sales thrust by 6/30/96.     5%

ADMINISTRATIVE - 25%

Guide the new products development team to develop three new
products in 1996 with at least two by 8/30/96.                          15%

Direct the implementation of a quality control system to cover
incoming WIP, finished goods, and outbound shipments by 2/28/96.        10%

NEW MARKETS - 10%

Investigate potential of five new markets as a result of DuPont
referrals.                                                              10%

                          BONUS PROGRAM

ASSUMPTIONS:

     CONSOLIDATED FINANCIALS

     O.I. = 75%   P.O. = 25%

     Goal performance indexes 2 points for every point above 100% to a maximum of 150%.

     Target Bonus Potential = 30% of Salary x ($131,000) = $39,300

G.P. = (.75) x Oper. Inc. Mult. + (.25) x (O.I. Mult.) x P.O.

Bonus = G.P. % X (39,300)

                           M E M O R A N D U M

TO:        David Kruft

FROM:      John Gregory

DATE:      December 15, 1995

SUBJECT:   1996 PERSONAL OBJECTIVES/BONUS PROGRAM


1. a. Meet all of Heller Financial's reporting deadlines including monthly financial statements, borrowing base certificates, compliance certificates (including coverages), operations reports, and annual projections.

                                                                      10%


     b. Provide appropriate support for special projects as requested by Northwood Ventures and/or the President.

                                                                       5%

2. a. Complete installation and deliver operational order entry system by March 31, 1996.

                                                                      20%

     b. Bring in-house and consolidate on the Macola system the accounts receivable and accounts payable of Thomas Tape by April 1, 1996.

                                                                      15%

     c. Develop computer reports to enable sales and marketing to determine profitability by customer/by product.

                                                                       5%

3. Analyze all areas of overhead costs and develop action plans to generate potential cost savings of $50,000 below 1996 budgeted levels from the following target areas: telephone, utilities, freight, health care costs, bad debts, insurance, and repairs and maintenance.

                                                                      15%

4. Insure Arcon Oceanside's trade receivable twelve-month average DSO do not exceed 31 days. Insure working capital stays at or below budget projections.

                                                                       5%

5. Provide appropriate support for Price Waterhouse year-end audit, tax preparations, and all other activity as required.

                                                                      15%

6. Analyze the feasibility of implementing a fully-integrated manufacturing cost system for Arcon with recommendations by September 1, 1996.

                                                                      10%


                            BONUS PROGRAM


ASSUMPTIONS:

    CONSOLIDATED FINANCIALS

    O.I. = 60%    P.O. = 40%

    Goal performance Maximum = 125%

    Target Bonus Potential = 15% of Salary x ($90,000) = $13,500

G.P. = .60 x (O.I. Mult.) + .40 x (O.I. Mult.) x P.O.

Bonus = G.P. % x ($13,500)

                        M E M O R A N D U M

TO:          Dave Kruft

FROM:        Bill Dunn

DATE:        December 15, 1995

SUBJECT:     JOE KELLY - 1996 PERSONAL OBJECTIVES/BONUS PROGRAM


SALES - 75%

Increase Office Products sales from $9,100,000 to $9,800,000 (see attached account list). Smead adjusted by $400,000.

                                                                    25%

Qualify pressure sensitive TYVEK-Registered Trademark- with release liner at Smead by July 31, 1996.

                                                                    20%

Implement cost savings and increased margin contribution for Deluxe Check. Replace 890-1HS with CMP/KC.

Replace Rexford/Foliotronics with 800-1HS.  Replace Ideal Tape with 211-1PS.

                                                                    20%

Grow #5 Drill from $50,000 to $75,000 and sell as a replacement for in-house combining resulting in 10% material savings.

                                                                    10%

NEW PRODUCTS - 20%

Develop a source for ribbed Super B Text to compete with Holliston.

                                                                    10%

Introduce hi-stretch Sontara with Yates for spine reinforcing.

                                                                    10%

ADMINISTRATIVE - 5%

Submit pre-call planning and call reports on a timely basis.

                                                                      5%

                           BONUS PROGRAM


ASSUMPTIONS:

     ARCON OCEANSIDE FINANCIALS

     O.I. = 60%      P.O. = 40%

     Goal Performance Maximum = 125%.

     Target Bonus Potential = $54,000

G.P. = .60 x (O.I. Mult.) + .40 x (O.I. Mult.) x (P.O)

Bonus = G.P. % x ($54,000)

                        M E M O R A N D U M

TO:          Dave Kruft

FROM:        Bill Dunn

DATE:        December 15, 1995

SUBJECT:     ED SIARKOWICZ
             1996 PERSONAL OBJECTIVES/BONUS PROGRAM


SALES - 20%

Increase target accounts by 8% (see attached list).

                                                                    20%

NEW PRODUCTS - 60%

Develop three new viable products for presentation to the new products committee: one by 3/31/96, one by 8/31/96, and one by 10/31/96.

                                                                    25%

Develop a product to meet 701 vertical burn test for the indoor decorative market.

                                                                    10%

Improve base costs on two line items by 10% (paper or cloth).

                                                                    15%

Set up and install a complete procedure for all new product trials for the company by January 30, 1996. This is to include forms for recording data, samples, binders, and physical location for same.

                                                                    10%

QUALITY - 10%

Institute formal quality control standards and procedures to monitor same by February 28, 1996.

                                                                    10%

ADMINISTRATION - 10%

Submit pre-call planning and call reports on a timely basis.

                                                                    10%

                           BONUS PROGRAM


ASSUMPTIONS:

     ARCON OCEANSIDE FINANCIALS

     O.I. = 60%      P.O. = 40%

     Goal Performance Maximum = 125%.

     Target Bonus Potential = $4,000

G.P. = .60 x (O.I. Mult.) + .40 x (O.I. Mult.) x (P.O.)

Bonus = G.P. % x ($4,000)

                       ARCON COATING MILLS

            DESCRIPTION OF PAID TIME OFF AND VACATION


PAID HOLIDAYS

After completion of one full month of work, all full-time employees are entitled to the following paid holidays. In order to be paid for a holiday, an employee must work the normal work days before and after the holiday in that pay period.


New Year's Day                    Labor Day
Washington's Birthday             Thanksgiving Day
Good Friday                       Friday after Thanksgiving
Memorial Day                      Christmas
July 4th



VACATION

After completing one year of work, all full-time hourly employees are entitled to one paid week.

After completing two years of work, all full-time hourly employees are entitled to two paid weeks.

After completing ten years of work, all full-time hourly employees are entitled to three paid weeks.


SICK/PERSONAL TIME

All full-time hourly employees are eligible for six (6) personal/sick days per calendar year after completion of a full calendar year of work. This breaks down to one-half day per month and is accrued at a rate of 4 hours per month. Any unused sick/personal time remaining at the end of the calendar year is paid to the employees at their base hourly salary. (The four hours accrued for the month of December are carried over to the following year to be used for those employees wishing to observe Martin Luther King, Jr. Day in January.)

SALARIED EMPLOYEES

There is no formal written policy with respect to vacation and sick/personal time for salaried employees.

                             Schedule 3.20
                     Interests in Customers, Suppliers, etc.

     None.

                                  Schedule 3.21

                       Environmental Laws and Regulations

1. See attached draft environmental audit prepared by ENSR Consulting and Engineering, dated as of August 1996, which is incorporated by reference herein and made a part hereof. The matters disclosed in the final version of such draft are also disclosed herein by reference.

2. The Company did not comply with certain New York State Department of Environmental Conservation ("NYSDEC") and Clean Air Act requirements at its facility located at 3067 New Street, Oceanside, New York (the "Oceanside Facility"), as further described in the following documents (or provisions thereof, as applicable) which are attached hereto: (i) Section 2.6.1 of the Phase I Environmental Site Assessment dated March 1994 by Woodward-Clyde Consultants; (ii) Sections A. (starting on page 1) and I. (starting on page
     5) of the Environmental Audit dated July 11, 1991 by Pro-Flex Consultants, Ltd. (the "Pro-Flex Audit"); (iii) Mass Balance Analysis dated August 19, 1991; (iv) Sections A. and II. of the Mid-Year Environmental and Safety Report of the Company dated June 12, 1992 (the "Safety Report") and Sections I.A., II and III of the Environmental and Safety Compliance Assessment dated October 11, 1991 (the "Compliance Report"); (v) Notice of Compliance Determination dated October 21, 1991; (vi) Order on Consent No. R1-4837-92-0l issued by NYSDEC, together with letter amendments thereto (collectively, the "Order on Consent") and (vii) Letter dated August 5, 1993 from Ropes & Gray to NYSDEC regarding final obligations under the Order on Consent together with the permits obtained by the Company in compliance therewith.

3. The Company did not comply with certain hazardous materials and waste regulations at the Oceanside Facility as further described in the following documents (or provisions thereof, as applicable) which are attached hereto:
     (i) Sections B. (starting on page 2) and II. (starting on page 9) of the Pro-Flex Audit and (ii) Sections B., C . and II. of the Safety Report and Sections I.B., I.C., II. and III. of the Compliance Report.

4. The Company did not comply with certain OSHA regulations at the Oceanside Facility as further described in the following documents (or provisions thereof, as applicable) which are attached hereto: (i) Sections C. (starting on page 3) and III. (starting on page 17) of the Pro-Flex Audit and (ii) Sections C., D. and
     II. of the Safety Report and I.C., I.D., II. and III. of the Compliance Report.

5. On March 31,. 1996, Aquatite Tyvek Red Ink was discharged from the Oceanside Facility as further described in the following documents which are attached hereto: (i) Request for Clean-up Notification dated March 31, 1996 issued by NYSDEC and (ii) Field Inspection Report dated April 15, 1996.

6. In March 1994, the following conditions were noted at the Company's facility located at 1713 Sheridan Avenue, Springfield, Ohio: (i) non-compliance with the National Pollution Discharge Elimination Notice of Intent and Stormwater Pollution Prevention Plan filing requirements; (ii) the potential impact of soil and/or groundwater in the former tank basin of an 8,400 gallon underground storage tank in which heating oil had been stored; (iii) inadequate eye protection policy for certain employees, a written Lock-Out/Tag-Out Program, and Noise Survey; (iv) potentially damaged asbestos containing material insulation on overhead piping in the east building at the facility; and (v) potential impact of oil/grease to surface and subsurface soil along the east property boundary from an adjacent property. The Memorandum of the Company dated March 28, 1994 responding to the above issues is attached hereto.

                                DRAFT

                                Specialty Paperboard

                                Brattleboro, Vermont


[LOGO] ESNER                    Environmental Due Diligence:
                                Arcon Coating Mills,
                                Oceanside, NY
                                and
                                Thomas Tape Co.,
                                Springfield, OH


                                ENSR Consulting and Engineering


                                August 1996

                                Document Number 8700-550-500

                                Specialty Paperboard

                                Brattleboro, Vermont


                                Environmental Due Diligence:
                                Arcon Coating Mills,
                                Oceanside, NY
                                and
                                Thomas Tape Co.,
                                Springfield, OH


                                ENSR Consulting and Engineering


                                August 1996

                                Document Number 8700-550-500

                                                                            ENSR
--------------------------------------------------------------------------------

                                    CONTENTS

1.0  INTRODUCTION ........................................................   1-1
     1.1 Preface .........................................................   1-1
     1.2 Objectives ......................................................   1-1
     1.3 Scope of Work ...................................................   1-1
     1.4 Study Limitations ...............................................   1-2

2.0  OCEANSIDE, NEW YORK .................................................   2-1
     2.1 Site Description ................................................   2.1
         2.1.1 Site Location .............................................   2-1
         2.1.2 Site History ..............................................   2-1
         2.1.3 Description of Current Site Activities
                 and Operational History .................................   2-1
     2.2 Prior Investigations ............................................   2-2
     2.3 Data Base Search Results ........................................   2-2
     2.4 Key Findings ....................................................   2-3

3.0  SPRINGFIELD, OHIO ...................................................   3-1
     3.1 Site Description ................................................   3-1
         3.1.1 Site Location .............................................   3-1
         3.1.2 Site History ..............................................   3-1
         3.1.3 Description of Current Site Activities
                 and Operational History .................................   3-1
     3.2 Prior Investigations ............................................   3-2
     3.3 Data Base Search Results ........................................   3-3
     3.4 Key Findings ....................................................   3-3


--------------------------------------------------------------------------------
                                       i

                                                                            ENSR
--------------------------------------------------------------------------------

                                1.0 INTRODUCTION

1.1 Preface

ENSR Consulting and Engineering (ENSR) was retained by Specialty Paperboard, Inc. to evaluate the actual or potential environmental liabilities associated with two specialty paper manufacturing facilities currently owned and/or operated by Arcon Coating Mill, Inc. ("Arcon"). These facilities are situated in Oceanside, NY and Springfield, OH, respectively. The latter facility operates under the name, The Thomas Tape Co.

1.2  Objectives


The purpose of this investigation was to determine, where possible, whether the subject facilities and associated properties might contain actual or potential environmental liabilities and if so, to provide a reasonable worst case cost estimate of their financial magnitude.

Reasonable worst case costs are those costs relating to an environmental issue which are the highest that ENSR believes are reasonably possible. That is, the chance that the costs will be significantly higher appear to be reasonably small, but not zero. The reasonable worst case estimate is not based on a true worst case. Of all the damaging contingencies that might occur, this estimate takes into account only those that are reasonably possible in this case.

We have not attempted to estimate a most likely cost for addressing the potential problems identified herein because a commercial Phase I report does not provide a sufficiently detailed factual or engineering analysis, or an understanding of the specific regulatory context for preparing such an estimate. As with any due diligence evaluation, there simply is not sufficient information available upon which to base such assumptions.

1.3 Scope of Work

Consistent with the above described objectives, ENSR's work scope focused on the following broad areas of inquiry:

      o The extent to which a significant hazardous materials or petroleum contamination problem may be affecting the subject properties and potentially necessitating a major expenditure to remediate (clean up).

--------------------------------------------------------------------------------


                                      1-1

                                                                            ENSR
--------------------------------------------------------------------------------

      o The extent to which facility operations are being conducted in a manner consistent with key federal and state EH&S regulations, including those related to air, water, hazardous waste, underground storage tanks, PCBs, asbestos-containing building materials, and worker health and safety.

      o The extent to which there exist contingent environmental liabilities associated with wastes generated from the subject facilities and taken off-site for disposal.

Both facilities were the subject of previously Phase I site assessment reports prepared by Woodward-Clyde Consultants in March 1994. This current ENSR investigation builds upon this earlier work in addition to reviewing a substantial volume of documents obtained by White & Case from Arcon. ENSR also used EDR of Southport, CT to conduct searches of selected federal and state regulatory data bases. Lastly, ENSR conducted a site visit to the Thomas Tape facility on July 30, 1996. ENSR did not visit the Oceanside, NY facility, though we have incorporated comments from David Allen of Specialty Paperboard, who visited the Oceanside facility on July 28, 1996.

ENSR has attempted to make this a management-style summary report rather than an exhaustive recitation of information. The report begins with a description of each of the subject sites and facilities, including site histories and identification of current activities taking place. The results of prior Phase I investigations are then discussed. Finally, a summary of outstanding issues of potential concern is presented, including estimates of the costs required to correct or remediate each identified issue. This latter section is intended to provide a relatively succinct identification of potential environmental liability issues that might be considered material to the proposed transaction.

1.4 Study Limitations

This Report describes the results of ENSR's due diligence investigation to identify the presence of significant environmental liabilities materially affecting the subject facilities and/or properties. In the conduct of this due diligence investigation, ENSR has attempted to independently assess the presence of such problems within the limits of the established scope of work as described in our letter proposals dated July 19, 1996.

As with any due diligence evaluation, there is a certain degree of dependence upon oral information provided by facility or site representatives which is not readily verifiable through visual inspection or supported by any available written documentation. ENSR shall not be held responsible for conditions or consequences arising from relevant facts that were concealed,

--------------------------------------------------------------------------------


                                      1-2

                                                                            ENSR
--------------------------------------------------------------------------------

withheld, or not fully disclosed by facility or site representatives at the time this investigation was performed.

This report and all field data and notes were gathered and/or prepared by ENSR in accordance with the agreed upon scope of work and generally accepted engineering and scientific practice in effect at the time of ENSR's investigation of the subject sites. The statements, conclusions, and opinions contained in this report are only intended to give approximations of the environmental conditions at these locations.

This report, including all supporting field data and notes (collectively referred to hereinafter as "information"), was prepared or collected by ENSR Consulting and Engineering (ENSR) for the benefit of its' client, Specialty Paperboard, Inc. ENSR's client may release the information to its lender or other third parties, who may use and rely upon the information at their discretion. However, any use of or reliance upon the information by a party other than specifically named above shall be solely at the risk of such third party and without legal recourse against ENSR, its parent or its subsidiaries and affiliates, or their respective employees, officers or directors, regardless of whether the action in which recovery of damages is sought is based upon contract, tort (including the sole, concurrent or other negligence and strict liability of ENSR), statute or otherwise. This information shall not be used or relied upon by a party that does not agree to be bound by the above statement.

--------------------------------------------------------------------------------


                                      1-3

                                                                            ENSR
--------------------------------------------------------------------------------

                             2.0 OCEANSIDE, NEW YORK

2.1 Site Description

A summary description of Arcon's Oceanside, NY facility is presented below, including a discussion of the site location, site history, and current uses of the subject property.

      2.1.1 Site Location

Arcon operates a leased 31,000 s.f. facility addressed as 3067 New Street, Oceanside, Nassau County, New York. The facility is located on Long Island about 400 feet east of the confluence of Mill River and Powell Creek. The site is bounded by an indoor tennis court facility to the north; a marina and residences to the east; a boat yard and shipping container repair facility to the south; and New Street to the west. On the far side of New Street is a scrap metal and auto junk yard.

      2.1.2 Site History

According to the Woodward-Clyde March 1994 Phase I report (WCC report), Arcon was the first and only tenant of its building, which was constructed in 1972. Uses of the site prior to 1972 are not discussed in the WCC report.

      2.1.3 Description of Current Site Activities and Operational History

Arcon is involved in surface coating and printing operations at this single story facility. The company coats Tyvek and other materials with water-based inks and adhesives. Solvent-based inks were used until 1992.

Arcon switched to water-based inks in 1993, largely in response to an administrative consent order (ACO) with the New York State Department of Environmental Conservation (NYSDEC). With the switch to water-based inks, Arcon has limited emission sources. The facility holds current air emission Certificates to Operate; these have been issued by the Nassau County Department of Health.

The facility is a small quantity generator of hazardous waste. One of their inks (green) contains above threshold levels of copper and cannot be disposed of into the sewer system as a result. This material is taken to S&W Waste in South Kearny, NJ for disposal.

--------------------------------------------------------------------------------


                                      2-1

                                                                            ENSR
--------------------------------------------------------------------------------

The subject facility is served by municipal water and sewer. Arcon discharges to the sewer small quantities of washwater produced from cleaning inks from printing equipment; no permit is required. Nassau County Department of Public Works last conducted a field inspection of the facility on April 15, 1996; no compliance issues were identified.

Space heating is by natural gas. There is no history of underground storage tanks on the subject property. Lastly, there is no known asbestos containing materials present.

2.2 Prior Investigations

The 1994 WCC Phase I report did not identify any current environmental problems involving the subject facility, though it did note that the company was operating under a NYSDEC administrative consent order relative to air problems. In 1991, Arcon voluntarily disclosed its problems and subsequently was issued a notice of violation by the Nassau County Department of Health for operating air emission sources without proper permits. The company entered into an ACO with the state in November 1992. The required permits were received in July 1993 (current air permits are dated January 1, 1996 and expire in January 1997). It is our understanding that the company has fulfilled all of its obligations relative to the ACO.

In July 1991, Pro-Flex Consultants conducted an audit of the Arcon facility. The audit identified numerous issues, including the absence of air emission permits. Other notable issues included the absence of the required hazardous communications plan and poor hazardous waste storage practices. Additionally, Pro-Flex noted that, "The housekeeping at the presses and in the ink mixing area is terrible." The documentation obtained by White & Case from Arcon indicates that immediate actions were taken by Arcon management to correct the identified deficiencies, including housekeeping problems. The 1994 WCC report found no outstanding compliance issues. Moreover, housekeeping procedures inside the facility were noted to be good. There are also no floor drains present, according to WCC.

2.3 Data Base Search Results

The EDR data base search did not identify any outstanding issues or problems relative to the Arcon facility or any others in the immediate site vicinity.

Arcon was not identified as being a potentially responsible party (PRP) at any federal Superfund site.

Although not identified in the data base search results, Arcon had a release of water-based, non-hazardous red ink on March 31, 1996. Apparently, a 5-gallon bucket containing residual material

--------------------------------------------------------------------------------


                                      2-2

                                                                            ENSR
--------------------------------------------------------------------------------

had been placed in an outdoor compactor where it was crushed; the liquid eventually leaked to a nearby storm drain that was located about 15 feet away. The state was notified and a cleanup of the storm drain was undertaken. Arcon subsequently installed a lock on the compactor door to prevent anyone except management from using it. Additionally, employees were re-informed about company policy involving the proper disposal of unusable ink and wash water. There has been no further action taken by any regulatory agency relative to this incident, and none is expected.

2.4 Key Findings

The Arcon facility was observed by David Allen to be reasonably well maintained, with limited opportunities for environmental impairment. Only water-based inks are used and no floor drains or other conduits for contaminant migration are present within the plant. Housekeeping is considered good, with there being adequate attention being paid to environmental compliance issues.

The only identifiable issue concerns the fact that the Arcon facility is situated in a mixed commercial and industrial area, with a boat and ship repair facility abutting the subject facility to the south, and a scrap metal & auto junkyard present on the opposite side of New Street to the west. Neither of these facilities was identified in the data base report as having been involved in any contamination-related incidences or as having underground storage tanks. Both are potential sources of contamination, which could migrate and impact the subject site (though there is no evidence that this has occurred). However, as noted earlier, the subject facility is leased. Therefore, these off-site threats are less an issue of potential concern, in our opinion.

Relative to future compliance matters, particularly as they pertain to the Clean Air Act (CAAA) Amendments, it appears that the subject facility does not use sufficient quantity of regulated chemicals to be considered a significant generator of hazardous air pollutants. All inks and adhesives are water-based. Therefore, CAAA should have little to no financial impact on Arcon.

No liability costs have been assigned to this facility.

--------------------------------------------------------------------------------


                                      2-3

                                                                            ENSR
--------------------------------------------------------------------------------

                              3.0 SPRINGFIELD, OHIO

3.1 Site Description

A summary description of the Thomas Tape Company's Springfield, OH facility is presented below, including a discussion of the site location, site history, and current uses of the subject property.

      3.1.1 Site Location

Thomas Tape ("Thomas") operates an owned facility (Arcon Coating Mills, Inc. is owner) that involves two connected buildings situated on a 2-acre site. Each building has about a 10,000 s.f. footprint, and contains a single story with full basement. The complex is addressed as 1713 Sheridan Avenue, Springfield, Clark County, Ohio.

The subject facility is bounded by Sheridan Avenue to the north, beyond which are residences; a printing company and a moving company to the east; railroad tracks to the south; and an abandoned former industrial facility to the west.

      3.1.2 Site History

The west building was constructed in the 1860's and was originally used for manufacturing buggy wheels. Thomas Tape, which was founded in 1891 in Wilmington, DL, moved to Springfield, OH and began occupying this facility in 1901. The upper floors of the west building were demolished in 1995, leaving this a single story building with a below ground basement.

The east building was constructed in 1904 and has been occupied by Thomas Tape since its construction.

      3.1.3 Description of Current Site Activities and Operational History

The company coats paper and cloth with water-based inks and adhesives to produce stripping and binding tapes for notebooks and pads. Solvent-based inks were used until the mid-1970's.

The facility is a generator of hazardous waste, though on an infrequent basis. They last generated hazardous waste in 1992 when ten drums of spent adhesives were sent to Klor Kleen of Cincinnati, OH for disposal. This was a one-time situation involving obsolete inks and adhesives. Asbestos from past abatement activities were sent to the Bigfoot Run Sanitary landfill

--------------------------------------------------------------------------------


                                      3-1

                                                                            ENSR
--------------------------------------------------------------------------------

in Morrow, OH. The company sends its non-hazardous solid waste to Waste Management of Ohio's landfill in Fairborn, OH.

The subject facility is served by municipal sewer and water. Thomas Tape discharges all wash waters, compressor blowdown, and boiler blowdown to the sewer. The City of Springfield does not consider the facility to be a Significant Industrial User; therefore, no local discharge permit is required. The city conducted sampling of Thomas Tape's effluent in 1992 and no problems were identified. On-site production activities have not changed since that sampling event.

Space and process heat are provided by two natural gas-fired boilers located in the basement of the west building. Until 1987, these boilers used heating oil. An 8,400 gallon underground storage tank (UST) was located in the alley along the westerly side of the west building; it was removed on January 14, 1987. No information was available concerning the age of the UST at the time of removal. No soil or groundwater sampling took place, though the tank removal company company, Adams Excavating, reported to Woodward-Clyde Consultants in 1994 that there were no visual signs of leakage and no obvious signs of soil contamination.

The subject facility has the necessary state air permits and/or registrations to operate its equipment, including the rotogravure press, laminator, and gumming machine. All permits and registrations are current.

Asbestos abatement programs were performed at the Thomas Tape facility in June, 1992 and December 1993 at which time asbestos was removed from the boilers and steam lines. Additional ACM abatement activities took place in the second and third floors of the west building; both floors were demolished about a year and a half ago, leaving the west building a single story structure.

3.2 Prior Investigations

The 1994 WCC Phase I report identified a limited number of issues concerning the Thomas Tape facility; these included the following:

      o The facility has not filed the required Notice of Intent relative to the National Pollution Discharge Elimination Discharge System (NPDES) stormwater requirements; a stormwater pollution prevention plan had also not been prepared.

      o Potential impact of the former 8,400 gallon UST on site soil and groundwater, though no information was found by WCC to indicate that a problem exists.

--------------------------------------------------------------------------------


                                      3-2

                                                                            ENSR
--------------------------------------------------------------------------------

      o Need for improved OSHA-related practices as they pertain to the use of eye protection by workers, the development of a written Lock-Out/Tag-Out program, and conduct of a noise survey.

      o The presence of suspect damaged ACM insulation on overhead piping in the east building.

      o Potential impact of oil/grease to surface and subsurface soils along east property boundary due to the activities taking place on the abutting which is occupied by a truck maintenance yard operated by Rollins Moving & Storage. At the time of the WCC site inspection, drums labeled as containing waste oil were observed along the property boundary.

WCC did not assign any liability costs to any of the above identified issues.

The Thomas Tape facility was audited by PF Technical Services of Levittown, NY in September 1993. No issues were identified. The audit report concluded by stating that, "....the facility is in compliance with current safety and environmental regulations."

3.3 Data Base Search Results

The EDR data base search did not identify any outstanding issues or problems relative to the Thomas Tape facility or any others in the immediate site vicinity.

Thomas Tape was not identified as being a potentially responsible party (PRP) at any federal Superfund site.

3.4 Key Findings

ENSR visited the Thomas Tape facility on July 30, 1996. On the basis of the site visit and review of facility records, key observations are noted as follows:

      o Facility interior and exterior housekeeping needs improvement. The basement production areas exhibited signs of past spills of hydraulic oils and adhesives. Exterior areas are overgrown, with several plastic drums formerly containing water treatment chemicals having been discarded there. Although there are limited opportunities for environmental impairment, given the size of the facility operations and the limited quantities of hazardous chemicals used, housekeeping improvements are recommended to at least enhance the appearance of the plant

--------------------------------------------------------------------------------


                                      3-3

                                                                            ENSR
--------------------------------------------------------------------------------

            and its grounds in the event that there is a future regulatory inspection. No costs have been allocated to this task, since the necessary improvements can be made using internal staff resources.

      o The Thomas Tape facility still needs to file a Notice of Intent for its stormwater permit and to prepare a pollution prevention plan. This is a mandatory requirement since the facility is classified as being in SIC 26. The estimated cost to prepare the necessary filings is $10,000 to $15,000.

      o The former presence of an 8,400 gallon heating oil UST represents a source of possible concern since the facility has no documentation pertaining to subsurface conditions at the time of the tank's removal in 1987. While there were no legal requirements in-place at the time to conduct sampling (nor would there be any ongoing requirement for a new owner), a $15,000 to $25,000 contingency should be considered, particularly if there are any plans to sell the property.

      o The Thomas Tape facility is situated in a mixed residential/ industrial neighborhood. Abutting the subject site to the east is a trucking firm; to the west is an abandoned former manufacturing plant (activities not known). The WCC report expressed concerns about the trucking firm in particular. Because of the overgrown conditions that exists between Thomas Tape and the referenced trucking firm (i.e., area covered by dense vegetation), no specific indications of improper waste management practices on the abutting property were observable at the time of the site visit. Neither of the abutting properties was identified on the data base search as being involved in any contamination-related incidents. Nonetheless, this is an older industrial area. Therefore, off-site conditions should be monitored. No liability costs have been assigned.

      o Minor quantities of suspect ACM is present in the piping that is located in the basement of the east building; the condition of the material is variable. Verification of the material as asbestos containing would be required prior to initiating any corrective abatement work. Total abatement costs are estimated to be on the order of $5,000 to $10,000.

The previously identified OSHA compliance issues have been rectified.

Relative to future compliance matters, particularly as they pertain to the Clean Air Act (CAAA) Amendments, it appears that the subject facility does not use sufficient quantity of regulated chemicals to be considered a significant generator of hazardous air pollutants. All inks and

--------------------------------------------------------------------------------


                                      3-4

                                                                            ENSR
--------------------------------------------------------------------------------

adhesives are water-based. Therefore, CAAA should have little to no financial impact on Thomas Tape.

--------------------------------------------------------------------------------


                                      3-5

                                Woodward - Clyde

                      Phase I Environmental Site Assessment

                                           PHASE I ENVIRONMENTAL SITE ASSESSMENT
                                                       ARCON COATING MILLS, INC.
                                                                 3067 NEW STREET
                                                       OCEANSIDE, NEW YORK 11572


                                                                   Prepared for:

                                                              NORTHWOOD VENTURES
                                                         485 UNDERHILL BOULEVARD
                                                         SYOSSET, NEW YORK 11791


                                                                      MARCH 1994


                                                            PROJECT NO.: 4E04070


                                                                    Prepared by:


                                                      WOODWARD-CLYDE CONSULTANTS
                                                       201 WILLOWBROOK BOULEVARD
                                                         WAYNE, NEW JERSEY 07470

2.6.1 ENVIRONMENTAL COMPLIANCE

This section includes the results of the review of Arcon's environmental compliance status regarding air and solid/hazardous waste issues. Based on a review of documents provided to WCC by Arcon and the site inspections conducted it appears that the facility is in compliance with applicable environmental regulations. As stated in Sections 2.5.1 and 2.5.2 above, WCC has not completed the review of the files at the various agencies contacted.

Air

Arcon is currently operating under a NYSDEC administrative consent order (ACO). This ACO, signed on November 2, 1992, was designed to allow Arcon to operate while reducing air emissions to meet NYSDEC and Clean Air Act requirements. At this time, it appears that Arcon is in compliance with the ACO.

To reduce air emissions, specifically volatile organic compounds (VOCs), Arcon has switched from solvent-based inks to water-based inks. Because of this switch, Arcon attempted to get approval from Nassau County Department of Public Works to discharge waste water (generated from cleaning ink from printing equipment) to the public sewer system. The amount of discharge is approximately 25 gallons per week. Nassau County Department of Public Works has reviewed their application and approved it with a


                                      2-7
qualifier. Arcon cannot discharge the "green" waste water because of the copper level. The discharge limit for copper is 2.0 mg/l and Arcon's "green" water contained copper at 37 mg/l.

Waste Disposal

WCC has reviewed applicable documents regarding Arcon's waste disposal practices. The documents were obtained from Arcon and our review is based solely on these documents. Because of the short time frame for completion of the project, WCC was unable to obtain any written compliance information from either NYSDEC or Nassau County Department of Health. Based on our review, it appears that Arcon is in compliance with applicable federal, state, and local waste regulations.

                                Pro - Flex Audit

[Logo] PRO-FLEX consultants ltd.
       210 STEPHEN ST. LEVITTOWN, NY 11756 (516) 935-7241


ARCON COATING MILLS

ENVIRONMENTAL AUDIT, JULY 11, 1991

RECOMMENDATIONS:

A. CLEAN AIR REGULATIONS

      1. Identify the course of action to come into compliance by evaluating the following alternatives:

      a. Conversion to waterbourne ink technology

            Evaluate the ramifications and requirements of using water technology. Conduct appropriate tests where necessary. Determine equipment modifications or additions that will enhance the ability of the presses to use water inks.

      b. Installation of add-on control system - incineration or solvent recovery.

      c. Combination of the available methods to achieve compliance:

            (1) Press #1 - Incineration or solvent recovery

            (2) Press #2 - Use only water inks and adhesives.

      2. Develop a schedule to ascertain the time restraints necessary to achieve compliance.

      3. Due to the nature of the potential legal problems and penalties, engage an attorney who can facilitate the reception of the applications for permits and negotiate favorable terms.

      4. Submit schedules to come into compliance and applications for permits to the Nassau County Health Department.

            Prior to submitting the applications, suggest that a request be made to the County Health Department for a conference to discuss the applications and schedule of compliance. This should initiate a dialogue and negotiation for acceptance of the proposed course of action.

      5. Based on the schedule of compliance, prepare specification packages to submit to vendors of add-on control systems requesting proposals.

            During the preparation of the specification package, identify deficiencies in the existing equipment or plant layout which may require modification to assure adequate air flows, drying and vapor capture. This would include consideration of the recirculation of the drying systems, and other alternatives which would optimize the use of the controls but reduce the capital cost of the system.

B. HAZARDOUS MATERIALS AND WASTE REGULATIONS

      1. Hazardous materials storage requires significant upgrading to meet the requirements of Nassau County's Article III. This upgrading will include elimination or replacement of the trailer for ink storage, construction of a new flammable materials storage area, and consolidation of inks, ink blends, and solvents into this new area.

            Article 3 requirements include provisions for secondary containment, fire suppression, electrical standards, vapor detection, and exhaust.

      2. The ink mixing area at Arcon should be consolidated with the new storage facilities. The consolidation will allow for improved ventilation, upgraded electrical, and secondary containment.

      3. Solvent currently purchased in 55 gallon drums may be more economically purchased and managed in larger tote type containers (200 - 500 gallon capacity). Evaluation of ink containers may also determine that major colors (white and black, for example) should be purchased in larger tote type containers.

      4. Documentation should be obtained from the drum recycler used by Arcon to assure that he is operating in accordance with State and New York City regulations.

      5. Drums containing ink blends in the mixing area should be properly labeled.

      6. Determine exactly how much hazardous waste from inks and solvent is generated by collecting the residues, any ink that must be discarded, etc. This determination should include the water inks.

      7. Consideration should be given to the purchase or lease of a cleaning tub, in which the solvents are reused and the solids removed periodically for disposal. This will minimize hazardous waste generation.

      8. At the time hazardous waste generator determination is established, Arcon would file for an EPA Identification Number. This number is required in order to have an authorized waste transporter and disposer remove the hazardous waste from the premises.

      9. Recommend that Arcon prepare an Emergency Fire, Explosion and Spill Control Contingency Plan; prepare and implement a hazardous waste management program.

      10. Instead of buying bales of rags and disposing of the dirty rags in the garbage, rag services should be engaged to supply, collect and clean the right quality wipers.

      11. Options for recycling of waste tyvek should be explored, including pursuing DuPont's program using scavenger recycling firms, internal reuse as packaging material, off-site use of the material for packaging (give-away program, for example), or other options.

      12. The sewer discharges should be screened on an annual basis to assure compliance with Nassau and local sewer ordinances. Assurance should be taken to avoid use of the wash tubs for cleaning of machine parts, inks, etc.

C. OSHA

      1. Plan and initiate a Safety Committee and Safety Program which would address all safety and environmental concerns on a regular schedule.

      2. Recommend that an OSHA Hazard Communication program be authorized that will bring the firm into compliance with all sections of the law.

      3. Recommend that lock out/tag out procedure should be initiated and the employees equipped and trained to perform in accordance with the provisions of the regulation.

      4. Recommend that a fork lift truck training program be instituted.

      5. Recommend that the dryer system should be checked, cleaned and otherwise upgraded to improve the negative exhausting of all vapors from the printing stack. Relocation of the floor fan to another location.

      6. Recommend, per letter sent to Dave Kruft, that air tests should be made by Susan Cook PE using Draeger Tubes. This will quantify the vapor levels in various parts of the presses and plant. Based on the outcome, in-house testing can be conducted on a designated schedule and recommendations made for further action if warranted.

      7. Give the press and ink mixing areas a good cleaning and train personnel to maintain the presses and ink mixing areas.

[Logo] PRO-FLEX consultants ltd.
       210 STEPHEN ST. LEVITTOWN, NY 11756 (516) 935-7241

ARCON COATING MILLS

ENVIRONMENTAL AUDIT, JULY 11, 1991

I. CLEAN AIR REGULATIONS PERTAINING TO ARCON OPERATIONS

      A. New York State Air Regulations 6NYCRR

            1. Part 201 Permits and Certificates - requires permits to erect and certificates to operate an air contamination source.

            2. Part 231 New Source Review in Nonattainment Area - requires permits to erect and certificates to operate for air sources in excess of deminis quantities and in excess of a potential 100 tons emissions per year. The emission of Volatile Organic Compounds (VOC's) carry a deminis quantity of 40 tons per year.

                  A nonattainment area is one which has been designated as
            requiring regulatory restraints to reduce contamination levels to acceptable levels as determined by the EPA and the NYSDEC (or appropriate state or local enforcement agency). The entire Metropolitan New York area, including Nassau County, has been identified as a nonattainment area. Restrictions are more stringent than in other areas of the state and country.

                  The methods of coming into compliance with regulatory
            standards for emissions generated by Arcon are outlined in Part 228, Surface Coating, and Part 234, Graphic Arts.

                  Part 228 Surface Coating Processes - sets standards for
            "emission sources associated with the application, conveyance and drying of coated materials onto a surface. A coating line may consist of one emission source or of several emission sources associated with a common surface coating operation.

                  The regulation sets standards in pounds per gallon of volatile organic compounds (solvents) based on the nature of the substrate or coated surface, and variables which exist within the particular grouping that would impact on the amount of solvents required.

                  Arcon's adhesives coating operation would be assigned to the category "Paper Coating Lines," which includes plastic films. The standard allowed is 2.9 pounds of VOC's per gallon of coating material.

                  Compliance with Part 228 can be achieved through the use of high solids inks, waterbourne inks, or add-on control equipment.

                  Based on our observations and examination of the Material
            Safety Data Sheets, the adhesives used by Arcon would qualify for compliance under the surface coating standards of Part 228.

            4. Part 234 Graphic Arts - this part covers Gravure and Flexographic printing processes. Unlike Part 228, the definition of compliance is established by percentages of volume per gallon of ink as applied, or percentage of overall destruction of volatile organic compounds. The regulation does not define the VOC content by weight under any circumstances. (In some states, there is a pounds of VOC per gallon provision.)

                  For both Gravure and Flexography, water ink may be used to establish compliance. The VOC content may be no more than 25% by volume of the Ink As Applied.

                  High solids inks are offered as an alternative, but there are no such inks in existence for the two processes at the percentages described - no more than 40% solvents by volume per gallon of ink applied.

                  Add-on controls, such as incineration or solvent recovery, are methods of compliance. Gravure operations must demonstrate an overall destruction of 65% of VOC's in the process; Flexographic presses must achieve an overall destruction of 60% of VOC's.

                  The overall destruction is a result of both the capture and removal of the vapors by the press drying system, and the effectiveness of the control equipment in destroying what has been captured.

                  Arcon can commit to compliance by means of extending the use of water ink technology to all applications, or by installing add-on controls where required to allow for the continued use of solvent based ink technology.

      B. Enforcement of the regulations has been granted by the State of New York to the Nassau County Department of Health. Its activities with regard to permitting and compliance schedules are subject to review and approval by the New York

      State Department of Environmental Conservation (DEC), Region 1 - located in Stony Brook.

            Legal affairs are handled by the engineers and attorneys for the DEC. The County Health Department refers all cases in which it cannot grant a permit outright to the State for review, negotiations, and settlement.

      C. Penalties are levied based on the time period for which operations are not "permitted" and/or "out of compliance."

            There is a formula which is used to calculate a penalty based on the number of days of non-compliance. However, this is usually used for dramatic impact and to set the framework within which legal negotiations will take place.

            A more vindictive method of penalizing a non-compliant firm has been the use of a formula which calculates the economic advantage a firm has over its competitors in the marketplace by not having spent the funds to come into compliance. In most cases, this formulas seeks to exact a penalty which would approximate the cost to the firm of attaining compliance, i.e. the cost of purchasing an add-on control system and operating it for the period involved.

            It is difficult to say what the penalties will be. The establishment of an acceptable penalty sum relates to the personalities of the enforcement personnel, the region of the state, the nature of the process and prevalence of other firms in the same business, and the perceived impact of the resolution of the case.

            The NYSDEC does not want to set precedents which can be used by other firms to restrain enforcement of the regulations or penalties levied against offenders.

OBSERVATIONS:

      To the best of our knowledge, Arcon has not filed for any air emissions permits during its existence.

      The operation emits in excess of 100 tons per year of volatile organic compounds. An initial estimate for the year 1990 indicates the purchase of inks (solvent portion only) and solvents for dilution and clean-up amounted to between 250,000 and 260,000 pounds. This would amount to emissions in excess of 125 tons. A more accurate and detailed evaluation will be made when information is provided by Del Val Inks for the purchases of the years 1988, 1989 and 1990.

      The solvent based inks used are not compliant, containing in excess of the allowable percentages of VOC's as they are supplied. The standard for solvent based inks is a maximum of 40% by volume as applied. The arriving inks have solvent contents ranging from 38.8% to 78.8% (based on the listing provided by Del Val as of May 29, 1991).

      Additional solvents are blended in with the inks at the presses prior to use, and during the run, to maintain operating viscosity levels and color control. The additional solvent normally amounts to an additional 20% by volume.

      The water based inks in use should be in compliance with the regulations. That would be tantamount to having a maximum of 25% solvents by volume in each gallon of ink as applied. The information from Del Val will corroborate this position.

      Press #1 runs primarily solvent based inks. On some occasions for small runs, paper is printed on #1 with water based inks.

      Press #2 runs water based inks approximately 85% of the time.

      Press #2 also coats the substrates with a water based adhesive. The water based adhesive meets the criteria of the Part 228 standards. The Material Safety Data Sheet for the Reslyn does not list any VOC's as components of the formulation. This phase of the operation is in compliance as noted earlier.

RECOMMENDATIONS:

      1. Identify the course of action to come into compliance by evaluating the following alternatives:

      a. Conversion to waterbourne ink technology

            Evaluate the ramifications and requirements of using water technology. Conduct appropriate tests where necessary. Determine equipment modifications or additions that will enhance the ability of the presses to use water inks.

            The evaluation should consider the ability of Arcon to attain wettability of the inks on Tyvek and Paper, adhesion of the inks to the substrate, and other visual properties as required by customers, i.e. exact color hues and gloss.

            Submit samples and rationale to customers to ascertain their acceptance of the quality of the product.

            This is, perhaps, the fastest route to compliance. It will require expenditures of time and money to modify equipment and work crews trained to use the new technology.

      b. Installation of add-on control system - incineration or solvent recovery.

      c. Combination of the available methods to achieve compliance:

            (1) Press #1 - Incineration or solvent recovery

            (2) Press #2 - Use only water inks and adhesives.

      2. Develop a schedule to ascertain the time restraints necessary to achieve compliance.

      3. Due to the nature of the potential legal problems and penalties, engage an attorney who can facilitate the reception of the applications for permits and negotiate favorable terms.

            I would not want Arcon to go directly to the Nassau County engineers without having Management obtain a full legal orientation as to the potential liabilities and penalties, and having the benefit of legal council as to the best strategy to bring the firm to the attention of the regulatory agency.

      4. Submit schedules to come into compliance and applications for permits to the Nassau County Health Department.

            Prior to submitting the applications, I would suggest that a request be made to the County Health Department for a conference with them and the NYSDEC to discuss the applications and schedule of compliance. This should initiate a dialogue and pave the way for acceptance of the proposed course by the regulatory agencies.

      5. Based on the schedule of compliance, prepare specification packages to submit to vendors of add-on control systems requesting proposals.

            During the preparation of the specification package, identify deficiencies in the existing equipment or plant layout which may require modification to assure adequate air flows, drying and vapor capture. This would include consideration of the recirculation of the drying systems, and other alternatives which would optimize the use of the controls but reduce the capital cost of the system.

      6. Determine, based on the economic and technical analysis of the add-on control proposals, and evaluation of the water technology tests and economics, which approach is best suited to provide Arcon with a viable compliance solution.

ARCON COATING MILLS

ENVIRONMENTAL AUDIT, July 11, 1991

II. HAZARDOUS MATERIALS AND WASTE REGULATIONS AND RELATED SOLID WASTE AND WASTEWATER REGULATIONS PERTAINING TO ARCON

      A. HAZARDOUS WASTES

            New York State 6NYCRP., Parts 370, 371 and 372

            Anyone who uses hazardous materials and generates waste is responsible for the proper collection, packaging, labelling, segregation and disposition of that waste.

            The law differentiates between hazardous waste generators by the amount of waste produced on a monthly basis. The requirements at each level varies; however, at every level certain restrictions apply.

            A copy of the New York State Small Quantity Generators manual is attached.

      OBSERVATIONS AND COMMENTS

            At this time, it would appear that Arcon is not a generator of hazardous wastes and should strive to maintain such status. The practice of using overruns of inks in other darker color formulations would give the impression that no waste is generated; this practice should be continued to keep Arcon out of the hazardous waste program.

            However, in observing various drums and kits filled with dirty solvents and machine parts, i.e. ink fountains and rolls, the question was raised as to what happened with that dirty solvent and ink solids. We were advised that the solvent was removed and used in ink mixing; the solids were placed in the dumpsters.

            This would constitute a violation of the hazardous waste regulations. Any hazardous materials which enters the waste stream cannot be placed in regular solid waste unless the waste has been delisted in accordance with existing regulations. From past experience in arguing this practice with the NYSDEC, liquid inks and solvents will retain solvents when allowed to stand in a drum and "dry." They cannot be discarded as solid waste unless tests are made to assure the State to the contrary.

            We also saw one drum of "Bad Ink" that was in the Ink Storage container, and was advised that Del Val would be asked to take it back. Del Val had taken back ink waste in the past.

      This is not legal. If the inks are waste, i.e. off-spec due to use and handling in plant, and not defective product, they should be labelled accordingly and shipped as hazardous waste.

            The waste that might be generated in the adhesives coating application is primarily a result of wash-up of the coating station at the end of a day or job. "All" water waste, we were advised, goes into the empty pallet bins for return to National Starch (the water keeps the bins moist and easy to clean.) Precautions should be taken to assure that this waste is not polluted with any hazardous wastes; the trucks used by National Starch are not licensed to haul hazardous wastes and could be penalized if the bins were contaminated. Since the water based adhesives contain no hazardous chemicals the waste would not be subject to the same DOT transportation regulations as those transporting hazardous wastes.

            We were told that there was no water ink waste to speak of, yet found coloration in the wash tub behind Press #2. It would be wise to see what is actually being done when jobs using water inks are finished and the fountains are cleaned; or what is being done with ink residues. These wastes are in essence hazardous waste due to the use of the alcohols and esters (ignitable) in the formulation of the inks.

      RECOMMENDATIONS AND OTHER COMMENTS

            Determine exactly how much dirty solvent residue is generated by collecting the residues, any ink that must be discarded, etc. I mentioned this to Gene when I was in the plant. This determination should include the water inks as well

            From a second point of view, the current exposure related to the use of dirty solvents for cleaning equipment poses an explosive safety potential. The open drums of cleaning solvent evaporate to create health and fire hazards.

            Consideration should be given to the purchase of a cleaning tub, in which the solvents are reused and the solids removed periodically for disposal. The cleaning tanks are closed and built with safeguards for health and fire. Some firms lease the cleaning tanks in conjunction with the purchase and recycling of solvents.

            Arcon would most likely be considered a Small Quantity Generator, perhaps even an Exempt Small Quantity Generator, reducing the regulatory burdens compared with that of a large quantity generator. Small quantity generators produce between 100 to 1000 kilograms of waste a month. 100 kilograms is equal to half a fifty five gallon drum.

            At the time this determination is established, Arcon would file for an EPA Identification Number. This number is required in order to have an authorized waste transporter and disposer remove the hazardous waste from the premises.

            When the ID filing is made, Arcon will have to designate an Emergency Coordinator and develop an Emergency Fire, Explosion and Spill Control Contingency Plan; train all personnel who are involved in the management and safety aspects of handling hazardous wastes; collect, store and label the waste in accordance with the law; inspect periodically, and
      - on Long Island due to the aquifer level - have a closure plan to clean up the site in the event the facility shuts down.

            The plant seems to have a very active ink management program, using press returns for mixing fresh inks. The total effect of this effort is still subject to the amount of special color matches requested by customers for short runs. With the amount of ink used, it would be worthwhile investigating a small color computer to house color mixing formulas with the capability of including press returns in its computations.

            Inks with a shelf life should be rotated to avoid generating a hazardous waste. Defective inks should be promptly returned to the vendor for replacement.

      B. SOLID WASTE MANAGEMENT

            New York State is currently reviewing regulations to reduce the amount of solid waste generated. With the closing of landfills and the problem of erecting incineration plants, legislative moves have been directed to either banning certain types of wastes, i.e. plastics that are not biodegradable, or to establishing percentages for industry to reduce waste over a period of years. This can be done by source reduction or recycling.

            Two areas stand out at Arcon.

            1. Currently, spent rags containing ink and solvent are thrown in the compactor. The rags are collected in open drums in the plant.

            Safety cans should be used for these rags. The potential fire hazard that solvent laden rags presents is significant.

            The question of whether dirty rags are hazardous wastes has been discussed by regulatory agencies for years. EPA has deferred making a decision. Recently, there have been indications that New York State will classify rags as hazardous wastes if used to clean up specific solvents, heavy metal pigments or other listed chemicals. These rags cannot be placed into the normal solid waste disposal containers for shipment to landfills.

            Instead of buying bales of rags, and disposing of the dirty rags in the garbage, rag services should be researched to supply, collect and clean the right quality wipers. These services operate much like a diaper service; cleaning and returning the wipers for your reuse.

            2. Options for recycling of waste tyvek should be explored, including pursuing DuPont's program using scavenger recycling firms, internal reuse as packaging material, off-site use of the material for packaging (give-away program, for example), or other options.

            The same approach should be taken with paper waste. There are smaller scavenger companies who will remove paper waste. Although there may not be a return in terms of being able to sell the paper waste (the market is terrible at this time), Arcon may be able to reduce the amount of waste it discards. This could reduce the number of dumpsters that are carted away by Oceanside or the amount of time the compactor is used and emptied at a very high cost per load.

      C. WASTEWATER

            Process water entering the sewer system or septic tanks, and chemicals leaching into the drinking water layers of the aquifer are subject to various laws and regulations. Arcon's plant would be governed by Federal, State and local laws.

            Our observations indicated that the sole source of process water waste would come from the clean-up procedures used with the equipment using water inks and adhesives. If the inks and adhesives are removed from the pans before cleaning, the residues should be well within the normal levels acceptable to sewer treatment systems in the county.


      OBSERVATIONS AND RECOMMENDATIONS:

            1. Wastewater is generated at Arcon as a result of tray washing where water-based materials are used. It should be made clear to all employees that only water-based materials are allowed to be cleaned in the sink. Solvents and solvent based inks are to be reused in the plant. Signs can be posted stating such required practices.

            2. The wastewater should be screened on an annual basis (or when a change in inks is implemented) to insure compliance with the Nassau County sewer ordinance. This screening procedure involves grabbing one sample during a production period when tray washing is being conducted and submitting this sample for analytical testing. The parameters regulated by the county and their limits are indicated in the attached table.

      D. HAZARDOUS MATERIALS MANAGEMENT

            The two regulations which govern the storage and handling of hazardous materials in Nassau County are:

            1. Article XI Nassau County Public Health Ordinance Toxic and Hazardous Materials, Storage, Handling and Control

            2. Article III Nassau County Fire Prevention Ordinance Flammable and Combustible Liquids

            Both cover the manner and amounts in which chemicals can be stored and used. In either regulation, permits are required and limits are placed on the amount of any chemical which may be stored in a given facility.

      OBSERVATIONS:

            Arcon does not have adequate storage facilities or controls for the types or amounts of chemicals used. There are no permits for the existing structure.

            Inks and solvents are stored in a truck trailer that has been set on the ground alongside the building with little regard for safety of the contents or the neighboring plant.

            Inks are mixed in an area that is out of compliance with many regulations of NYSDEC, OSHA and the Nassau Fire Department. It is an open area which spills into the #1 press workspace.

            Solvent and ink drums are not grounded, although a grounding strip is in place on the two walls that form part of the boundaries of the area.

            The floors are covered with inks and solvents, many of which may have leached into the ground and the surrounding water.

            The practice of using Tyvek to cover the floor and hide the condition is unsafe and misleading. Tyvek can be slippery and loose, with a potential for falls and injuries resulting.

            It may be construed that in the absence of process water waste, there is no concern for pollution of the ground water under the building. With the location of the plant near the shoreline and the nature of the chemicals used in the printing process, responsible management policy indicate a more stringent approach to the way in which the inks and solvents are in use. Any inspection of pollution in the canals near the plant that indicate Arcon as the source, can result in liability for clean-up of the pollutants.

            Drums are currently being wiped clean and sent to AS Steel Drum, 619
      E. 82nd Street, Brooklyn, NY 11236 for reclamation.

      RECOMMENDATIONS:

      1. Hazardous materials storage requires significant upgrading to meet the requirements of Nassau County's Article III. This upgrading will include elimination of the trailer for ink storage, construction of a new flammable materials storage area, and consolidation of inks, ink blends, and solvents into this new area.

            Article 3 requirements include provisions for secondary containment, fire suppression, electrical standards, vapor detection, and exhaust.

      2. The ink mixing area at Arcon should be consolidated with the new storage facilities. The consolidation will allow for improved ventilation, upgraded electrical, and secondary containment.

      3. Solvent currently purchased in 55 gallon drums may be more economically purchased and managed in larger tote type containers (200 - 500 gallon capacity). Evaluation of ink containers may also determine that major colors (white and black, for example) should be purchased in larger tote type containers, if available.

      4. Documentation should be obtained from the drum recycler used by Arcon to assure that he is operating in accordance with State and New York City regulations. This documentation is necessary to protect Arcon in the event that any of its drums show up in an illegal dumpsite, or are cited as contributors to pollution from the reclamation plant.

      5. Drums containing ink blends in the mixing area should be properly labeled with the contents and for their hazardous characteristics.

      6. Several observations were made regarding the storage of materials. These conditions were observed at the site visit and should be corrected immediately:

            a. Bungs on drums and totes were found open, missing and/or leaking;

            b. Grounding of drums of flammable materials was not in use, although the wiring was available; there have been three major accidents in the past year and a half in our industry involving fire and explosion caused by static electricity and solvents in drums.

            c. A solvent drum was leaking onto the floor. The pipe fitting was loose and wrapped with a rag. The drum was not grounded. The leaking solvent was being collected in a pail under the spout.

            d. Safety equipment was not in use when transferring flammable materials - funnels, pans, etc.

            e. Hazardous materials were found outside in an area without containment.

            f. The container housing the inks and solvents outside of the building had been hit by a truck or two. With any more force or a spark, the trailer and the plant would have been consumed by a major fire.

                  The existing trailer should be fitted with posts for traffic control during the interim while upgraded material storage facilities are under design and construction. These posts should reduce the likelihood of damage to the containers of material in storage in case they are hit by a vehicle.

                  Vehicular damage to this trailer could result in spills to the environment, fire/explosion, or both.

            g. Welding gases may require a permit from the local fire department. These gases are in use in the maintenance shop.

            h. A propane tank was found outside without a chain; the tank was at the corner of the building near New Street.

                  Since you do not use Propane, the tank must belong to someone else. This tank should be returned to the vendor, as it apparently is not in use.

            i. Periodic inspections should be conducted and documented to insure that proper hazardous materials storage practices are being implemented.

      7. To provide some assurance as to the condition of the site in the event that Arcon closes the facility, it is recommended that ground boring samples be taken in the area of the ink and presses. This will indicate the potential for pollution of the groundwater under the building, and the liability of Arcon for clean-up of the site.

      E. SPILL CONTROL AND EMERGENCY RESPONSE REQUIREMENTS

            1. Written programs must be developed to define Arcon's procedures to handle emergencies. These situations include fires, spills, first aid, chemical and physical injuries, and other scenarios. Arrangements with local response groups (hospitals, fire and police departments, spill contractor, etc.) must be documented.

            2. Emergency and spill control equipment is required in sufficient quantity to handle the worst case situation. This equipment may include spill adsorbent, emergency personnel protection equipment, access to response information, etc.

            3. Records are required demonstrating inspection of emergency equipment such as fire extinguisher maintenance, sprinkler system inspections, maintenance of appropriate quantities of emergency response supplies, etc.

ARCON COATING MILLS

ENVIRONMENTAL AUDIT, JULY 11, 1991

III. OSHA AND RELATED SAFETY AND HEALTH REGULATIONS AT ARCON

            A. OSHA has enacted a complete set of regulations and standards for industry under the Code of Federal Regulations Labor 29, Parts 1900 to 1910.

            These are enforced by OSHA and the State of New York through the County Health Department.

            Of particular concern during the audit were compliance with the:

                  1. Hazard Communication Standard

                  2. Lock-Out/Tag-Out

                  3. Powered Industrial Trucks

                  4. In-door Air Pollution

                  5. General regulations pertaining to the use of machinery (i.e. guards and electrical grounding) and chemicals (fire).

            B. The OSHA Hazard Communication Standard, frequently called the "Right To Know" laws, require certain basic actions on the part of
      Management:

            1. Inventory of all chemicals in building.

            2. Material Safety Data Sheets for all chemicals; available for employees to read as part of their jobs.

            3. Labelling of all container - from vender or in use in-plant - to identify content and hazards.

            4. Written Safety Program to implement regulations.

            5. Training programs (ongoing). This is intended for groups of employees who have been on the job at such time as any chemistry changes or with the passage of time. Every new employee should be given an indoctrination on hiring.

            Arcon did undergo a portion of this activity in 1986, when Frank Hamel of Del Val Ink came in to conduct a training session and left you with an outline of the program used at

      Del Val. An MSDS Book was organized at that time. Records are in the manual for the class held at that time, with some test papers for a few of the participants.

            Since then there has been no Right To Know activity. The MSDS books have not been updated; the chemical inventory appears to be the one filed for Del Val in NJ rather than one for Arcon. No training has taken place since 1986. New employees have not been given orientations in chemical safety and the tools of the Hazard Communication Standard.

            Containers in the plant, in all areas, were without labels. Drums and kits in the mixing area and at the presses did not have any labels.

            Employees in the mixing areas should be fitted with gloves, aprons, and eye protection while mixing inks.

      C. LOCK-OUT/TAG-OUT

            This regulation is intended to define written standards to insure that equipment that has been shutdown for maintenance or set-up is not started up inadvertently while the mechanic is working in the machine.

            It provides for a survey of equipment to identify power sources and points at which they can be shut off and secured by a lock. The lock is tagged to identify who is working on the machine and when. Each mechanic has his own lock which he removes when he is finished.

            Tags identify who is working and when work started.

            Arcon does not a lock out/tag out program, but does have equipment on which such precautions should be taken.

      D. FORK LIFT TRUCK OPERATIONS

            OSHA requires that every operator be trained in the safe operation of his/her vehicle. This includes a knowledge of safe operating procedures, characteristics of fork lift truck operation, safety precautions and equipment.

            Arcon's drivers have not been given this training program. The basic training given by Arcon at time of hiring has been to show how the truck starts, stops and functions.

            Among our observations with regard to the forklifts:

               1. Lines painted on the floor should allow for easier recognition of fork lift routes.

               2. Fork lifts should have fire extinguishers and back up horns.

      E. INDOOR AIR POLLUTION

            OSHA has lowered the levels at which many pollutants can exist in the workplace. The major solvent at Arcon is Isopropyl Acetate, which has a PEL of 250 ppm. We are awaiting the breakdown of the inks and quantities to see if there are any other solvents to check.

            Of immediate concern are the areas around the two presses and the ink mixing area.

            The machine areas should be checked to find the covers for the ink fountains. If not found, covers should be made. Lack of fountain covers increases the transmission of fugitive vapors in the plant.

            The press personnel must be made aware of the need to place the covers on the fountains after the press has been set-up

            Furthermore, the practice of leaving kits and drums of inks and solvents open at the presses must stop. All open containers facilitate evaporation of the solvents and the contamination of the plant air.

            In the ink mixing area, covers should be on all containers whether in-process or for feeding the mixer. We did see some drums covers with V's out in the area for the mixing impeller, but none in use.


            A major concern is the location of the ventilation fan at the base of the printing stack of Press #1. It is pulling all the vapors from the dryer system back down into the area in which the press personnel work. This results in a heavy concentration of solvent fumes, a condition which mandates wearing of respiratory masks when working in the area of the printing stack.

            We did not see Press #2 in full operation and will have to wait for the air testing to determine levels of vapor concentration.

      E. MISCELLANEOUS OBSERVATIONS/COMMENTS

      1. Guards are not being used on the presses. Some are lying on the floor behind Press #2.

            They should be in place or made where required to cover gears, belts, other moving parts including printing rollers.

      2. Waste oils generated from equipment maintenance should be managed properly. It was not clear at the audit what the fate of this material was.

      3. Fire exits should be kept clear at all times. Several were found to be blocked with debris.

      4. The ink vat at the smaller press can be moved closer to the press using less hose. Clean-up should be easier.

      5. Housekeeping at the presses and in the ink mixing area is terrible. This would be a major deterrent in considering water ink technology as a solution for air emissions compliance.

            See comments in other section which relate to conditions in the press and ink areas.

      RECOMMENDATIONS:

      1. Plan and initiate a Safety Committee and Safety Program which would address all safety and environmental concerns on a regular schedule.

      2. Recommend that an OSHA Hazard Communication program be authorized that will bring the firm into compliance with all sections of the law.

      3. Recommend that lock out/tag out procedure should be initiated and the employees equipped and trained to perform in accordance with the provisions of the regulation.

      4. Recommend that a fork lift truck training program be instituted.

      5.Recommend that the dryer system should be checked, cleaned and otherwise upgraded to improve the negative exhausting of all vapors from the printing stack. Relocation of the fan will most likely be recommended.

      6. Recommend, per letter sent to Dave Kruft, that air tests should be made by Susan Cook PE using Draeger Tubes. This will quantify the vapor levels in various parts of the presses and plant. Based on the outcome, in-house testing can be conducted on a designated schedule and recommendations made for further action if warranted.

      7. Give the press areas a good cleaning and train personnel to maintain the presses and ink mixing areas.

[Logo] PRO-FLEX consultants ltd.
       210 STEPHEN ST. LEVITTOWN, NY 11756 (516) 935-7241

ARCON COATING MILLS

ESTIMATED BUDGETS TO COME INTO COMPLIANCE

      At your request, we are estimating the cost of coming into compliance with the major areas of concern and the respective regulations.

      These are ball park budgets, intended as a means of putting a perspective on the work to be done. More refined budgets can be determined as a second stage in the process. The budget dollars are on the high side of the range of time required.

I. CLEAN AIR

      A. Develop program to come into compliance

            Detailed evaluation of the presses and coating operation to determine the merits of the various options, prepare specifications to submit to vendors of equipment, obtain proposals for equipment, and evaluate proposals. Prepare schedule to come into compliance. Budget includes an audit of the presses and drying systems.

            Estimated time required ............. 9-12 days

            Estimated cost ...................... $12,000.00

      B. Permit application submission to NYSDEC

            Collection of data and computations for submission of applications, drawing of site and preparation of permits. Will involve communications, possibly meetings with County engineers.

            Estimated time required ............. 5-6 days

            Estimated cost ...................... $ 6,500.00 plus fees

      C. Conciliation meetings and negotiations

            This is a nebulous budget, intended to stress the potential consulting and legal fees that may be required to negotiate with the County and State engineers and legal affairs department.

            Estimated time for budget:
            Attorneys         5-l0 days; Consultants        5-10 days

            Estimated cost ...................... $30,000.00

      D. Cost of Equipment to come into compliance:

      1. Incineration - cost of system installed:

            Both Presses      estimate 30,000 CFM      $800,000-l,250,000

            Press #1 Only     estimate 4,000 CFM       $250,000

                  Arcon would have to provide utilities to site, permits, stack test, etc.

                  Estimated cost ................ $50,000

                  Major consideration would be location of the system in the building or on the grounds.

      2. Water Technology

            Estimate is very rough, to consider potential need to modify drying equipment, re-etch anilox rollers and gravure cylinders, possibly add a corona treating unit. This information will be developed during the audit of the presses.

                  Press #1                        $50,000.00

                  Press #2                        $50,000.00

                  Total                           $100,000.00

            System to handle water waste from inks     $30,000.00

      TOTAL COST TO COME INTO COMPLIANCE WITH CLEAN AIR

                  HIGH .......................... $1,298,500.00

                  LOW ........................... $  178,500.00

      This does not include any penalties for non-compliance and lack of permits, training of personnel and loss of production during the training period.

II. HAZARDOUS MATERIALS AND WASTE STORAGE AND HANDLING

      1. Construction of proper chemical storage and mixing room.

            Engineering and permits               $10,000.00

            Construction                          $50,000 - 60,000.00

            Total estimate ...................... $70,000.00

            Based on inquiries for other clients to use pre-fab hazardous materials storage buildings, the substitution of a replacement for the outside trailer housing would cost as much, if not more than constructing a proper Storage and Mixing Room in the building.

      2. Wastewater sampling, testing and analysis.

            Estimated cost including lab fees ... $ 2,500.00

      3. Hazardous Chemical Emergency Contingency Plan (Spill Control) and necessary Hazardous Waste Program

            Develop program and plans; train personnel

            Estimated time         3 days

            Estimated cost ...................... $ 2,400.00

      TOTAL COST OF HAZARDOUS MATERIAL AND WASTE $74,900.00

C. OSHA

      1.    Safety and Hazard Communication Program

            Preparation of written program and training; initiate Safety Committee program.

            Estimated time         4 days

            Estimated cost ...................... $ 3,200.00

      2.    Lock-out/Tag-out Program

            Estimated time         1 day

            Estimated cost ...................... $ 800.00

      3.    Fork-Lift Training Program

            Estimated time         l/2 day

            Estimated cost ...................... $ 400.00

      4.    Indoor air quality tests

            Testing with Draiger tubes, letter July 19, 1991

            Estimated cost ...................... $ 700.00

      TOTAL COST OF OSHA RELATED PROGRAMS         $ 5,100.00
                                                   plus materials

D. ESTIMATED COST OF COMING INTO COMPLIANCE

      1. HIGH ESTIMATE                            $1,378,500.00 PLUS PENALTIES

      2. LOW ESTIMATE                             $ 258,500.00 PLUS PENALTIES

      The cost of compliance estimates are rough budgets, to be used for guidance in making the decisions necessary to move to the next phase - assigning priorities and executing the necessary programs.

                              Mass Balance Analysis

[Logo] PRO-FLEX Consultants ltd.
       210 STEPHEN ST. LEVITTOWN, NY 11756  (516) 935-7241

                                 August 19, 1991

David Kruft
Arcon Coating Mills Inc.
3067 New Street
Oceanside, NY 11572

            Re.   Environmental Audit - Mass Balance Analysis, VOC'S

Dear David:

Based on the information provided by Del Val, letter dated August 14, we have completed the mass balance analysis of the printing operations.

For the three prior years, Arcon has emitted volatile organic compound emissions in excess of the 100 tons per year guideline specified in the EPA and New York State regulations for air pollution permits and controls.

                   1990         145.19      tons
                   1989         141.76      tons
                   1988         143.79      tons (estimated)

The emissions were further allocated to the two presses based on the assumption that the two presses run a total of 120 hours per week in a 48 week year. It was further assumed that the #2 press would run two shifts, #1 one shift. This breakdown would be helpful in sizing an add-on control system.

The third station of the Press #2 is isolated, since it has been used for adhesive coating and would be addressed under Part 228 of the NYSDEC regulations. The coating are viewed for compliance in terms of pounds of VOC's per gallon. Based on the MSDS's the adhesives are water based and contain no VOC's. This part of the operation is in compliance with the regulations.

At the end of the spreadsheet, I have indicated some concept of incineration sizing based on air flows and the recirculation of the air in the drying system. This needs further engineering analysis.

If the Arcon option selected is water based technology, you should talk to the following ink suppliers who have done considerable work in this area. Please note that Frank Hamel told me that he had water inks for the Tyvek and would like to have you try his inks.

      Environmental Inks & Coatings - Bill Gamble - 800-525-6159

      Sun Chemical Corporation - Mort Landes - 516-467-8155

      Polytex Color & Chemical - Bill Forte - 212-402-2000

      CZ Inks - John Brennan - 215-363-2702

      Water Ink Technologies - Mike or Pat Hague - 704-735-8282

      Arcar Graphics, Inc. - Bob Baber - 800-553-5222

Please let me know when you have completed your review of the audit and are prepared to sit down to discuss the contents.

                                        Sincerely,


                                        /s/ Fred Shapiro
                                        ----------------------------
                                        Fred Shapiro

P.S. You still require MSDS's from Del Val for your inks. As you move ahead, a better breakdown of the solvents in the inks will be required.

ARCON COATING MILLS

     MASS BALANCE EVALUATIONS AIR EMISSIONS

                              1990                   1989                 1988
                           INK(LBS)   VOC'S(LBS) INK(LBS)   VOC'S(LBS) INK(LBS)   VOC'S(LBS)
INK SYSTEMS:
AQUATITE
  White                     26,927      1,348     22,400      1,120     23,000      1,150
  COLORS                     1,523         90        991         50        752         38
  VARNISH                      200         10          0          0         35          4
  SUB-TOTAL                 28,650      1,448     23,391      1,170     23,787      1,192

PLASTOPRINT
  WHITE                     73,550     39,937     72,049     39,125     63,000     34,209
  COLORS                   157,644     99,123    143,584     89,656    152,530     96,438
  VARNISH                    3,660      2,880      4,420      3,478      2,400      1,889
  SUB-TOTAL                234,854    141,940    220,053    132,259    217,930    132,536


MULTIPRINT
  WHITE                          0          0          0          0          0          0
  COLORS                     2,304      1,044        866        389        644        342
  VARNISH                        0          0          0          0          0          0
  SUB-TOTAL                  2,304      1,044        866        389        644        342

FLEXOPRINT
THERMOPRINT
  VARNISH                   10,503      8,350     11,534      9,141     l6,192     12,939
  SUB-TOTAL                 10,503      8,350     11,534      9,141     16,192     12,939


SOLVENT BASED INKS
  WHITE                     73,550     39,937     72,049     39,125     63,000     34,209
  COLORS                   159,948    100,167    l44,450     90,045    153,174     96,780
  VARNISH                   14,163     11,230     15,954     12,619     18,592     14,828
  TOTAL                    247,661    151,334    232,453    141,789    234,766    145,817


WATERBOURNE INKS
  WHITE                     26,927      1,348     22,400      1,120     23,000      1,150
  COLORS                     1,523         90        991         50        752         38
  VARNISH                      200         10          0          0         35          4
  TOTAL                     28,650      1,448     23,391      1,170     23,787      1,192

SOLVENTS
  ISOPROPYL ACETATE        137,600    137,600    140,800    140,800    140,800    140,800

TOTAL VOC EMISSIONS                   290,382               283,759               287,809

         TONS VOC'S                    145.19                141.88                l43.90

PRESS HOURS OPERATED                    5760                  5760                  5760

POUNDS EMITTED PER PRESS HOUR           50.41                 49.26                 49.97


ARCON COATING MILLS

COMPUTATION VOC EMISSIONS BY PRESS

        HOURS                         VOC'S EMITTED
        OPERATED                          1990       1989       1986

PRESS #1              1920
  WATERBOURNE                                 0          0          0
  SOLVENT BASED                          173360     169553     171970
  TOTAL                                  173360     169553     171970

  POUNDS VOC/HOUR                         90.29      88.31      89.57

  POUNDS VOC/RUN HOUR (EST)              180.58     176.62     179.14

PRESS #2              3840
  WATERBOURNE                              1448       1170       1192
  SOLVENT                                115574     113036     114647
  TOTAL                                  117022     114206     115839

  POUNDS VOC/OPERATING HOUR               30.47      29.74      30.17

  POUNDS VOC/RUN HOUR (EST)               60.95      59.48      60.33

AIR FLOWS -DRYER SYSTEM
                         ACFM
PRESS #1                 4,000 estimated           recirculate to 2,000 approx.

PRESS #2                 21,532 printing stacks    recirculate to 10,000 approx.
                         10,766 coating stacks

INCINERATOR CONFIGURATIONS
Press #1 and #2 as is               25,500 CFM

Press #1 and #2 recirced            12,000 CFM

Press #1 recirc (#2 water)           2,000 CFM

ESTIMATED USED FOR SOLVENT PURCHASED IN 1988 - SAME AS 1989.

[Logo]   DEL VAL INK AND COLOR
                  INCORPORATED

---------------------------------
FLEXOGRAPHIC AND ROTOGRAVURE INKS
---------------------------------
                                                              1301 TAYLOR'S LANE
                                                              RIVERTON, NJ 08077
                                                  Phone (Area Code 609) 829-7474
                                                 Penna. (Area Code 215) 671-1500

                                 August 14, 1991

Mr. David Kruft, General Manager
Arcon Coating Mills
P.O. Box 486
Oceanside, New York 11572

Dear David:

      As requested by Fred Shapiro, we are enclosing ink purchase and VOC emission data for the years 1988, 1989 and 1990 as follows:

YEAR               INK PURCHASED, LBS.                VOC LBS.
                   -------------------                --------
1988                   258,553                        147,009
1989                   255,844                        142,959
1990                   276,311

Worksheets for this summary are attached.

Glad to be of help.

                                        Very truly yours,

                                        DE VAL INK & COLOR INC.

                                        /s/ Frank A. Hamel
                                        ------------------------
FAM:rf                                  Frank A. Hamel, Jr.
Encls.                                  President

cc: Fred Shapiro
    Pro-Flex Consultants Ltd.

DEL VAL INK & COLOR, INC.                                             8/13/91

                           ARCON COATING MILLS, INC.
                           -------------------------
                            Purchases 1990 - Colors


INK NUMBER       INK NAME                                       Lbs.      % VOC   Lbs. VOC
--------       ----------                                       ----      -----   --------
??-F-1686      Aquatite (LF) White                             26,375       5.0     1,320
??-F-1824      Aquatite (LF) White                                552       5.0        28
??-Q-1217      Plastoprint (LF) Tyvek White                    73,500      54.3    39,190
??-Q-1987      Plastoprint (LF) 3 1/2% Wax White                   50      53.0        27
??-F-5673      Aquatite (LF) Green Shade yellow                    70       5.0         4
??-Q-4064      Plastoprint (L) Primrose Yellow                  8,677      53.8     4,668
??-Q-4065      Plastoprint (L) Chrome Yellow                   24,250      57.6    13,968
??-Q-5080      Plastoprint (L) Anti Stat Yellow                   355      54.0       191
??-Q-5661      Plastoprint (LF) Green Shade Yellow              2,402      73.6     1,768
??-Q-5663      Plastoprint (LF) Yellow                              2      70.0         1
??-Q-5692      Plastoprint (LF) 3 1/2% Wax G.S. Yellow             40      70.0        28
??-F-2964      Aquatite (LF) Orange                                37       5.0         2
??-U-921       Multiprint (L) Moly Orange                          50      41.0        20
??-U-2137      Multiprint (LF) Flourescent Blaze Orange         1,545      41.8       645
??-Q-1995      Plastoprint (L) Moly Orange Base                29,600      54.4    16,102
??-Q-2959      Plastoprint (LF) Orange                          2,402      54.4     1,306
??-Q-2972      Plastoprint (LF) 3 1/2% Wax Orange                 120      53.0        64
??-F-9899      Aquatite (LF) Red                                   38       5.0         2
??-Q-7242      Plastoprint (LF) Watchung Red                    2,575      70.7     1,820
??-Q-7243      Plastoprint (LF) Lithol Rubine                   2,851      68.8     1,961
??-F-5505      Aquatite (LF) Phthalo Green                         38       5.0         2
??-Q-4034      Plastoprint (LF) Cyan Green                      2,342      72.8     1,705
??-F-9209      Aquatite (LF) Red Shade Blue                       200       5.0        10
??-P-9485      Aquatite (LF) Red Shade Phthalo Blue               795       5.0        40
??-F-9489      Aquatite (LF) Red Shade Phthalo Blue               194       5.0        10
??-?-6938      Plastoprint (LF) Process Red Shade Blue         10,425      71.6     7,463
??-F-6939      Plastoprint (LF) G.S. Phthalo Blue               4,000      71.6     2,064
??-Q-1117      Plastoprint (LF) Purple                            266      68.7       182
??-Q-2256      Plastoprint (LF) Spec Black                     66,860      68.4    45,732
??-?-2938      Plastoprint (LF) 3 1/2% Wax Black                   36      67.0        24
??-U-2396      Multiprint (LF) Non-Scuff Black                    268      53.8       144
??-U-2498      Multiprint (LF) Black                              419      53.0       222
??-F-2527      Aquatite (LF) Black                                241       5.0        12

DEL VAL INK & COLOR, INC.                                             8/13/91
Page 2

                               ARCON COATING MILLS

                             Purchases 1990 - Colors
                             -----------------------

INK NUMBER       INK NAME                                       Lbs.      % VOC   Lbs. VOC
--------       ----------                                       ----      -----   --------

??-F-2784      Aquatite (LF) Black                               160       5.0         8
??-Q-1374      Plastoprint (LF) 175-1 Gold                       191      44.4        84
??-U-1614      Multiprint (LF) Pantone 873 Gold                    9      50.0         5
??-U-305       Multiprint (LF) Silver                             13      63.0         8


                           Purchase 1990 - Varnishes
                           -------------------------

??-211         Plastoprint (LF) Varnish                        3,660      78.7     2,880
??-2664        Thermoprint (LF) Wax Free Lacquer               9,830      80.5     7,913
??-3009        Thermoprint (LF) Wax Compound                     673      65.0       437
??-2955        Aquatite (LF) Extender                            200       5.0        10
                                                             -------              ------
                                                             276,311

DEL VAL INK & COLOR, INC.                                             8/13/91

                               ARCON COATING MILLS

                                 Purchases 1989
                                 --------------

INK NUMBER     INK NAME                                        Lbs.      % VOC   Lbs. VOC
----------     --------                                        ----      -----   --------
10-Q-1217      Plastoprint (LF) Tyvek White                   72,000      54.3    39,095
10-P-1900      Plexiprint (LF) Hi Hide White                      49      60.0        30
10-F-1686      Aquatite (LF) White                            22,400       5.0     1,120
20-Q-4064      Plastoprint (L) Primrose Yellow                 7,200      53.8     3,873
20-Q-4065      Plastoprint (L) Chrome Yellow                  27,200      57.6    15,667
30-Q-1995      Plastoprint (L) Moly Orange Base               29,200      54.4    15,884
30-U-2137      Multiprint (LF) Fluorescent Blaze Orange          620      41.8       260
30-Q-2198      Plastoprint (LF) Orange                            40      40.0        16
30-Q-7242      Plastoprint (LF) Watchung Red                   2,426      70.7     1,715
40-Q-7243      Plastoprint (LF) Lithol Rubine                  2,844      68.8     1,956
50-Q-4034      Plastoprint (LF) Cyan Green                       244      72.8       177
50-Q-6938      Plastoprint (LF) Process R.S. Blue              9,932      71.6     7,111
50-Q-6939      Plastoprint (LF) G.S. Phthalo Blue              4,825      71.6     3,454
60-Q-9433      Plastoprint (LF) Fast Dry Blue                     37      70.0        25
60-F-9485      Aquatite (LF) R.S. Phthalo Blue                   356       5.0        18
??-Q-1117      Plastoprint (LF) Purple                           151      68.7       103
??-U-4018      Multiprint (LF) Tan                                39      50.0        20
??-Q-2256      Plastoprint (LF) Spec. Black                   59,400      68.4    40,630
??-Q-2498      Multiprint (LF) Black                             198      53.0       104
??-F-2527      Aquatite (LF) Black                               635       5.0        32
??-Q-1374      Plastoprint (LF) 175-1 Gold                        45      44.4        20
??-U-1614      Multiprint (LF) Pantone 873 Gold                    9      50.0         5
??-Q-395       Plastoprint (LF) Silver                            40      63.0        25
??-Q-211       Plastoprint (LF) Vinyl Varnish                  4,420      78.7     3,478
??-G-3009      Thermoprint (LF) Wax Compound                     919      65.0       597
??-G-2664      Thermoprint (LF) Wax Free Lacquer              10,535      80.5     8,480
??-A-2545      Flexoprint (LF) Straining Varnish                  80      80.0        64
                                                             -------             -------
                                                             255,844             142,959

DEL VAL INK & COLOR, INC.                                             8/13/91

                               ARCON COATING MILLS

                                 Purchases 1988
                                 --------------

INK NUMBER     INK NAME                                        Lbs.      % VOC   Lbs. VOC
----------     --------                                        ----      -----   --------
6-6            Ammonia Water                                      35      10           4
5-A-2545       Flexoprint (LF) Staining Varnish                3,138      80       2,510
5-G-2664       Thermoprint (LF) Wax Free Top Lacquer          12,550      80.5    10,102
5-G-3009       Thermoprint (LF) Wax Compound                     504      65.0       327
5-Q-211        Plastoprint (LF) Vinyl Varnish                  2,400      78.7     1,889
10-F-1686      Aquatite (LF) White                            16,500       5.0       825
10-F-1824      Aquatite (LF) White                             6,500       5.0       325
??-Q-1217      Plastoprint (LF) Tyvek White                   63,000      54.3    34,209
??-Q-4064      Plastoprint (L) Primrose Yellow                 7,600      53.8     4,089
??-Q-4065      Plastoprint (L) Chrome Yellow                  26,450      57.6    15,235
??-Q-5080      Plastoprint (L) Anti Stat Yellow                  390      54.0       210
??-Q-1995      Plastoprint (L) Moly Orange Base               31,200      54.4    16,972
??-U-921       Multiprint (L) Moly Orange                        150      54.4        01
??-Q-7242      Plastoprint (LF) Watchung Red                   2,986      70.7     2,111
??-Q-7243      Plastoprint (LF) Lithol Rubine                  3,579      68.8     2,455
??-Q-4034      Plastoprint (LF) Cyan Green                       800      72.8       576
??-Q-6938      Plastoprint (LF) Process R.S. Blue             12,000      71.6     8,592
??-Q-6939      Plastoprint (LF) G.S. Cyan Blue                 5,125      71.6     3,669
??-P-9209      Aquatite (LF) R.S. Blue                           200       5.0        10
??-Q-1117      Plastoprint (LF) Purple                           228      68.7       156
??-F-2527      Aquatite (LF) Black                               472       5.0        24
??-F-2708      Aquatite (LF) Tyvek White                          80       5.0         4
??-U-2498      Multiprint (LF) Black                             474      53.0       251
??-U-2256      Plastoprint (LF) Special Black                 61,500      68.4    42,066
??-Q-1374      Plastoprint (LF) 175-1 Gold                       525      44.4       233
??-U-1614      Multiprint (LF) Pantone 873 Gold                   20      50.0        10
??-Q-1919      Plastoprint (LF) Gold                             147      50.0        74
                                                             -------             -------
                                                             258,553             147,009

Long Island Water (gallons)
-----------------

     1/15/91 - 4/16/91        34,800

     10-18-90 - 1-15-91       35,300

     7-19-90 - 10-18-90       42,400

     4-19-90 - 7-19-90        33,800

     1-18-90 - 4-19-90        30,900

     10-20-89 - 1-18-90       28,600

          TOTAL              205,800


Pride Solvents - Isopropyl Acetate (pounds)
----------------------------------

     1991 (thru May)           43,200

     1990                     104,000

     1989                     140,800


Harcross - Isopropyl Acetate (pounds)
----------------------------

     1991 (thru May)           19,200

     1990                      33,600

                                 Safety Report

                                  CONFIDENTIAL

                                   MEMORANDUM

                                    D R A F T

TO:     Tom  Isola

FROM:   David Kruft

DATE:   June  12, 1992

RE:     Mid Year Environmental & Safety Report

At your request, I have prepared the following Environmental and Safety update. In an effort to address all the issues, this report will follow the format of the October 11, 1991 Ropes & Gray attorney work product. The number and letter designations identifying the issues are consistent with the page numbers and paragraph identification in the original report (copy attached).

A. AIR REGULATION

      Background Information

      Following the initial notification to the DEC on October 16, 1991, we embarked upon an aggressive water-based ink testing program and an extensive investigation of the incineration option, either of which would bring us into compliance. On May 15, 1992, notification was sent to the DEC selecting the water-based ink option.

      Page 2, Para. 2a. - Permits

      With the water-based option selected, permits to construct and/or operate have been submitted to the Bureau of Air Management of Nassau County. These permits were submitted (June 11, 1992) for all seven emission points in the Oceanside facility.

      Page 3, Para. (ii) - Graphic Arts Process (Printing)

      Compliance issues addressed in this section will be satisfied with the conversion to water-based inks. We are operating within the time line issued and the dating suggested in the May 15th letter (i.e., 6 to 9 months). Applications to operate will be submitted immediately thereafter.

                                                                    [Logo] ARCON
                                                                   COATING MILLS

MID YEAR ENVIRONMENTAL & SAFETY REPORT
June 12, 1992
Page 2

B. HAZARDOUS WASTE REGULATION ISSUES

      To avoid any misunderstanding, let me state unequivocally that the collection, packaging, labeling, storage, handling regulations and disposal of hazardous waste at Arcon is not, nor has it ever been an issue or problem since we do not and have never generated any hazardous wastes.

      Page 4a

      The ink formulation program of make up, that is, using ink overruns and wash in darker colors, as opposed to disposing of same, is ongoing.

      Our ink rotation program has been improved and formalized. Ink stored in-house has been reduced by more than 50%.

      Page 4 b1

      Now that the water-based ink option has been chosen, the necessity of a cleaning tank will be reviewed. A decision to buy/not buy will be made by June 30, 1992.

      Page 4 b2

      We have obtained an EPA hazardous waste generator I.D. number.

      Page 4 b3

      No water from the water-base program is sent into the sewers. All clean up water is used in make up and cutting of raw ink.

      Page 5 c

      Adhesive coating wastes do not (per MSDS) generate any hazardous waste. The minimum wash water generated continues to be put in the empty pallet bins per the supplier's request.

      Pace 5 d

      NO ink of any type, solvent or water, is being poured in the wash tubs. Signs have been posted and repetitive instructions to all employees insures "no ink in the sink".

                                                                    [Logo] ARCON
                                                                   COATING MILLS

MID YEAR ENVIRONMENTAL & SAFETY REPORT
June 12, 1992
Page 3

      Page 5 e

      Ink drums are now sold to a licensed recycler. Fred Shapiro has confirmed that our method of disposing of the drums is sufficient and within regulations.

      Pace 6 f

      All off-specification inks and inks which were to be tested have been returned to the respective manufacturers.

      Page 6 g

      We are now on a formal rag recycling program with a licensed firm. All used rags are stored in a safety container awaiting the once per week pick up. Fred Shapiro has confirmed this practice is sufficient and within specifications.

C. HAZARDOUS MATERIALS MANAGEMENT

      This section of the attorney work product deals with potential hazardous material storage. Only those items no totally resolved at the time of the original writing (October 11, 1991) will be addressed.

      Pace 6 a

      Drum covers are now in use throughout the plant.

      Pace 7 c2

      The plant clean up program is complete and a housekeeping tour is conducted on a regular basis so as to keep the plant in a satisfactory condition.

      Pace 7 c3

      Spill containment permits and plans have been filed with Nassau County. Once these are approved, bids and, ultimately, construction will begin. We are anticipating a September 1, 1992 completion.

      Pace 7 c4

      An explosion-proof room, by regulation, is required only if the VOC's in the ink have a flash point of 200 degrees F or less. All of the water-base inks we are using and testing have flash points above 200 degress F; therefore, we do not anticipate the need for nor the building of an explosion-proof room.

                                                                    [Logo] ARCON
                                                                   COATING MILLS

MID YEAR ENVIRONMENTAL & SAFETY REPORT
June 12, 1992
Page 4

      Page 7 d2

      A formal safety program, along with regularly scheduled safety tours, is now in place. Additionally, written contingency plans are now complete.

      Page 7c

      Addressed in 7 c3 above.

D. MISCELLANEOUS ISSUES

      Page 8a

      A "Right to Know" program has been developed. All employees, as of this writing, have been given formalized classroom-type instruction. The MSDS file is maintained on a regular basis with current MSDS's for all materials on file.

      Page 9b

      A written safety plan, which includes safety tours, committee meetings, etc. has been published.

      Page 9f

      All ink fountains now have covers.

      Page 9h

      Air quality tests were conducted on October 24, 1991 by a contracted professional engineer. The results indicate we are in compliance with current air regulations.

II. CONTACTING OF GOVERNMENT AGENCIES

      As has been reported on a regular basis, appropriate contact has been made with the DEC. Our progress to date and the May 15, 1992 selection of the water-based ink option has been communicated. Additionally, permits have been filed.

      Page 11b

      To the best of this writer's understanding, all items raised in the October 11, 1991 attorney work product are either complete or will be underway within the time line established with the government agencies.

                                                                    [Logo} ARCON
                                                                   COATING MILLS

MID YEAR ENVIRONMENTAL & SAFETY REPORT
June 12, 1992
Page 5

A similar program, far less involved however, is underway at Thomas Tape. It is expected that a formal review of the facility, by Fred Shapiro and myself, will take place sometime in late July or early August. We would expect Thomas, at that time or soon thereafter, to be in full compliance with all local and federal regulations.

DK:dv

                                                                    [Logo] ARCON
                                                                   COATING MILLS

                                Compliance Report

                          [Letterhead of Ropes & Gray]

                                October 11, 1991

                           PRIVILEGED AND CONFIDENTIAL
                              ATTORNEY WORK PRODUCT

Board of Directors
FSE Holdings, Inc.

            Re:   Arcon Coating Mills, Inc.
                  Environmental and Safety Compliance Assessment
                  ----------------------------------------------

Gentlemen:

      At your request, we have consulted with the management of Arcon Coating Mills, Inc. ("Arcon" or the "Company") and Fred Shapiro of Pro-Flex Consultants Ltd. to compile information regarding Arcon's compliance with environmental and safety regulations. In conducting this review, we have focused on the New York air regulations, which appear to present the most significant compliance issues. As to other matters, we have relied on Pro-Flex's analysis to identify issues requiring further action or investigation.

I. Compliance Issues

      A. Air Regulation

            1. Initial Conditions

      Arcon utilizes two presses in its surface coating and printing operations. Press #1 primarily uses solvent-based inks containing volatile organic compounds
(VOCs). On some occasions, for small runs, water-based inks are used to print paper on this press. Press #2 uses water-based inks approximately 85% of the time. This press also coats the substrates with a water-based adhesive. Operations at the facility appear to have emitted in excess of 100 tons per year of VOCs during the last three years.

      The solvent-based inks currently used contain solvents at concentrations ranging from 38.8% to 78.8%. Additional solvents were added to the inks at the presses prior to use, and during the run, to maintain operating viscosity levels and color control.

Ropes and Gray

This solvent normally amounts to an additional 20% to 30% by volume.

      It does not appear that Arcon has filed for or received any air emissions permits.

            2. Issue Discussion

                  a. Permits

      Part 2Ol of the New York Air Pollution Control Regulations generally prohibits operation of an air contamination source without "a valid certificate to operate issued by the Commissioner." ss.201.2(b). An air contamination source is defined as "[a]ny apparatus, contrivance or machine capable of causing emission of any air contaminant to the outdoor atmosphere, including any appurtenant exhaust system, air cleaning device or emission point...."
ss.200.1(d). An air contaminant is defined as "[a] dust, fume, gas, mist, odor, smoke, vapor, pollen or any combination thereof," ss.200.1(b) and would include VOCs emitted from the Arcon facility. A "person who owns or operates an existing air contamination source" must "apply for a certificate to operate." ss.201.2(c). Part 201 also provides that "no person shall commence construction of an air contamination source or proceed with a modification without having a valid permit to construct issued by the Commissioner." ss.201.1.

      Given that Arcon does not appear to have a "certificate to operate," Arcon should apply for such a permit. Arcon may also need to apply for a "permit to construct" should it modify its production process to run with water-based inks.

                  b. Performance standards

      In addition to establishing requirements for permits to authorize the construction and operation of air contamination sources, the NYSDEC regulations also establish performance standards for different types of air contamination sources. Those standards, which establish limits on the amount or rate of emissions from particular types of sources, apply to both Arcon's surface coating operation (adhesives) and graphic arts process (printing).

                  (i) Surface Coating Operations (Adhesives)

      Part 228, dealing with surface coating operations, applies to an owner or operator of listed coating lines that are located in a nonattainment area for ozone and which emit in excess of 100 tons per year of VOCs or are located in the New York City metropolitan area (which includes Nassau County) ss.228.1(a).

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ROPES & GRAY

Part 228 sets standards in pounds per gallon of VOCs. This standard varies depending on the process.

      Arcon's adhesives coating operation run on Press #2 wou1d probably be considered a "paper coating line." ss. 228.8. Paper coating lines are described in the regulations as "[p]aper, pressure sensitive tape regardless of substance (including paper, fabric, or plastic film) and related web coating processes on plastic film such as but not limited to: typewriter ribbons, photographic film and magnetic tape. Also metal foil gift wrap and packaging." ss. 228.8. Part 228 sets a standard of 2.9 pounds of VOCs per gallon of coating material for paper coating lines. ss.228.8.

      Based on Fred Shapiro's analysis of the adhesives used by Arcon, these adhesives appear to be in compliance with the Part 228 standards.

                  (ii) Graphic Arts Processes (Printing)

      Arcon's major compliance issue relates to Part 234's performance standards, dealing with graphic arts processes.

      Part 234 applies to an owner or operator of packaging rotogravure, publication rotogravure or flexographic printing processes that are located in a nonattainment area for ozone and which emit in excess of 100 tons of VOCs per year or are located in the New York City metropolitan area. Arcon's printing processes on presses #1 and #2 appear to be subject to these requirements.

      Part 234 requires that operators of these facilities limit emissions by one of three control strategies. First, a process will be in compliance if the volatile fraction of ink, as it is applied to the substrate, contains 25% by volume or less of VOCs and 75% by volume or more of non-reactive volatiles. The solvent-based inks currently used by Arcon do not satisfy this requirement. According to Fred Shapiro, for both gravure and flexography, water-based inks may be used to establish compliance.

      Second, a process will be in compliance if the ink, as it is applied to the substrate, less non-reactive volatiles, contains at least 60% by volume of non-volatile material. However, according to Fred Shapiro, no such high solids inks exist for the two processes at the percentages described (i.e., no more than 40% solvents by volume per gallon of ink applied).

      Third, add-on controls, such as incineration or solvent recovery, may be used to comply. The capture system and the air cleaning device must provide for an overall reduction in VOC emissions of at least 65% for packaging rotogravure processes, of

Ropes & Gray

at least 70% for publication rotogravure processes and of at least 60% for flexographic printing processes. Arcon currently has no such add-on controls.

      B. Hazardous Waste Regulation Issues

      The collection, packaging, labelling, storage, handling, segregation and disposal of hazardous wastes is regulated under both New York and federal law. Fred Shapiro identified several areas of concern relative to the possible generation and handling of hazardous wastes.

      a. Fred Shapiro indicates that, in the past, Arcon has avoided generating hazardous waste in the form of leftover inks by utilizing ink overruns in other darker color formulations.

            - Arcon should continue utilizing ink overruns in other darker color formulations in order to minimize the generation of hazardous wastes in the future.

            - Arcon will formalize its ink rotation program to minimize waste in the form of unusable inks. The formal ink rotation program will be finalized by November 15, 1991.

      b. Dirty solvents and machine parts, i.e., ink fountains and rolls, have been cleaned by soaking them in drums and kits of solvents. This produces two forms of waste, both of which would likely be considered hazardous: (i) used solvents and (ii) solids or "bottoms" at the bottom of the drums or kits. Arcon currently recycles its solvents and solids by using them in ink mixing.

            - Arcon plans to investigate the purchase of a cleaning tank for all rollers, mixers, parts, etc. A cleaning tank decision will be made by October 30, 1991. Should a cleaning tank be purchased, any unrecyclable solids that result from this process should be disposed of as hazardous waste.

            - Arcon should obtain an EPA hazardous waste generator I.D. Number and dispose of any unrecyclable wastes generated by this new cleaning process through a licensed hazardous waste disposal company.

            - The water used in the cleaning process should be tested to determine whether it contains hazardous substances.

Ropes & Gray

            - In the interim, Arcon management informs us that it will continue to recycle ink solvents and solids back into solvent solutions and dispose of them through use in black ink batches.

      c. Adhesives coating wastes have primarily resulted from wash-up of the coating station at the end of a day or job. Water waste has gone into the empty pallet bins for return to National Starch (the water keeps the bins moist and easy to clean).

            - Assuming that the coating system does not generate any hazardous waste, this practice may continue. Periodic testing should be undertaken to confirm that this wastewater is not subject to regulation under applicable hazardous waste management laws.

      d. Coloration has been observed on the wash tub behind Press #2. Management has indicated that wastewater has been generated as a result of tray washing associated with water-based ink processes.

            - The coloration in the wash tub indicates that inks may have been poured into this wash tub in the past. Solvent-based inks should never be disposed of or be cleaned from equipment in the wash tubs. Water-based inks may, in some instances, contain hazardous constituents and should also not be disposed of in this manner. Fred Shapiro suggested that, so long as the inks and adhesives were removed from the pans before cleaning, the residues should be within levels acceptable to sewer treatment systems in the county. Fred Shapiro should confirm this with the regulators and confirm that a permit is not required. The sinks should be monitored and the employees should be instructed not to dispose of any inks in the wash tub.

            - Arcon management has informed employees that no ink clean-up whatsoever may be accomplished in common sinks and that all inks, solvent or water-based, must be recycled. Signs have been posted at both sinks. Any waste containing hazardous substances that cannot be recycled back into darker ink formulations should be disposed as hazardous waste.

      e. Drums are wiped clean and then sent back to the ink vendors for crushing.

Ropes & Gray

            - Arcon informs us that the ink manufacturer is licensed for this activity. The manufacturer has been asked to supply documentation.

            - Fred Shapiro should confirm with the regulators that Arcon's method of cleaning these drums is sufficient. The cleaning process may generate hazardous wastes, such as ink-soaked rags, which will need to be properly disposed.

      f.    Off-spec ink has been returned to the manufacturer.

            - Off-spec ink should be returned to the manufacturer as soon as possible. Off-spec ink that cannot be used for any purpose or that results from in-plant use may be considered a hazardous waste. Fred Shapiro should confirm with the regulators that this material does not need to be handled as a hazardous waste. If the regulators indicate that off-spec ink is a hazardous waste, it should be disposed of as such.

      g. Spent rags containing ink and solvent have been thrown in the compactor. The rags are collected in open drums in the plant.

            - Safety containers for rags ladened with solvent/flammables are now in place. An outside rag service has been employed that will provide rags and be responsible for cleaning them. Fred Shapiro should confirm with the regulators that this practice is sufficient.

      C. Hazardous Materials Management

      The following conditions at the Arcon facility, which have potential hazardous material storage implications, were observed by Fred Shapiro during his visit to the plant. Below each item, we have identified measures that management has indicated have been taken or will be taken in the near future to address these conditions. We recommend that Fred Shapiro confirm with the regulators that these practices and measures are consistent with the applicable regulations.

      a.    Bungs on drums and totes have been open, missing and/or leaking.

            - All drums not actively in use at the coaters are now covered. A program is being designed to insure covering even when drums are in use. These covers should be in place by November 7, 1991.

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Ropes & Gray

      b. Drums of flammable materials have not been grounded, although the wiring is available.

            -     All solvent/flammable drum containers are now grounded.

      c. A solvent drum was leaking onto the floor. The pipe fitting was loose and wrapped with a rag. The drum was not grounded. The leaking solvent was being collected in a pail under the spout.

            -     All solvent/flammable drum containers are now grounded.

            - A written program regarding initial clean-up activities and then on-going housekeeping activities will be prepared. Initial plant clean-up is scheduled to be complete by November 15, 1991.

            - Arcon has contacted an environmental consulting firm and is awaiting their proposal for a spill containment program. A final decision on spill containment will be made by October 30, 1991.

            - Arcon is also obtaining proposals for an explosion-proof ink room. Arcon, however, is currently testing nonflammable water-based inks. This would eliminate the need for special storage measures. A final decision on ink storage will be made once a decision is made whether or not to proceed with the water-based inks.

      d. Safety equipment has not been used when flammable materials have been transferred - funnels, pans, etc.

            - Emergency equipment has been purchased and put in place. A test procedure for fire extinguishers has been instituted.

            - A safety program, including a safety plan for employees, will be incorporated as part of written contingency plans for responses to fire explosion, spills and so forth currently under development and will be accomplished by December 31, 1991.

      e. Inks and solvents have been stored in a truck trailer that has been set on the ground alongside the building creating a fire hazard.


            - Arcon has contacted an environmental consulting firm and is awaiting their proposal for a spill

Ropes & Gray

                  containment program. A final decision on spill containment will be made by October 30, 1991.

            - Arcon is also obtaining proposals for an explosion-proof ink room. Arcon, however, is currently testing nonflammable water-based inks, which would eliminate the need for special storage measures. A final decision on ink storage will be made once a final decision is made whether or not to proceed with waterbased inks.

            - A guard rail has been installed around the outside trailer used for storage.

      f.    Inks have been mixed in an area next to the Press #1 work space.

            - Written contingency plans will be developed by December 31, 1991, for responses to fire, explosion, spills and so forth.

      g. Inks and solvents have been found on the floors. The concrete floor was pitted in the drum storage area. Tyvek has been used to cover the floor.

            - A written program regarding initial clean-up activities and then on-going housekeeping activities will be prepared. Initial plant clean-up is scheduled to be completed by November 15, 1991.

            - The concrete floor will be repaired and upgraded to enhance spill control and management in this area.

            - Written contingency plans will be developed by December 31, 1991 for responses to fire, explosion, spills and so forth.

      D.    Miscellaneous Issues

      Arcon has taken steps to address several additional conditions at the plant. These conditions and the actions Arcon informs us they have taken or will take are described below. Fred Shapiro should confirm with the regulators that these practices are consistent with the applicable regulations.

      a. There has been no "Right To Know" activity since 1986. The MSDS books have not been updated. A proper chemical inventory does not appear to have been filed.

Ropes  & Gray

            - A "Right to Know" program for employees currently is being developed and will be in place by December 1, 1991.

      b. In discussions with Fred Shapiro, several physical safety issues were observed: no employee training seminars have taken place since 1986; no formal training program for fork lift truck operators is in place; not all employees mixing inks were wearing the gloves and eye protection provided by the company; and new employees have not been given orientations in chemical safety and the requirements of the Hazard Communication Standard.

            - Arcon will develop a written safety plan involving employees by December 31, 1991.

      c. Containers in the plant have not been labeled. Drums and kits in the mixing area and at the presses have not been labeled.

            -     All solvent/flammable drum containers are now labeled.

      d.    Arcon has not had a lock out/tag out program.

            -     A lock-out tag-out system is now in place.

      e. Fork lifts have not been equipped with fire extinguishers or back-up horns.

            - Back-up warning systems and fire extinguishers have been placed on the forklifts.

      f.    The ink fountains have not had covers.

            - Existing covers are being modified and new covers are being fabricated. Arcon expects to complete this project by November 14, 1991.

      g. Kits and drums of inks and solvents have been left open at the presses.

            - All drums not actively in use at the coaters are now covered with a program being designed to insure covering even when drums are in use.

      h. The ventilation fan at Press #1 has been located at the base of the printing stack and appears to have been pulling vapors from the dryer system into an area in which press personnel work.

Ropes & Gray

            - A new exhaust arrangement is in place. Air quality tests using Drager Tubes have been scheduled for later this month. These tests will quantify the vapor levels in various parts of the presses and the plant.

      i.    Guards have not been used on the presses.

            - All existing guards have been installed. A sheet metal contractor is fabricating and installing new guards. This project is expected to be complete by November 7, 1991. Plans are in place to cyclone fence potential safety hazards that don't require frequent access.

      j.    Several fire exits have been blocked with debris.

            - All fire exits are now clear and are being maintained in that fashion.

      k. Housekeeping at the presses and ink mixing area has needed improvement.

            - A written program regarding initial clean-up activities and then on-going housekeeping activities will be prepared. Initial plant clean-up is scheduled to be complete by November 15, 1991.

      l.    Welding gases have been used in the maintenance shop.

            - Rather than apply for welding gas permits at this time, Arcon will cease the small amount of welding using gas that it currently does.

II. Contacting of Government Agencies

      We recommend that Arcon contact the Nassau County Board of Health and request a meeting to discuss compliance issues as soon as possible.

      At the meeting with the regulators, Arcon should propose a plan to address the concerns noted in this report. In the meantime, Arcon should continue to investigate the feasibility of using water-based inks, obtain quotes on incinerators and proceed with other actions suggested by Fred Shapiro.

      If Arcon does not hear promptly from the County, Fred Shapiro should make a follow-up telephone call to Bruce Smith, the person responsible for air quality matters in the County.

Ropes & Gray

III. Future Actions

      A. Compliance with Part 234

      Arcon has two possible options for complying with the performance standards of Part 234:

            a. Conversion to water-based inks which do not contain hydrocarbon solvents at concentrations in excess of 25% of the ink solution. The water-based inks which Arcon is considering generally contain about 5% solvent by volume.

            b. Add-on controls, such as catalytic incineration or a solvent recovery system, which will reduce VOC emissions through capture and destruction of 60% of the total solvents in the inks.

      Arcon management has indicated that it prefers to convert the production processes to run on water-based inks for several reasons: (1) the use of water-based inks is more environmentally sound because it reduces overall usage of hazardous materials at the facility; (2) the use of water-based inks eliminates the need for compliance with numerous special requirements for handling and storing solvent-based inks; and (3) it is significantly less expensive. Arcon will simultaneously investigate add-on controls to be used should water-based inks prove to be impractical.

      B. Operations Manual

      We recommend that Arcon prepare an Operations Manual that would compile written procedures for manufacturing processes, materials handling, storage and disposal, environmental reporting and recordkeeping, responses to fire, explosion and spills, housekeeping and safety.

      C. Independent Investigaton

      We recommend that an investigation be undertaken into the circumstances that led to the existence of the conditions referred to in this report. The investigation should be conducted by an outside counsel to be retained and supervised by the FSE Holdings, Inc. Board of Directors. The party conducting the investigation should be given full access to records and personnel to facilitate their investigation, and all personnel should be directed to cooperate fully with the investigators. The results of the investigation should be reported to the FSE Holdings, Inc. Board. Based on the investigator's report and other information as may be deemed appropriate, the FSE Board

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Ropes & Gray

should cause to be taken whatever remedial, disciplinary and/or other actions may be appropriate under the circumstances.

      D. Adoption of Policy Regarding Compliance With Environmental Laws

      We recommend that several further steps be taken to improve Arcon's environmental compliance efforts. First, we recommend that Arcon adopt a corporate policy stating Arcon's intent to comply with all environmental, health and safety laws. Second, an Arcon officer should be specifically assigned responsibility for environmental, health and safety compliance. This officer should be responsible for preparing the Operations Manual, identifying and monitoring compliance with all applicable environmental, health and safety laws and for developing and implementing employee education and training programs.


                                        Very truly yours,

                                        /s/ Ropes & Gray
                                        Ropes & Gray

                       Notice of Compliance Determination

      [ILLEGIBLE]                       Inspected 10/21/91  AT 3:00 PM
--------------------------------
LOC                 FAC       EP

                    DEPARTMENT OF ENVIRONMENTAL CONSERVATION
                           DIVISION OF AIR RESOURCES
                       NOTICE OF COMPLIANCE DETERMINATION

WHITE  - APPLICANT                                              BUREAU OF
PINK   - DATA ENTRY                                       AIR QUALITY MANAGEMENT
YELLOW - REGIONAL                                              NASSAU COUNTY
         OFFICE                                             DEPARTMENT OF HEALTH
                                                           240 OLD COUNTRY ROAD
                                                           MINEOLA, N.Y. 11501
________________________________________________________________________________

TO                                      FOR

Name Arcon Coating Mills, Inc.          Source
                                        Description Surface Coating & Printing
Address 3067 New Street
                                        |x| INSPECTION
City Oceanside, L.I., N.Y. ZIP 11572    |_| COMPLAINT      TYPE
                                        |_| OTHER
Contact Mr. David Kruft (516) 766-8800
________________________________________________________________________________

MULTIPLE EMISSION POINTS

LIST __________, __________, __________, __________, __________, __________,
IF   __________, __________, __________, __________, __________, __________,
MORE __________, __________, __________, __________, __________, __________,
THAN __________, __________, __________, __________, __________, __________,
ONE  __________, __________, __________, __________, __________, __________,
________________________________________________________________________________

INSPECTION COMMENTS (DESCRIBE VIOLATION, IF ANY)

      Inspection of facility revealed that company was emitting VOC's at the following locations without the required certificates to operate (1) Flexographic-Rotogravure Press #1; (2) Flexographic-Rotogravure Press #2;
      (3) Ink Mixing Area (Hood); (4) Ink Storage shed (outside of main building)

      Collected ink sample on 10/21/91 for Part 234 compliance determination.
________________________________________________________________________________

COMPLIANCE STATUS
      _____________________________________________________
      |x| NON COMPLIANCE PLEASE TAKE NOTICE THAT based upon |_| IN COMPLIANCE this inspection, there is reason to believe that you
      are in violation of Article 19 of the New York        |_| SOURCE SHUT DOWN
      Environmental Conservation Law and the regulation
      promulgated thereunder 6NYCFIR Part(s) 201,______.    |_| SOURCE REMOVED

      PLEASE TAKE FURTHER NOTICE THAT the sanctions for     |_| OTHER
      such violations include a civil penalty of up to          Type __________
      $10,000 plus $500 per day the violation continues a criminal fine of up to $10,000 per day of violation, and/or imprisonment of up to one year per day of violation.

          YOU ARE HEREBY DIRECTED TO TAKE CORRECTIVE ACTION
      _____________________________________________________
________________________________________________________________________________

DISPOSITION
    |_| AGREEMENT FOR VOLUNTARY COMPLIANCE BY _/_/_ |_| REINSPECTION TO BE
                                                           MADE BY _/_/_
    |x| OTHER Refer to DEC for enforcement
              ----------------------------
    |_| FURTHER ACTION NOT REQUIRED 91-06-E         |_| PRIOR ACTION(S) COMPLETE
________________________________________________________________________________

                        (print)
INSPECTION PERFORMED BY V.S. Insler/C.A. Poreta   TITLE Public Health Eng II
                        -----------------------         --------------------
DEC REPRESENTATIVE'S SIGNATURE [ILLEGIBLE]     DATE 10/21/91
                               ------------         ---------

DEC RESERVES THE RIGHT TO TAKE          for further information please contact-
FURTHER ENFORCEMENT ACTION FOR          ______________________________________
ANY VIOLATION NOTED IN THIS                              name
NOCD OR ANY OTHER VIOLATION OF          ___________________________ __________
THE ENVIRONMENTAL CONSERVATION                      title            phone no.
LAW
________________________________________________________________________________

Thomas S. Gulotta                 [County Seal]        George Pickford, M.D. MPH
 County Executive                                           Commissioner
                                  NASSAU COUNTY
                              DEPARTMENT OF HEALTH
                              24O OLD COUNTRY ROAD
                             MINEOLA. NY 11501-4250


                                                 October 22. 1991
                                                 BAQM Ser. Ltr. #194-91

Mr. Robert Capp, P.C.
Regional Air Pollution Engineer
New York State Department of
Environmental Conservation              Subject: Case Referral 91-06-E
SUNY - Building 40                               Arcon Coating Mills, Inc.
Stony Brook, N.Y  11794                          3067 New Street
                                                 Oceanside, L.I., N.Y. 11572


Dear Mr. Capp:

The subject facility was found to be constructed and operating without proper certification and is in violation of 6NYCRR Part 201.

In accordance with the current Memo of Understanding we are referring this matter to your office for litigation. Attached please find a copy of the Notice of Compliance Determination (NOCD) issued on 10/21/91.

Please advise us of any action taken by NYS/DEC.

                                        Very truly yours,

                                        /s/ Victor S. Insler
                                        ----------------------------
                                        Victor S. Insler, P.E.
                                        Bureau of Air Quality Mgmt.


VSI:mf
Att.
cc: Arcon Coating Mills, Inc.
    Attn: Mr. D. Kruft

                                Order on Consent

STATE OF NEW YORK
DEPARTMENT OF ENVIRONMENTAL CONSERVATION
                                             x
In the Matter of the Violations of
Articles 19 and 72 or the New York State
Environmental Conservation Law ("ECL"),
& Parts 201, 231 and 234 of Title 6 of
the Official Compilation of Codes, Rules
and Regulations of the State of New               ORDER ON CONSENT
York, by                                          FILE #R1-4837-92-01

      ARCON COATING MILLS, INC.



(Nassau County)            Respondent
                                          x
I.       DEPARTMENT FINDINGS

      WHEREAS, Article 19 of the New York State Environmental Conservation Law ("ECL") and the rules and regulations promulgated thereunder, provides for the maintenance and safeguarding of the air resources of this State from pollution; and

      WHEREAS, Article 72 of the ECL and the rules and regulations promulgated thereunder and Article 19, provide for air quality control regulatory program fees and costs; and

      WHEREAS, the New York State Department of Environmental Conservation ("NYSDEC," "DEC," or the "Department"), is authorized to enforce the rules and regulations of the State of New York in order to abate and prevent air pollution in the State; and

      WHEREAS, Respondent operates four (4) emission points described in 6 NYCRR
Part 200, specifically, Respondent operates a manufacturing facility (the "facility") which utilizes flexographic printing processes as defined in 6 NYCRR ss.234.2(3). The facility houses two (2) packaging flexographic rotogravure printing presses for use in the manufacturing of books and stationery items and is located at 3067 New Street, Oceanside, New York, 11572.

      WHEREAS, the Department has documented violations of ECL Article 19 and 6 NYCRR 201.2(a), 201.2(b), and 201.2(c) and ECL 72-0201 and 72-0302, in that
Respondent caused and/or permitted to be caused, the operation of four (4) air contamination sources, specifically two (2) flexographic rotogravure printing presses, one (1) ink mixing area and one (1) ink storage shed, without the required Permits to Construct/Certificates to Operate, and without payment of the required regulatory fees, documented on October 21, 1991; and

      WHEREAS, according to information given by Respondent to the Nassau County Department of Health, Respondent emits between 100 to 150 tons per year of volatile organic compounds and, as such, Respondent's facility is a major facility subject to the requirements of 6 NYCRR Part 231 in an area of nonattainment for ozone; and

      WHEREAS, the Department has documented violations of ECL Article 19 and 6 NYCRR part 231 in that Respondent caused and/or permitted to be caused the construction and operation of air contamination sources without having been issued valid permits to construct and without meeting the requirements of part 231, in violation of 6 NYCRR ss.231.3(a); and

      WHEREAS, the Department has documented violations of ECL Article 19 and 6 NYCRR part 234 in that Respondent caused and/or permitted to be caused, the use and emission of surface coating inks with reactive VOC content greater than 25%, specifically with 99% VOC content, documented on 10/21/91 and continuing thereafter to the present, in violation of ss.234.3(a); and

      WHEREAS, Respondent has submitted applications for Permits to Construct/Certificates to Operate, on or about June 11, 1992; but review has been suspended pending the outcome of these enforcement proceedings; and

      WHEREAS, it is expected that the Department and/or its delegates will make their best efforts to issue the certificates within 60 days after Respondent submits approvable applications, provided that Respondent is in compliance with all of the terms and conditions of this Order; and

      WHEREAS, pursuant to ECL 71-2103, any person who violates any provision of
Article 19 or any regulation promulgated pursuant thereto shall be liable for a penalty not to exceed Ten Thousand ($l0,000) Dollars for each violation and an addition sum not to exceed Five Hundred ($500) Dollars for each day during which said violation continues, and in addition, such person may be enjoined from continuing such violation; and

      WHEREAS, the facts set forth above constitute separate and distinct violations by Respondent of Article 19 and of the ECL and 6 NYCRR 201, 231 and 234; and

      WHEREAS, other than the aforementioned violations, the Department is currently aware of no other violations of Article 19 by Respondent; and

      WHEREAS, pursuant to ECL ss.7l-4l03, any person who violates any of the provisions of Article 72 or the regulations promulgated pursuant thereto shall be liable for a civil penalty of up to One Thousand ($1,000) Dollars in addition to any amount assessed as a penalty pursuant to subdivision five of ECL SS. 72-0201; and

      WHEREAS, the facts set forth above constitute separate and distinct violations by Respondent of Article 72 of the ECL; and

      WHEREAS, this Order is in full satisfaction of the Department's enforcement for the violations specifically alleged herein, as long as Respondent strictly complies with the terms and conditions of this Order; and

      WHEREAS, Respondent has affirmatively waived its right to a public hearing in this matter in the manner provided by law and having consented to the issuance and entry of this Order pursuant to ECL Articles 19 and 72 and agrees to be bound by the terms and conditions contained herein.

      II. ORDER

      NOW, having considered this matter and being duly advised, it is

      ORDERED, that with respect to the aforesaid violations, there is hereby imposed upon Respondent, a civil penalty in the sum of Twenty Thousand ($20,000) Dollars, Ten Thousand ($10,000) Dollars of which shall be made payable to the Department by bank-certified check upon Respondent's execution of this Order, and the remaining Ten Thousand ($10,000) Dollars to be suspended in the form of a letter of credit, bond or other acceptable secured undertaking; provided Respondent strictly complies with the terms and conditions of this Order; and it is further

      ORDERED, that Respondent shall pay environmental regulatory program fees in the sum of One Hundred ($100) Dollars to the Department which shall be payable to the Department by separate bank-certified check, upon Respondent's execution of this Order; and it is further

      ORDERED, that all Letters of Credit, Bonds or other secured undertakings, pursuant to this Order be submitted to the Department upon execution of this Order, and shall not expire for at least (6) months after the date for full compliance to which they relate; and it is further

      ORDERED, that Respondent shall pay a One Thousand ($l,000) Dollar penalty for failure to submit approvable applications for Permit(s) to Construct and/or Certificate(s) to Operate with any and all supporting documents within fifteen
(15) business days after notification by the Department that revisions are necessary. "Approvable" within the context of this Order shall mean approvable by the Department with minimal revision. "Minimal revision" shall mean that Respondent incorporates the revisions required by the Department and resubmits the application(s) for approval within fifteen (15) business days of receipt of the Department's comments; and it is further

      ORDERED, that failure to adhere to the terms of this Order shall result in immediate revocation of all Permits and Certificates to Operate systems that are the subject of this Order at Respondent's facility and refusal to issue future Permits and Certificates to Operate until the violations which are the subject of this Order are resolved; and it is further

      ORDERED, that upon any denial of the Part 201 Permit(s) to Construct and/or Certificate(s) to Operate, Respondent shall immediately cease operation of the air contaminant source for which the Permit(s) to Construct and/or Certificate(s) to Operate has been denied; and, if the matter cannot be resolved through good-faith discussions with the Department within 30 days of the date of the denial, Respondent shall perform closure and clean-up in accordance with a Department-approved plan; and it is further

      ORDERED, that on or before December 31, 1992, Respondent shall submit to the Department and to the Nassau County Department of Health, complete and approvable applications for certificates to operate the air contamination sources that are the subject of this Order. Approvable within the context of this Order shall mean approvable by the Department with minimal revision. Minimal revision shall mean that Respondent incorporates the revisions required by the Department and resubmits the applications for approval within fifteen
(15) business days of receipt of the Department's comments.

      ORDERED, that the failure of Respondent to be in full compliance with Parts 201, 231 and 234 by March 1, l993 and/or Respondent's failure to strictly comply with the terms and conditions of this Order shall subject the Respondent to further enforcement action for the violations which are the subject of this order, as well as any and all subsequent violations; and it is further

      ORDERED, that Respondents shall strictly adhere to the terms and conditions in this Order; and it is further

      ORDERED, that on or before March 1, l993, Respondent shall be in receipt of Part 201 Certificates to Operate its air contamination sources and be in full compliance with part 231 and part 234, or shall cease operation and close down its air contamination sources that do not have certificates or are otherwise in noncompliance in accordance with a Department-approved plan; and it is further

      ORDERED, that the issuance of certificates to operate the air contamination sources that are the subject of this Order shall constitute the final evidence of Respondent's compliance with this Order; and it is further

      ORDERED, that Respondent shall not suffer any penalty under any of the provisions, terms and conditions hereof, or be subject to any proceedings or actions for any remedy or relief, if it cannot comply with any requirements of the provisions hereof because of an Act of God, war, riot, strike, or other catastrophe, provided however, that Respondent shall immediately notify the Department in writing when it obtains knowledge of any such condition and request an appropriate extension or modification of the provisions hereof; and it is further

      ORDERED, that if Respondent finds that it must rely on the provisions of the paragraph immediately above, Respondent shall give notice to the Department, within a reasonable time after the occurrence, of the nature and extent of the reason, happening, or event which prevented, hindered, or delayed Respondent's performance; and shall request such additional time as may be required. If the Department finds that the delay was caused by the reasons set forth in the paragraph immediately above, the compliance schedule shall be adjusted as necessary; and it is further

      ORDERED, that the terms of this Order shall not be construed to prohibit the Commissioner or his duly-authorized representative from exercising any summary abatement powers, granted pursuant to statute or regulations; and it is further

      ORDERED, that the Department reserves the right to require that the Respondent undertake any additional measures required to protect human health or the environment and reserves its rights to exercise its authorities under the law to protect human health and the environment or to otherwise require compliance with the law, and that nothing contained in this Order shall be construed as impairing these rights; and it is further

      ORDERED, that for the purpose or ensuring compliance with this Order and in accordance with ECL ss.l9-0305(2)(a), duly-authorized representatives of DEC shall be permitted access to the Facility in question and to relevant records to ensure compliance with the terms of this Order; and it is further

      ORDERED, that the provisions of this Order shall not bind or prejudice Respondents nor shall this Order be construed as an admission in any civil action. Nothing, however, shall prevent the Department from using this Consent Order and the terms and conditions contained herein, in a proceeding to enforce the terms of this Order or in a proceeding by the Department to revoke or suspend a license or registration or certification of Respondents, or in any other future proceeding brought by or on behalf of the Department; and it is further

      ORDERED, that in those instances in which Respondent desires that any of the provisions, terms or conditions of this Order be changed, it shall make written application, setting forth the grounds for the relief sought to the Commissioner of Environmental Conservation, c/o Lori J. Riley, Regional Attorney, New York State Department of Environmental Conservation, Building 40, State University of New York, Stony Brook, New York 11790-2356; and it is further

      ORDERED, that penalty payments herein required shall be sent by certified mail to the New York State Department of Environmental Conservation, Building 40, S.U.N.Y. Campus, Stony Brook, New York 11790-2356, Attention: Lori J. Riley, Regional Attorney; and it is further

      ORDERED, that this Order on Consent is being entered into for the purposes of settling the instant proceeding only and nothing contained herein shall be construed as to relieve Respondent from its duties and obligations under any laws, rules or regulations, that its operation would cause it to be subject to; and it is further

      ORDERED, that no change in this Order shall be made or become effective, except as specifically set forth by written order of the Commissioner, such written order being made either upon written application of the Respondent or upon the Commissioner's own findings; and it is further

      ORDERED, that the provisions of this Order shall be deemed to bind Respondent and its respective officers, directors, agents, servants, successors and assigns and all persons, firms and corporations acting under or for it including, but not limited to those who may carry on any or all of the operations now being conducted by Respondent, whether at the present location or any other in New York State.

Dated: Stony Brook, New York
       December 4, 1992

                                             THOMAS C. JORLING
                                Commissioner of Environmental Conservation

                                             By /s/ Ray E. Cowen
                                               --------------------------
                                                   RAY E. COWEN, P.E.
                                                   Regional Director
                                                   Region One


To: Ropes and Gray
    1 International Place
    Boston, MA   02110-2624
    Attention: Jack McElhiney, Esq.

CONSENT BY RESPONDENT

         Respondent acknowledges the authority and jurisdiction of the Commissioner of Environmental Conservation of the State of New York to issue the foregoing Order, waives public hearing or other proceedings in this matter, accepts the terms and conditions set forth in the Order and consents to the issuance thereof.

                                            ARCON COATING MILLS, INC.

                                            By /s/ David Kruft
                                              ---------------------------

STATE OF NEW YORK        )
                                    s.s.:
COUNTY OF NASSAU         )

         On the 23 day of November, 1992, before me personally came [illegible] to me known, who being duly sworn, deposed and said that he resides at [illegible] that he is the [illegible] of Respondent Corporation and that he signed his name for and on behalf of said corporation, with full authority so to do.

                                            [illegible]
                                            ----------------------------
                                            NOTARY PUBLIC

CONSENT BY RESPONDENT

         Respondent acknowledges the authority and jurisdiction of the Commissioner of Environmental Conservation of the State of New York to issue the foregoing Order, waives public hearing or other proceedings in this matter, accepts the terms and conditions set forth in the Order and consents to the issuance thereof.

                                            ARCON COATING MILLS, INC.

                                            By /s/ David Kruft
                                            ---------------------------

STATE OF NEW YORK        )
                                    s.s.:
COUNTY OF NASSAU         )

         On the 2 day of November, 1992, before me personally came David Kruft to me known, who being duly sworn, deposed and said that he resides at ______________________ that he is the __________________ of Respondent
Corporation and that he signed his name for and on behalf of said corporation, with full authority so to do.

                                            [illegible]
                                            ---------------------------
                                            NOTARY PUBLIC

                                                            ------
                                                            NUMBER
                                                            292495
                                                            ------

[Logo] New York State Department of Environmental Conservation

                                     RECEIPT

Region Number one                           Date 12-9-92

Location  Stony Brook               Division  Legal

Received of  ARCON COATING MILLS INC.

In the amount of Ten Thousand $ as Enforcement penalty & $ One Hundred as Regulatory Program fee $ 10100.00

For an order on consent in case File No. 1-483

[_] Cash          Department Representative [illegible]

[X] Check         Number 8340, 8341         Title  Clerk

[_] Money Order

ORIGINAL

New York State Department of Environmental Conservation
Building 40--SUNY, Stony Brook, New York 11790-2356

TELEPHONE: (516) 751-7990
FACSIMILE: (516) 751-3839                            [Logo]
                                                          Thomas C. Jorling
                                                          Commissioner


                                   Apr 15 1993


John E. McElhinney, Esq.
Ropes & Gray
One International Place
Boston, Massachusetts  02110-2624

Dear Mr. McElhinney:

      This is in response to your request for a modification of Order on Consent No. R1-4837-92-01 on behalf of Arcon Coating Mills, 3067 New Street, Oceanside. The modification requested is for an extension of time from March 1, 1993, to April 15, 1993, to come into compliance and to continue to operate under the Order.

      You have represented, and the Nassau County Department of Health has confirmed, that it has been processing your application and needed some additional information that had been submitted to the DEC, and that Certificates to Operate are expected to be issued within six weeks. Based upon these circumstances, your request is granted. Accordingly, the date in paragraph number 5 on page 4 of said Order is hereby changed from "on or before March 1, 1993," to "On or before April 15, 1993." All other terms and conditions of the Order remain in full force and effect.

                                        Very truly yours,

                                        [illegible]

                                        Ray E. Cowen
                                        Regional Director

REC/MEC/ls
cc: Arcon Coating Mills
3067 New Street
Oceanside, NY 11572

V. Insler
Nassau County Dept. of Health

New York State Department of Environmental Conservation
Building 40--SUNY, Stony Brook, New York 11790-2356

TELEPHONE: (516) 751-7990
FACSIMILE: (516) 751-3839                                [Logo]
                                                         Thomas C. Jorling
                                                         Commissioner


                                                    May 26 1993


John E. McElhinney, Esq.
Ropes & Gray
One International Place
Boston, Massachusetts  02110-2624

Dear Mr. McElhinney:

      This is in response to your request for a modification of Order on Consent No. R1-4837-92-0l on behalf of Arcon Coating Mills, 3067 New Street, Oceanside. The modification requested is for an extension of time from April 15, 1993, to June 1, 1993, to come into compliance and to continue to operate under the Order.

      You have represented, and the Nassau County Department of Health has confirmed, that it has been processing your application and that Certificates to Operate are expected to be issued within several weeks. Based upon these circumstances, your request is granted. Accordingly, the date in paragraph number 5 on page 4 of said Order is hereby changed from "on or before April 15, 1993," to "On or before June 1, 1993." All other terms and conditions of the Order remain in full force and effect.

                                        Very truly yours,

                                        /s/ Ray E. Cowen

                                        Ray E. Cowen, P.E.
                                        Regional Director

REC/MEC/ls
cc.: Arcon Coating Mills
     3067 New Street
     Oceanside, NY 11572

Insler
V. Nassau County Dept. of Health

                     [Letterhead of Ropes & Gray]


                                                 November 22, 1993

Mr. David Kruft
Vice President and General Manager
Arcon Coating Mills, Inc.
3O67 New Street
Oceanside, New York  11572

Dear David:

I am returning to you for your files the original Letter of Credit held by the New York State Department of Environmental Conservation. The Regional Director also granted our last request for an extension of the compliance dates so that it coincided with the date of final issuance of permits on this matter. This should completely resolve our dealings with the State. Congratulations. Please give me a call should you have any questions.

                                             Sincerely yours,

                                             /s/ John E. McElhinney/db

                                             John E. McElhinney

JEM/:JEMCEDK.FS

cc:  Mr. Fred Shapiro
     R. Newcomb Stillwell, Esq.
     Colburn T. Cherney, Esq.

New York State Department of Environmental Conservation
Building 40--SUNY, Stony Brook, New York 11790-2356

TELEPHONE: (516) 444-0345
FACSIMILE: (516) 444-0373                                [Logo]
                                                         Thomas C. Jorling
                                                         Commissioner


                                   SEP 29 1993


Ropes and Gray
One International Place
Boston, Massachusetts 02110-2624

Attention: John E. McElhiney, Esq.

Dear Mr. McElhiney:

      This is in response to your request, on behalf of Arcon Coating Mills, 3067 New Street, Oceanside, New York, for the New York State Department of Environmental Conservation to return the $l0,000 Letter of Credit which was held as security for the suspended penalty in connection with Order on Consent No. R1-4837-92-0l.

      Certificates to Operate were issued in July, 1993. In accordance with the terms contained in Paragraph number 6 on Page 4 of the Consent Order, the Letter of Credit is being returned. Your pending request for an extension of time to come into compliance and continue to operate under the Order is granted. The date in Paragraph number 5 on Page 4 of said Order is hereby changed from "On or before April 15, 1993," to "On or before July 19, 1993."

All other terms and conditions of the Order remain in full force and effect.

                                             Very truly yours,

                                             /s/ Ray E. Cowen

                                             Ray E. Cowen, P.E.
                                             Regional Director


REC/MEC/cm
cc.: Arcon Coating Mills
     V. Insler, NCDH

NATIONAL WESTMINSTER BANK USA
TRADE SERVICES DEPARTMENT
80 PINE STREET - 11TH FLOOR
NEW YORK, NEW YORK 10005-1702
TEL.(212) 602-1240

                                    DATE: NOVEMBER 06, 1992

IRREVOCABLE STANDBY LETTER OF CREDIT NO. S100863

BENEFICIARY:                            APPLICANT:

STATE OF NEW YORK DEPARTMENT            ARCON COATING MILLS INC.
OF ENVIRONMENTAL CONSERVATION           3067 NEW STREET
BLDG. 40 STATE UNIV. OF N.Y.            OCEANSIDE, NY 11572
STONYBROOK, NY 11794
ATTN: MARY E. CARPENTIERE

AMOUNT: USD 10,000.00
EXPIRY DATE: SEPTEMBER 01, 1993
EXPIRY PLACE: OUR COUNTERS

GENTLEMEN:

WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER S100863 IN YOUR FAVOR FOR THE ACCOUNT OF ARCON COATING MILLS INC., FOR UP TO AN AGGREGATE AMOUNT OF USD 10,000.00 (U.S. DOLLARS TEN THOUSAND AND 00/100), AVAILABLE BY YOUR DRAFT DRAWN ON US AT SIGHT, ACCOMPANIED BY THE FOLLOWING:

1) BENEFICIARY'S SIGNED STATEMENT READING: "ARCON COATING MILLS INC. IS NOT IN COMPLIANCE WITH OUR ORDER FILE NO. R.14837-92-01."

2) THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENT(S), IF ANY.

PARTIAL DRAWINGS ARE NOT PERMITTED.

DRAFT MUST STATE: "DRAWN UNDER NATIONAL WESTMINSTER BANK USA STANDBY L/C NO. S100863 DATED NOVEMBER 6, 1992".

WE HEREBY AGREE WITH YOU THAT YOUR DRAFT DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON DUE PRESENTATION TO US.

THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1983 REVISION), THE INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 400.

                                  [illegible]
                                  ---------------------
                                  AUTHORIZED SIGNATURE

                                  -------------
                                    RECEIVED

                                   NOV 10 1992

                                  LEGAL AFFAIRS
                                  -------------

                        Ropes & Gray Letter t/w Permits

                          [Letterhead of Ropes & Gray]


                                 August 5, 1993


Mary Carpentiere, Esq.
Assistant Regional Attorney
New York State Department of
Environmental Conservation
Building 40--SUNY
Stoneybrook, New York 11170-2356

Re: Acron Coating Mills, Inc. Case No. R1-4837-92-01

Dear Mary:

      I am forwarding to you the final permit package received from the County by Acron Coating Mills. This should satisfy any further obligations of Acron under the Consent Order. Per our conversation, I would appreciate it if you would forward to my attention the $10,000 Letter of Credit being held as additional security for the performance of Arcon's obligations. I would also appreciate it if you would include a note for my files indicating that these permits were issued within the final deadlines of the Consent Order.

      Thank you again for your assistance in this matter.

                                             Sincerely yours,

                                             /s/ John E. McElhinney

                                             John E. McElhinney


JEM/:JEM85CAR.FS
Enclosure

cc:  Mr. David Kruft
     Mr. Frederick Shapiro

Mary Carpentiere, Esq.                 -2-                        August 5, 1993


bcc: Jan Juran
     Colburn T. Cherney, Esg.

                                 NEW YORK STATE
                    DEPARTMENT OF ENVIRONMENTAL CONSERVATION



                     PROCESS, EXHAUST OR VENTILATION SYSTEM
         APPLICATION FOR PERMIT TO CONSTRUCT OR CERTIFICATE TO OPERATE




                          [STAMP SHEET 142 ILLEGIBLE]

                                 NEW YORK STATE
                    DEPARTMENT OF ENVIRONMENTAL CONSERVATION



                     PROCESS, EXHAUST OR VENTILATION SYSTEM
         APPLICATION FOR PERMIT TO CONSTRUCT OR CERTIFICATE TO OPERATE




                          [STAMP SHEET 143 ILLEGIBLE]

                                 NEW YORK STATE
                    DEPARTMENT OF ENVIRONMENTAL CONSERVATION



                     PROCESS, EXHAUST OR VENTILATION SYSTEM
         APPLICATION FOR PERMIT TO CONSTRUCT OR CERTIFICATE TO OPERATE




                          [STAMP SHEET 144 ILLEGIBLE]

                                 NEW YORK STATE
                    DEPARTMENT OF ENVIRONMENTAL CONSERVATION



                     PROCESS, EXHAUST OR VENTILATION SYSTEM
         APPLICATION FOR PERMIT TO CONSTRUCT OR CERTIFICATE TO OPERATE




                          [STAMP SHEET 145 ILLEGIBLE]

                                 NEW YORK STATE
                    DEPARTMENT OF ENVIRONMENTAL CONSERVATION



                     PROCESS, EXHAUST OR VENTILATION SYSTEM
         APPLICATION FOR PERMIT TO CONSTRUCT OR CERTIFICATE TO OPERATE




                          [STAMP SHEET 146 ILLEGIBLE]

                                 NEW YORK STATE
                    DEPARTMENT OF ENVIRONMENTAL CONSERVATION



                     PROCESS, EXHAUST OR VENTILATION SYSTEM
         APPLICATION FOR PERMIT TO CONSTRUCT OR CERTIFICATE TO OPERATE




                          [STAMP SHEET 147 ILLEGIBLE]

                                 NEW YORK STATE
                    DEPARTMENT OF ENVIRONMENTAL CONSERVATION



                     PROCESS, EXHAUST OR VENTILATION SYSTEM
         APPLICATION FOR PERMIT TO CONSTRUCT OR CERTIFICATE TO OPERATE




                          [STAMP SHEET 148 ILLEGIBLE]

                       Request for Clean-up Notification

New York State Department of Environmental Conservation
Building 40--SUNY, Stony Brook, New York 11790-2356

(516) 444-0320
(516) 444-0373 FAX                                    [Logo]
                                                   Langdon Marsh
                                                   Acting Commissioner


REQUEST FOR CLEANUP NOTIFICATION ----FIELD ISSUE

|X|   IMMEDIATE CLEANUP REQUIRED
|_| WITHIN 10 DAY PERIOD (Unless otherwise specified, the 10 day period will begin with the above date.)

SPILL #9516872    SPILL LOCATION: Arcon Coating Mills

RESPONSIBLE PARTY INFORMATION:

Address: 3067 New Street, Oceanside
Telephone: 516-766-8800
Contact Person(s): Mr. Dave Kruft

FINDINGS: Aquatite Tyvek Red (Ink) Placed in trash compactor. Ink leaked into storm drain and discharged to East Rockaway canal.

WORK TO BE PERFORMED: Remove all Ink contaminated water from the storm drains and dispose of in accordance with NYPPW discharge standards via sanitary sewer system. Remove and properly dispose of remaining Ink from the trash compactor.

This letter serves as notice that you or your company has been directed to proceed with a cleanup of the above referenced site within the time frame indicated. You may either hire a contractor or do the work yourself. However, the contaminated material generated can only be removed from the site with a 364 Permit.

If no response is received by you or a representative from your company within the time frame noted above, this office will proceed with the cleanup of the site, and the New York State Department of Law will seek reimbursement along with an assessment of penalties from you according to Article 12 of the New York State Navigation Law.

/s/ David R. Kruft            3/31/96     (Signature acknowledges receipt only)
-----------------------       -------
Responsible Party/Agent       Date

[illegible]                   3/31/96     (Original copy to RP Back copy to DEC)
---------------------------   -------
Spill Response Investigator   Date

                            Field Inspection Report

--------------------------------------------------------------------------------

NASSAU COUNTY DEPARTMENT OF PUBLIC WORKS
INDUSTRIAL PRETREATMENT PROGRAM

FIELD INSPECTION REPORT

--------------------------------------------------------------------------------

PERMIT #                         DATE: 4/15/96

COMPANY NAME                     :          Arcon Coating Mills Inc.
FACILITY ADDRESS                 :          3067 New Street, Oceanside

COMPANY OFFICIAL                 :          David Kruft, Pres.

                                                    INSPECTOR(S): VEROLLA/MILITO

                           PRIOR INSPECTION: --/--/--

BUSINESS DESCRIPTION: Printing/Coating of papers

NO. OF EMPLOYEES                 :  38
HOURS PER DAY                    :  16
DAYS PER WEEK                    :  5

--------------------------------------------------------------------------------

DESCRIPTION OF PROCESS:          MIXING OF INKS; COATING PROCESS

CHEMICALS used:  Water-based inks.

Were any CHANGES made in the process since the last inspection? Y[_] N[_] If yes, describe:

Description of all WASTESTREAMS (source, volume, point of discharge):

No ink washwaters to sewer; used for reuse. Sanitary flow only to sewer.

Has the average INDUSTRIAL daily flow changed?                   Y[_] N[X]
If YES, how?

Has the total WASTEWATER discharge changed?                      Y[_] N[X]
If YES, how?

--------------------------------------------------------------------------------

Description of PRETREATMENT:  None.

Any CHANGES made in pretreatment since last inspection?          Y[_] N[_]
If YES, describe:

Is PRETREATMENT adequate?                                        Y[_]  N[_]

None required

Has a COMPLIANCE SCHEDULE been completed? N/A[X] Y[_] N[_] If YES, list tasks and date:

--------------------------------------------------------------------------------

HAZARDOUS WASTE hauled away during last year:

TYPE                            AMOUNT (lbs. or gal.)

1 Ink waste sludge (D001)           200 gal.
2
3

HAZARDOUS WASTE haulers:

NAME                            EPA ID#

1 S&W Waste                     NYD986984433
2
3

Are any TOXIC ORGANICS used at this facility?                    Y[_]  N[X]
Are any TOXIC ORGANICS used in the process?                      Y[_]  N[X]

If yes, list them:  None.

--------------------------------------------------------------------------------

Location of CHEMICAL STORAGE and condition:  Palated area in warehouse.

Location of HAZARDOUS WASTE STORAGE and condition: Kept in drum in ink mix area.

Description of SPILL PREVENTION: Absorbent pillows.

Is SPILL PREVENTION and SOLVENTS MANAGEMENT adequate?            Y[X]  N[_]

Evaluation of HOUSEKEEPING in general:  O.k.

--------------------------------------------------------------------------------

SELF-MONITORING

Frequency: None                           Required?              Y[_]  N[X]

Analysis performed by:
Are self-monitoring equipment and methods adequate?              Y[_]  N[_]
If NO, explain:

Describe SAMPLING LOCATION(S):
(Note locatation on flow diagram)

Noted DEFICIENCIES: NONE
Proposed and/or suggested remedial actions:  NONE

--------------------------------------------------------------------------------

The above documentation is true, accurate, and has been validated by all County Officials involved with this facility inspection.

COUNTY INSPECTOR: [illegible]           DATE: 4/15/96
                 -------------------         -------------

COMPANY OFFICIAL: /s/ David R. Kruft    DATE: 4/15/96
                 -------------------         -------------

TITLE:            President
                 -------------------

CHIEF CHEMIST_________________  DATE:____________________

                     Company Memorandum dated March 28, 1994

MEMORANDUM

TO:      Tom Ablum

FROM:    David Kruft

DATE:    March 28, 1994

SUBJECT: Woodward Clyde Thomas Tape Environmental Report


Further to the Woodward Clyde report of 3/17/94, please note the following:

 .     STORM WATER POLLUTION COMPLIANCE

      The enclosed letter suggests the Springfield facility is in compliance and additional reporting is not necessary. However, management will investigate the necessity of state and federal filing.

 .     EYE PROTECTION

      Thomas Tape management informed all employees that they are required to wear eye protection (see enclosed company notice).

 .     LOCK OUT/TAG OUT PROCEDURE

      Lock out/tag out procedures have been established and all employees have been so informed (see enclosed company notice).

 .     NOISE

      All employees operating machines which generate noise are required to wear heavy duty ear protection. Appropriate testing will be scheduled.

 .     ACM INSULATION

      The asbestos pipe insulation in the east building will be removed by a firm which is certified by the appropriate authorities.

 .     ROLLING MOVING AND STORAGE

      Thomas Tape management will conduct inspections of the subject site quarterly and during periods of heavy rain.

Please advise if you feel additional activity is warranted.


DK:dv

cc:  J. Juran, Butler Capital
     P. Schiff, Northwood Ventures
     H. Wilson, Northwood Ventures

                                  Schedule 3.22
                        Bank Accounts, Powers of Attorney

        1.     FLEET BANK

               40 Main Street
               East Rockaway, NY  11518

               (a)  Arcon Coating Mills, Inc.
                    Corporate Checking Account
                    Account No.:  2010 62 2548

                    Signatures*:   David Kruft
                                   Maida Harris
                                   John Gregory

               (b)  Arcon Coating Mills, Inc.
                    Payroll Transfer Account
                    Account No.:  2010 62 2519

                    Signatures:    David Kruft
                                   Maida Harris
                                   John Gregory

        2.     SOCIETY NATIONAL BANK

               1 South Fountain Avenue
               Springfield, OH  45501

                      (a)    Arcon Coating Mills, Inc.
                             d/b/a The Thomas Tape Company
                             Corporate Checking
                             Account No.:  007 302 09445

                             Signatures :*  David Kruft
                                            Maida Harris
                                            John Gregory

                      (b)    Arcon Coating Mills, Inc.
                             d/b/a The Thomas Tape Company
                             Corporate Checking
                             Account No.:  73 021 3226
                             Signatures:    Robert Schwar;z
                                            Ellen Schwartz

----------
*     Two signatures required on checks over $5,000

                                 Schedule 3.23
                            Compensation of Employees

1.   See attached schedule of compensation.

2 Full bonuses for the fiscal year 1996 will be paid by the Company at or prior to the Closing in accordance with the executive bonus program referenced in item 9 of attached to Schedule 3.19.

3. Full bonuses for the fiscal year 1996 will be paid by the Company at or prior to the Closing in accordance with items 7 and 8 of Schedule 3.19.

                               ARCON COATING MILLS

                        COMPENSATION AS OF AUGUST 7, 1996

                         95 BONUS     TOT 96
                 96 YTD  PAID IN 96     YTD     1995   95 BONUS   TOT 95
================================================================================
SALARIED
--------------------------------------------------------------------------------
  KRUFT        107,692    84,000   191,692   164,558    16,500   181,058
--------------------------------------------------------------------------------
  DUNN          80,615    54,900   135,515   124,070    11,000   135,070
--------------------------------------------------------------------------------
  KELLY         64,000         0    64,000    98,467    68,000   166,467
--------------------------------------------------------------------------------
  SIARKOWICZ    48,428         0    48,428    84,295     5,496    89,791
--------------------------------------------------------------------------------
  HARRIS        45,880         0    45,880    69,645     5,500    75,145
--------------------------------------------------------------------------------
  HAUG          40,704         0    40,704    69,476     8,500    77,976
--------------------------------------------------------------------------------
  MUELLER       39,360         0    39,360    61,295     5,500    66,795
--------------------------------------------------------------------------------
  GREGORY       55,835    10,547    65,932    73,874       375    74,249
--------------------------------------------------------------------------------
  HOURLY
  INCLUDES
  OVERTIME
--------------------------------------------------------------------------------
 FISHER         32,210         0    32,210    53,227    1,500     54,727
--------------------------------------------------------------------------------
 GEORGES        30,757         0    30,757    58,273    1,500     59,773
--------------------------------------------------------------------------------
 PARSEKIAN      33,244         0    33,244    51,753    2,500     54,253
================================================================================

                                  Schedule 3.24
                               Conduct of Business

1. Prior to the Closing, the Company may draw under its line of credit with the Bank. Any amounts so drawn may be used to fund the purchase by Arcon Holdings of the Warrants and the payment of the bonuses disclosed in items 8, 9 and 10 of Schedule 3.19.

2. Prior to the Closing, Arcon Holdings intends to purchase from the Bank the Warrants.

                                  Schedule 3.25
                               Customer Relations

1. Each of Kruysman, Tab and Berryville have reduced or may in the future reduce the volume or dollar amount of their respective purchases from the Company, including due to the purchase by such customers of alternative or substitute products from other sources.


2. The Purchaser has advised the Company that following the Closing Atapco may in the future reduce the volume or dollar amount of its purchases from the Company.

                                  Schedule 4.4
                                    Consents

1. Pursuant to the Warrant Certificate, the Bank is entitled to 30 days prior written notice of the transactions contemplated by this Agreement.

2. Pursuant to the Take-Along Rights Agreement, the Bank is entitled to 45 days prior written notice of the transactions contemplated by this Agreement.

3. The Holdings Charter provides for certain contingent rights for the holders of Preferred Stock with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                                  Schedule 5.6
                                    Consents

1. The transactions contemplated by this Agreement require the prior consent of certain of the Purchasers lenders.